As filed with the Securities and Exchange Commission on April 29, 2008


                    Investment Company Act File No. 811-7885
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                               Amendment No. 19 [X]
                             (Check appropriate box
                                    or boxes)

                             ----------------------

                         Quantitative Master Series LLC

               (Exact Name of Registrant as Specified in Charter)

                100 Bellevue Parkway, Wilmington, Delaware 19809
                    (Address of Principal Executive Offices)

       (Registrant's Telephone Number, Including Area Code) (800) 441-7762

                                 Donald C. Burke
                             800 Scudders Mill Road,
                          Plainsboro, New Jersey 08536
        Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                     (Name and Address of Agent for Service)

                             ----------------------

                                   Copies to:

        Counsel for the Fund:                        Howard B. Surloff, Esq.
  Attention: John A. MacKinnon, Esq.                 BlackRock Advisors, LLC
         Sidley Austin LLP                            100 Bellevue Parkway
         787 Seventh Avenue                        Wilmington, Delaware 19809
      New York, NY 10019-6018

                                EXPLANATORY NOTE


      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act" or the "Securities Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.


      This Registration Statement has been prepared as a single document consisting of Parts A, B, and C, none of which are to be used or distributed as a stand alone document.

                               TABLE OF CONTENTS

PART A. INFORMATION REQUIRED IN A PROSPECTUS

Item 1. Front and Back Cover Pages ........................................    *

Item 2. Risk/Return Summary: Investments, Risk and Performance ............    *

Item 3. Risk/Return Summary: Fee Table ....................................    *

Item 4. Investment Objectives, Principal Investment Strategies,
        and Related Risks .................................................    3

Item 5. Management, Organization, and Capital Structure ...................   33

Item 6. Shareholder Information ...........................................   41


Item 7. Distribution Arrangements .........................................   44


Item 8. Financial Highlights Information ..................................    *

PART B. INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 9.  Cover Page and Table of Contents .................................    1


Item 10. Master LLC History ...............................................    2


Item 11. Description of the Series and their Investments and Risks ........    2


Item 12. Management of the Registrant .....................................   77

Item 13. Control Persons and Principal Holders of Securities ..............   93

Item 14. Investment Advisory and Other Services ...........................   96

Item 15. Portfolio Managers................................................  102

Item 16. Brokerage Allocation and Other Practices .........................  109

Item 17. Capital Stock and Other Securities ...............................  117

Item 18. Purchase, Redemption and Pricing of Securities ...................  118

Item 19. Taxation of the Master LLC .......................................  121

Item 20. Underwriters .....................................................  124

Item 21. Calculation of Performance Data ..................................  124

Item 22. Financial Statements..............................................  126

PART C.  OTHER INFORMATION

Item 23. Exhibits..........................................................  C-1

Item 24. Persons Controlled by or under Common Control with
         Registrant........................................................  C-4

Item 25. Indemnification ..................................................  C-5

Item 26. Business and Other Connections of Investment Adviser .............  C-8

Item 27. Principal Underwriters ...........................................  C-9

Item 28. Location of Accounts and Records ................................. C-11

Item 29. Management Services .............................................. C-11

Item 30. Undertakings ..................................................... C-11

*Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

      Quantitative Master Series LLC (the "Master LLC" or the "Registrant") is a no-load, open-end management investment company that was organized as a Delaware statutory trust on August 28, 1996. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company. Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series"), Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Core Bond Enhanced Index Series ("Core Bond Enhanced Index Series"), Master International Index Series ("International Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced Small Cap Series ("Enhanced Small Cap Series") and Master Enhanced International Series ("Enhanced International Series") (together, the "Series" and each, a "Series") are each separate series of the Master LLC. Each Series is a non-diversified investment company, except for the Extended Market Index Series, which is a diversified investment company, and each Series has different investment objectives and policies. There can, of course, be no assurance that the respective investment objectives of the Series can be achieved. The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Amendment No. 15 to the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the "Fund"), dated April 29, 2008 (the "BlackRock Registration Statement"). Part A of the BlackRock Registration Statement is the prospectus of the Fund.

      To date, the Fund consists of three series: BlackRock S&P 500 Index Fund ("S&P 500 Index Fund"), BlackRock Small Cap Index Fund ("Small Cap Index Fund") and BlackRock International Index Fund ("International Index Fund"). Each series of the Fund invests all of its investable assets in interests in the corresponding Series of the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC are referred to herein as "Feeder Funds."


                                     PART A

Item 4. Investment Objectives, Principal Investment Strategies, and
        Related Risks.

                                 INDEX SERIES


S&P 500 INDEX SERIES, MID CAP INDEX SERIES, EXTENDED MARKET INDEX SERIES, SMALL CAP INDEX SERIES, AND INTERNATIONAL INDEX SERIES (EACH AN "INDEX SERIES" AND COLLECTIVELY, THE "INDEX SERIES")


      S&P 500 Index Series

      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Index (the "S&P 500") as closely as possible before the deduction of Series expenses.

      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's(R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses.

      International Index Series


      The investment objective of the International Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East (Capitalization Weighted Index) in U.S. dollars with net dividends (the "EAFE Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE Index is based on the market capitalization of companies included in the Index.


      There can be no assurance that the investment objectives of the Index Series will be achieved.

      Outlined below are the main strategies each Series uses in seeking to obtain its objective.


      The Index Series will not attempt to buy or sell securities based on the economic, financial or market analysis of BlackRock Advisors, LLC ("BlackRock" or the "Investment Adviser"), but will instead employ a "passive" investment approach. This means that the Investment Adviser will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the applicable index before deduction of expenses. An Index Series will buy or sell securities only when the Investment Adviser believes it is necessary to do so in order to match the performance of the applicable index. Accordingly, it is anticipated that an Index Series' portfolio turnover and trading costs will be lower than those of an "actively" managed fund. However, the Index Series have operating and other expenses, while an index does not. Therefore, each Index Series may tend to underperform its target index to some degree over time.

      Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the applicable index (or portions thereof). This policy is a non-fundamental policy of each Series and may not be changed without 60 days' prior notice to shareholders. An Index Series may change its target index if the Investment Adviser believes a different index would better enable the Index Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Index Series may be changed without shareholder approval.


      Other Strategies. In addition to the main strategies discussed above, the Series may use certain other investment strategies:

      Each Index Series may invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements and commingled short term liquidity funds. To the extent an Index Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain full exposure to the index. The Index Series will not invest in options, futures, other derivative instruments or short term money market instruments in order to lessen the Series' exposure to common stocks as a defensive strategy, but will instead attempt to remain fully invested at all times. Each Index Series may also invest in illiquid securities and repurchase agreements, may engage in securities lending, and may invest uninvested cash balances in affiliated money market funds.


      S&P 500 Index Series

      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the United States. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. A market-weighted index is an index in which the weighting of each security is based on its market capitalization, which is the number of a company's outstanding shares multiplied by a share's current market value and is a measure of a company's size. In a market-weighted index, changes in the price of a company with a large capitalization affect the level of the index more than changes in the price of a company with a smaller market capitalization. The largest stocks in the S&P 500 have an effect on the performance of the index that is substantially greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by Standard & Poor's ("S&P"), a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2008, the market capitalization of the companies that comprise the S&P 500 ranged from $980 million to $452.5 billion.


      Outlined below are the main strategies the Series uses in seeking to achieve its investment objective:


      The Series may invest in all 500 stocks in the S&P 500 in roughly the same proportions as their weightings in the S&P 500. For example, if 2% of the S&P 500 is made up of the stock of a particular company, the Series will normally invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, if the Investment Adviser believes it would be cost efficient, the Investment Adviser is authorized to deviate from full replication and instead invest in a statistically selected sample of the 500 stocks in the S&P 500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 500 as a whole, but which involves lower transaction costs than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 500 stocks held by the Series if the Investment Adviser believes it would be advantageous to do so. The Investment Adviser may also purchase stocks not included in the S&P 500 when it believes that it would be a cost efficient way of approximating the S&P 500's performance.


      In addition to the main strategies described above, the Series may use certain other investment strategies.

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the S&P 500. Derivatives allow the Series to increase or decrease its exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Mid Cap Index Series.


      The S&P 400 is composed of 400 common stocks issued by U.S. mid-capitalization companies in a wide range of businesses. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks. The S&P 400 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The stocks in the S&P 400 are chosen by S&P. S&P chooses stocks for inclusion in the S&P 400 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 400 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2008, the market capitalization of the companies that comprise the S&P 400 ranged from $262 million to $12.5 billion.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective.

      The Series may invest in all 400 stocks in the S&P 400 in roughly the same proportions as their weightings in the S&P 400. For example, if 2% of the S&P 400 is made up of the stock of a particular company, the Series may invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, if the Investment Adviser believes it would be cost efficient, the Series may deviate from full replication and instead invest in a sample of 400 stocks in the S&P 400 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio which has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 400 as a whole, but which involves fewer transaction costs than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 400 stocks held by the Series if the Investment Adviser believes it would be advantageous to do so. The Investment Adviser may also purchase stocks not included in the S&P 400 when it believes that it would be a cost efficient way of approximating the S&P 400's performance.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the S&P 400. Derivatives allow the Series to increase or decrease its exposure to the S&P 400 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Extended Market Index Series


      The Wilshire 4500 is composed of all of the equity securities which are issued by companies headquartered in the U.S. and regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P 500. The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. The index measures the performance of approximately 4,500 stocks. As of March 31, 2008, the largest stock in the index had a market capitalization of approximately $196.5 billion, the smallest stock in the index had a market capitalization of less than approximately $1.7 million and the weighted average market capitalization of stocks in the index was approximately $17.4 billion.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective:


      Additions to the index are made once a month after the month-end close, and initial public offerings are generally added at the end of the month (provided there is a shares outstanding value that Wilshire Associates Incorporated ("Wilshire") in its judgment believes to be credible). Issues spun off from index members are added to the index as soon as prudently possible. In addition, shares outstanding may be adjusted to reflect corporate events during the month; otherwise, shares outstanding are updated once a month. A security will be excluded from the index on the day it fails index inclusion guidelines when it does not price.

      The Series will not invest in all of the common stocks in the Wilshire 4500, or in the same weightings as in the Wilshire 4500. Instead, the Series will invest in a sample of the stocks included in the Wilshire 4500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with lower transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Wilshire 4500 as a whole.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the Wilshire 4500 or other indices that are highly correlated with the Wilshire 4500. Derivatives allow the Series to increase or decrease its exposure to the Wilshire 4500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Small Cap Index Series


      The Russell 2000 is composed of the common stocks of the 1,001st through 3,000th largest U.S. companies by market capitalization, as determined by the Frank Russell Company. The stocks represented in the index are issued by small-capitalization U.S. companies in a wide range of businesses. As of March 31, 2008, the largest stock in the index had a market capitalization of approximately $6.8 billion, the smallest stock had a market capitalization of approximately $7.4 million and the average market capitalization of stocks in the index was approximately $1.3 million. The Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Frank Russell Company's selection of a stock for the Russell 2000 does not mean that the Frank Russell Company believes the stock to be an attractive investment.


      The Frank Russell Company updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      The Series will not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series will invest in a sample of the stocks included in the Russell 2000 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the Russell 2000. Derivatives allow the Series to increase or decrease its exposure to the Russell 2000 quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.


      International Index Series

      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalizations, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE Index are chosen by Morgan Stanley Capital International, Inc. ("MSCI"). MSCI chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the developed international markets. MSCI's selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      The Series will, under normal circumstances, invest in all of the countries represented in the EAFE Index. The Series may not, however, invest in all of the companies within a country represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of equity securities included in the EAFE Index and in derivative instruments correlated with components of the EAFE Index as a whole based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with market indices or countries within the EAFE Index. Derivatives allow the Series to increase or decrease its exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

                                    * * * *

                                ENHANCED SERIES


ENHANCED S&P 500 SERIES, ENHANCED SMALL CAP SERIES, ENHANCED INTERNATIONAL SERIES AND CORE BOND ENHANCED INDEX SERIES (EACH AN "ENHANCED SERIES" AND COLLECTIVELY, THE "ENHANCED SERIES")


      Each Enhanced Series seeks to provide a total return exceeding its benchmark index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      Outlined below are the main strategies the Enhanced Series use in seeking to achieve their investment objectives.


      Each Enhanced Series invests, under normal circumstances, at least 80% of its assets in stocks of companies in its benchmark index, and options, futures and other derivative instruments that have economic characteristics similar to the securities included in that index. Each Enhanced Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of its benchmark index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to its index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than stocks represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage (for example, arbitrage between different share classes of a company or a single share class listed on different exchanges), (3) overweighting or underweighting certain securities (relative to their weightings in the index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes may enhance performance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur, in order to profit from volatility relating to the index change and/or seek better executions than the price levels used to compute the index's performance. In addition, the Enhanced S&P 500 Series may also sell call options on overweighted securities and sell put options on underweighted securities to obtain option premium income while also hedging exposure to overweight and underweight positions.


      An Enhanced Series may change its benchmark index if the Investment Adviser believes a different index would better enable the Enhanced Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Enhanced Series may be changed without shareholder approval.

      In addition to the main strategies discussed above, each Enhanced Series may use certain other investment strategies.

      Each Enhanced Series may invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements or commingled short-term liquidity funds. To the extent an Enhanced Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain exposure to the index.

      Each Enhanced Series may also invest in illiquid securities and repurchase agreements, and may engage in securities lending and invest uninvested cash balances in affiliated money market funds.

      Enhanced S&P 500 Series


      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the U.S. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The largest stocks in the S&P 500 have an effect on the performance of the index that is substantially greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by S&P, a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2008, the market capitalization of the companies that comprise the S&P 500 ranged from $452.5 billion to $983 million.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      While the Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 500, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser will overweight or underweight stocks in the portfolio (relative to their weightings in the S&P 500) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs).

      In addition to the main strategies discussed above, the Series may use certain other investment strategies.

      The Enhanced S&P 500 Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the weightings of stocks in the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.

      The Series may invest in new issues. The Series may also sell covered call options and sell put options for hedging purposes.

      Enhanced Small Cap Series


      The Standard & Poor's(R) Smallcap 600 Index (the "S&P 600") is composed of 600 common stocks issued by small-capitalization U.S. companies in a wide range of businesses. The S&P 600 is generally considered broadly representative of the performance of publicly traded U.S. small-capitalization stocks. The S&P 600 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The stocks in the S&P 600 are chosen by S&P, a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 600 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 600 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2008, the largest stock in the index has a market capitalization of $4.9 billion and the smallest stock in the index had a market capitalization of $47 million.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      While the Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 600, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may overweight or underweight the portfolio (relative to their weightings in the S&P 600) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 600 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs).

      In addition to the main strategies discussed above, the Series may use certain other investment strategies:

      The Enhanced Small Cap Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with small capitalization U.S. stocks. Derivatives allow the Series to increase exposure to small capitalization U.S. stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 600 or to bias the weightings of stocks in the portfolio (relative to the S&P 600) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 600, in connection with arbitrage transactions.

      The Series may also invest in new issues and sell covered call options.

      Enhanced International Series

      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalization, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE Index are chosen by MSCI. MSCI chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the international markets. MSCI's selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may overweight or underweight stocks in the portfolio (relative to their weightings in the EAFE Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.


      The Series will engage in certain types of arbitrage when the Investment Adviser sees an opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE Index, in connection with arbitrage transactions.

      In addition to the main strategies discussed above, the Series may use certain other investment strategies.

      The Enhanced International Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with market indices of countries included in the EAFE Index. Derivatives allow the Series to increase exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE Index or to bias the portfolio (relative to the EAFE Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series may also invest in new issues and foreign currency exchange contracts, and sell covered call options.

Core Bond Enhanced Index Series


      The Lehman Brothers U.S. Aggregate Bond Index (the "Aggregate Bond Index") is a market-weighted index comprised of 6,500 dollar-denominated investment grade bonds with maturities greater than one year, as chosen by Lehman Brothers Holdings Inc. ("Lehman Brothers"). The Aggregate Bond Index includes: U.S. government and government agency securities; securities issued by supranational entities, such as the World Bank; securities issued by foreign governments and U.S. and foreign corporations; and mortgage-backed securities (securities that give their holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans).


      Lehman Brothers' selection of a bond for the Aggregate Bond Index does not mean that Lehman Brothers believes the security to be an attractive investment.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:


      While the Core Bond Enhanced Index Series expects the overall weighting of its investments to be close to the capitalization weights of the Aggregate Bond Index, the Series' investments may not replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may overweight or underweight stocks in the portfolio (relative to their weightings in the Aggregate Bond Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.


      The Series will engage in certain types of arbitrage when the Investment Adviser sees an opportunity to do so. The types of arbitrage the Series may employ include index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a security included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the Aggregate Bond Index, in connection with arbitrage transactions.


      The Core Bond Enhanced Index Series may not invest in all of the bonds in the Aggregate Bond Index, or in the same weightings as in the Aggregate Bond Index. Because the Aggregate Bond Index typically includes securities not readily available in the market, the Series may invest in bonds not included in the index but that are selected to reflect as closely as practicable characteristics, such as maturity, duration, or credit quality, of bonds in the index. This may result in different levels of interest rate, credit or other risks from the levels of risks on the securities included in the Aggregate Bond Index. The Core Bond Enhanced Index Series may trade securities to the extent necessary to maintain the duration of certain segments of the portfolio close to the duration of corresponding segments of the index, and, accordingly, the Core Bond Enhanced Index Series may have a higher portfolio turnover rate than the other Series.

      Because the Aggregate Bond Index is composed of investment grade bonds, the Series will invest primarily in corporate bonds rated investment grade (rated at least Baa3 by Moody's Investors Service, Inc. or BBB- by S&P) at the time of purchase, or if unrated, considered to be of comparable quality. The Series may continue to hold a security that is downgraded below investment grade.

      The Series usually will invest a substantial portion of its assets in mortgage-backed securities. Most mortgage-backed securities are issued by Federal government agencies, such as the Government National Mortgage Association ("Ginnie Mae"), or government sponsored enterprises, such as the Federal Home Loan Mortgage Corporation ("Freddie Mac") or the Federal National Mortgage Association ("Fannie Mae"). Principal and interest payments on mortgage-backed securities issued by the Federal government agencies are guaranteed by either the Federal government or the government agency. Such securities have very little credit risk but will be subject to prepayment risk and extension risk. Securities issued by certain government agencies and by government sponsored enterprises are not guaranteed by the U.S. government or backed by the full faith and credit of the United States. Mortgage-backed securities that are issued by private corporations rather than Federal agencies have credit risk as well as prepayment risk and extension risk.


      In addition to the main strategies discussed above, the Core Bond Enhanced Index Series may use certain other investment strategies.

      The Series may invest in derivative instruments and may at times invest a significant portion of its assets in options and futures contracts correlated with the Aggregate Bond Index. Derivatives allow the Series to increase or decrease its exposure to the Aggregate Bond Index quickly and at less cost than buying or selling its underlying securities. The Series may invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the Aggregate Bond Index or to bias the weightings of securities in the portfolio (relative to the Aggregate Bond Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of securities represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.


      The Series may also purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery, that is, the Series may buy or sell securities with payment and delivery taking place in the future so that the Series can lock in a favorable yield and price at the time of entering into the transaction. The Series may also enter into dollar rolls in which the Series sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities (the same type and coupon) on a specified future date from the same party. During the period between the Series' sale of one security and purchase of a similar security, the Series does not receive principal and interest on the securities sold. The Series may also enter into standby commitment agreements in which the Series is committed, for a stated period of time, to buy a stated amount of a fixed income security which may be issued and sold to the Series at the option of the issuer. The price of the security is fixed at the time of the commitment, and the Series is paid a commitment fee whether the security is issued or not.


      The Series may invest in new issues. The Series may also sell covered call options and sell put options for hedging purposes.

                                INVESTMENT RISKS

      Set forth below are the main risks of investing in each Series.

      This section contains a summary discussion of the risks of investing in a Series. As with any fund, the value of a Series' investments - and therefore the value of a Series' shares - may fluctuate. These changes may occur because a particular stock or bond market in which a Series invests is rising or falling, or in response to interest rate changes. In addition, there are specific factors that may affect the value of a particular investment. Also, Fund management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If the value of a Series' investments goes down, you may lose money.

No Series can guarantee that it will achieve its investment objective.

      Set forth below are the main risks of investing in a Series:

            All Series

      Selection Risk -- Selection risk is the risk that a Series' investments may perform differently from the securities in the target index. This risk is greater for the Enhanced Series, because of their strategy of overweighting or underweighting companies relative to their respective index.



      Stock Market Risk -- Stock market risk is the risk that a stock market in one or more countries in which a Series invests will go down in value, including the possibility that a market will go down sharply and unpredictably.

            Core Bond Enhanced Index Series

      Interest Rate Risk -- Interest rate risk is the risk that prices of fixed-income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The Series may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by the Investment Adviser.


      Credit Risk -- Credit risk is the risk that the issuer of a security owned by the Series will be unable to pay the interest or principal when due. Changes in an issuer's credit rating or the market's perception of an issuer's creditworthiness may also adversely affect the value of the Series' investments in the issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.


      Event Risk -- Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events financed by increased debt. As a result of the added debt, the credit quality and market value of a company's bonds and/or other debt securities may decline significantly.


      Mortgage-Backed Securities Risk -- Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Series will have to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk."

      Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed-income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.

      Most mortgage backed securities are issued by Federal government agencies such as the Ginnie Mae, or government sponsored enterprises such as Freddie Mac or Fannie Mae. Principal and interest payments on mortgage-backed securities issued by the Federal Government and some Federal government agencies, such as Ginnie Mae, are guaranteed by the Federal government and backed by the full faith and credit of the United States. Mortgage-backed securities issued by other government agencies or government sponsored enterprises, such as Freddie Mac or Fannie Mae, are backed only by the credit of the government agency or enterprise and are not backed by the full faith and credit of the United States. Such securities generally have very little credit risk, but may be subject to substantial interest rate risks.

      Mortgage backed securities may be either pass-through securities or collateralized mortgage obligations ("CMOs"). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders. CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams ("tranches") with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only ("IOs"), principal only ("POs") or an amount that remains after other floating-rate tranches are paid (an "inverse floater"). These securities are frequently referred to as "mortgage derivatives" and may be extremely sensitive to changes in interest rates. Interest rates on inverse floaters, for example, vary inversely with a short term floating rate (which may be reset periodically). Interest rates on inverse floaters will decrease when short term rates increase, and will increase when short term rates decrease. These securities have the effect of providing a degree of investment leverage. In response to changes in market interest rates or other market conditions, the value of an inverse floater may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If the Series invests in CMO tranches issued by government agencies and interest rates move in a manner not anticipated by the Investment Adviser, it is possible that the Series could lose all or substantially all of its investment.

            Core Bond Enhanced Index Series, International Index Series and Enhanced International Series

Foreign Securities Risk - Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. In addition, such investments may involve risks not present in U.S. investments that can increase the chances that the Series will lose money. In particular, the Series is subject to the risk that, because there are generally fewer investors on foreign exchanges or in foreign markets, and a smaller number of shares traded each day, it may be more difficult for the Series to buy and sell securities on those exchanges or in those markets. Also, prices of foreign securities may go up and down more than prices of securities traded in the United States.

      Foreign Economy Risk - The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices, impair the Series' ability to purchase or sell foreign securities or transfer the Series' assets or income back into the United States, or otherwise adversely affect the Series' operations. Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States.

      Currency Risk - Securities and other instruments in which the Series invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates affect the value of the Series' portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Governmental Supervision and Regulation/Accounting Standards - Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as in the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on material non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company's financial condition.

      Certain Risks of Holding Fund Assets Outside the United States - Each Series generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Series' ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Series to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Series can earn on its investments and typically results in a higher operating expense ratio for the Series as compared to Series that invest only in the United States.

      Settlement Risk - Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Series to carry out transactions. If the Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Series cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Series could be liable for any losses incurred.

            Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and Enhanced Small Cap Series

      Small Cap Risk -- Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Fund's investment in a small cap or emerging growth company may lose substantial value.

      The securities of small cap or emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap and emerging growth securities requires a longer term view.


      Volatility Risk -- Stocks of small and medium companies tend to be more volatile than stocks of larger companies and can be particularly sensitive to expected changes in interest rates, borrowing costs and earnings.


            Enhanced Series

      Arbitrage/Correlation Risk -- Each Enhanced Series may engage in index arbitrage and other types of arbitrage. Arbitrage involves the purchase of an asset and the concurrent sale of that asset in a different market, or the sale of a related asset, in order to capture small price discrepancies between markets or related assets. Arbitrage strategies involving related assets carry the risk that the value of the related assets will not track or affect each other in the manner anticipated by the Investment Adviser. Arbitrage strategies generally assume the price of related assets will converge to some historic or quantitative relationship, and that price discrepancies from this relationship will disappear. In the event the price discrepancies do not disappear or widen, however, a Series could lose money on an arbitrage trade.

            Index Series (not including the Extended Market Index Series) and Enhanced Series


      Non-Diversification Risk -- Each Series is a non-diversified series, which means that it may invest more of its assets in securities of a single issuer than may a diversified series. Because the Series may invest in a smaller number of issuers, each Series is more exposed to developments affecting and the risks associated with individual issuers than a Series that invests more widely, which may have a greater impact on the Series' performance.

      Each Series may also be subject to other risks associated with its investments and investment strategies, including:

All Series


      Derivatives Risk - A Series may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow the Series to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:


         o Credit risk - the risk that the counterparty (the party on the other side of the transaction) in a derivative transaction will be unable to honor its financial obligation to the Series.

         o Currency risk - the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

         o Leverage risk - the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

         o Liquidity risk - the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.


      Index Risk -- If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Series could receive lower interest payments or experience a reduction in the value of the derivative to below what that Series paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.


      A Series may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Series uses a derivative to offset the risks associated with other Series holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Series or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Series, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Series' hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. A Series is not required to use hedging and may choose not to do so.

      Short Sales Risk -- Because making short sales in securities that it does not own exposes the Series to risks associated with those securities, such short sales involve speculative exposure risk. The Series will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Series replaces the borrowed security. As a result, if a Series makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. The Series will realize a gain if the security declines in price between those dates. There can be no assurance that the Series will be able to close out a short sale position at any particular time or at an acceptable price. Although the Series' gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Series may also pay transaction costs and borrowing fees in connection with short sales.



      Borrowing and Leverage Risk -- The Series may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Series shares and in the return on a Series' portfolio. Borrowing will cost a Series interest expense and other fees. The costs of borrowing may reduce a Series' return. Certain derivative securities that a Series may buy or other techniques that a Series may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.



      Illiquid Securities Risk -- Each Series may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If a Series buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

      Restricted Securities Risk -- Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

      Restricted securities may be illiquid. A Series may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, a Series may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Series management or the Investment Adviser receives material nonpublic information about the issuer, a Series may, as a result, be unable to sell the securities.

      Rule 144A Securities Risk -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

      Securities Lending Risk -- Each Series may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Series may lose money and there may be a delay in recovering the loaned securities. A Series could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to a Series.


      Core Bond Enhanced Index Series


      Dollar Roll Risk -- The Core Bond Enhanced Index Series may enter into dollar rolls in which the Series will buy securities for delivery in the current month and simultaneously contract to resell substantially similar (the same type and coupon) securities on a specified future date to the same party. Dollar rolls involve the risk that the market value of the securities that the Series is committed to buy may decline below the price of the securities the Series has sold. These transactions may involve leverage. The Series will engage in dollar rolls to enhance return and not for the purpose of borrowing.

      Standby Commitment Agreement Risk -- Standby commitment agreements commit the Series, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Series at the option of the issuer. Standby commitment agreements involve the risk that the security the Series buys will lose value prior to its delivery to the Series. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the Series loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security's price.

      When Issued Securities, Delayed Delivery Securities and Forward Commitments Risk -- The Series may purchase or sell securities that it is entitled to receive on a when issued basis. The Series may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Series both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

      Sovereign Debt Risk -- The Core Bond Enhanced Index Series may invest in sovereign debt securities. These securities are issued or guaranteed by foreign governmental entities. These investments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity's debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

      For a discussion of the Master LLC's policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC's top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Investment Adviser

Item 5.  Management, Organization, and Capital Structure.


      BlackRock Advisors, LLC ("BlackRock" or the "Investment Adviser") manages all of the Series' investments subject to the oversight of the Board of Directors of the Master LLC. While the Investment Adviser is ultimately responsible for the management of each Series, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Investment Adviser is an indirect, wholly owned subsidiary of BlackRock, Inc.

      The Master LLC, on behalf of each Series, has entered into an agreement with the Investment Adviser (the "Investment Advisory Agreement") pursuant to which the Investment Adviser receives compensation paid on a monthly basis for its services to each Series. Under the Investment Advisory Agreement, the Master LLC pays the Investment Adviser a fee based on each Series' average daily net assets, shown below:

                                                                   Advisory
                                                                 Fee Rate For
                                                                the Fiscal Year
                                                                Ended December
                                                Contractual   31, 2007 (reflects
                                                 Advisory      fee waiver where)
Series                                          Fee Rate (2)     applicable)
-------------------------------------           ------------  ------------------
S&P 500 Index Series (1)                           0.01%            0.005%
Small Cap Index Series (1)(4)                      0.01%            0.009%
Core Bond Enhanced Index
  Series (1)(3)                                    0.01%            0.01%
International Index Series(4)                      0.01%            0.007%
Enhanced S&P 500 Series                            0.01%            0.01%
Enhanced Small Cap Series                          0.01%            0.01%
Enhanced International Index Series(5)             0.01%            0.00%
Mid Cap Index Series                               0.01%            0.01%
Extended Market Index Series                       0.01%            0.01%

(1) The Investment Adviser has entered into a contract with the Master LLC and the Corporation on behalf of such Series and certain corresponding "feeder" funds (each a "Feeder Fund") that provides that the advisory fee for each Series, when combined with the administration fee of each such corresponding Feeder Fund, will not exceed specified amounts. As a result, the Investment Adviser of Master S&P 500 Index Series received an advisory fee of 0.005% of the Series' average daily net assets. This contractual arrangement also applies to the Small Cap Index Series and the Core Bond Enhanced Index Series, and their corresponding Feeder Funds, if any. However, because the combined advisory and administration fees for those Series/Feeder Funds did not exceed the specified amounts, no fees were waived for those Series/Feeder Funds under this arrangement.

(2) Excluding fee waivers.

(3) Prior to March 31, 2007, Core Bond Enhanced Index Series was named the Aggregate Bond Index Series.

(4) In addition to the contractual arrangements described above, the Investment Adviser has entered into a contractual arrangement with Small Cap Index Series and International Index Series under which total operating expenses incurred will not exceed 0.08% and 0.12%, respectively.

(5) The Investment Adviser has entered into a voluntary arrangement with Enhanced International Index Series under which total operating expenses will not exceed 0.12%.

      The Investment Adviser has retained BlackRock Investment Management, LLC ("BIM"), an affiliate, to act as investment sub-adviser to S&P 500 Index Series, Small Cap Index Series, International Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series, Enhanced International Series, Mid Cap Index Series and Extended Market Index Series under which the Investment Adviser pays BIM a monthly fee at an annual rate equal to a percentage of the fee (after waivers and reimbursements, if any) paid to the Investment Adviser. The sub-adviser is responsible for the day-to-day management of these Series.

      The Investment Adviser has retained BlackRock Financial Management, Inc. ("BFM"), an affiliate, to act as investment sub-adviser to Core Bond Enhanced Index Series. The Investment Adviser pays BFM a monthly fee at an annual rate equal to a percentage of the fee (after waivers and reimbursements, if any) paid to the Investment Adviser. The sub-adviser is responsible for the day-to-day management of this Series.

      For a discussion of the basis for the Board of Directors' most recent approval of the Series' management agreements, please see the Series' annual shareholder report for the fiscal year ended December 31, 2006.


S&P 500 Index Series, International Index Series, Mid Cap Index Series, Extended Market Index Series and Small Cap Index Series


      Each Series is managed by the Investment Adviser's Quantitative Index Management Team. The members of the team are Jeffrey L. Russo and Debra L. Jelilian. The team is jointly responsible for the day-to-day management of the Series' portfolios. Mr. Russo and Ms. Jelilian are primarily responsible for the day to day management of each Series' investments. Mr. Russo has been a Director of BlackRock, Inc. since 2006, and has been a member of the Series' management team since 2000. Prior to joining BlackRock, he was a Director of Merrill Lynch Investment Managers, L.P. ("MLIM") from 2004 to 2006 and a Vice President thereof from 1999 to 2004. Mr. Russo has ten years experience as a portfolio manager and trader. Ms. Jelilian has been a Director of BlackRock, Inc. since 2006, and has been a member of the Series' management team since 2000. Prior to joining BlackRock, she was a Director of MLIM from 1999 to 2006. Ms. Jelilian has fourteen years experience in investing and in managing index investments.

Core Bond Enhanced Index Series


      The Series is managed by a team of investment professionals comprised of Scott Amero, Matthew Marra and Andrew Phillips. This team has managed the Series' portfolio since 2006.


      Scott Amero is a Managing Director of BlackRock and co-head of BlackRock's fixed income portfolio management team. He is a member of the Management Committee and the Investment Strategy Group. Mr. Amero is a senior strategist and portfolio manager with responsibility for overseeing all fixed income sector strategy and the overall management of client portfolios. He is also the head of global credit research. He is a director of Anthracite Capital, Inc., BlackRock's publicly-traded real estate investment trust. He has been with BlackRock since 1990.



      Matthew Marra is a Managing Director of and portfolio manager with BlackRock and is a member of the Investment Strategy Group. Mr. Marra's primary responsibility is managing total return portfolios, with a sector emphasis on Treasury and agency securities. Mr. Marra became part of the Portfolio Management Group in 1997. He joined BlackRock in 1995 as an analyst in the Portfolio Analytics Group.

      Andrew Phillips is a Managing Director of and portfolio manager with BlackRock and is a member of the Investment Strategy Group. Mr. Phillips has been a Managing Director of BlackRock since 1999 and a portfolio manager therewith since 1995. Mr. Phillips' primary responsibility is the consistent implementation of investment strategies across all total return accounts, with a sector emphasis on mortgage securities. He is Chairman of the monthly Account Review Meeting, which examines performance, compliance, and operations for all client portfolios.


Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series


      Each Series is managed by Leon Roisenberg, who is primarily responsible for the day-to-day management of each Series' portfolio and the selection of its investments.

      Leon Roisenberg is a Director and portfolio manager with BlackRock and a member of BlackRock's Quantitative Investments team. He is responsible for quantitative research and stock selection. Mr. Roisenberg joined BlackRock following the merger with MLIM in 2006. At MLIM, he was a member of the Quantitative Investments team, responsible for managing quantitative stock selection strategies and research for all enhanced portfolios. He was also a member of the Quantitative Investment Committee. Prior to joining MLIM in 2000, Mr. Roisenberg was with JPMorgan Investment Management, where he managed enhanced index portfolios and researched stock selection signals. Previously, he worked at Bankers Trust where he developed and managed quantitative investment strategies. He began his career at Bain & Co. Consulting as a research associate.

      For more information about the portfolio managers' compensation, other accounts they manage and their ownership of Series shares, please see the Statement of Additional Information.


      From time to time a manager, analyst, or other employee of the Investment Adviser or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Investment Adviser or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Investment Adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Series are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any Series.

Conflicts of Interest


      The investment activities of BlackRock and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock, Inc., The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively the "Affiliates")) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage a Series and its shareholders. BlackRock provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of a Series. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of a Series. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which a Series directly and indirectly invests. Thus, it is likely that a Series will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of a Series and/or that engage in and compete for transactions in the same types of securities, currencies and instruments as a Series. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by a Series and may result in an Affiliate having positions that are adverse to those of a Series. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with a Series. As a result, an Affiliate may compete with a Series for appropriate investment opportunities. The results of a Series' investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that a Series could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, a Series may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or Affiliate-advised clients may adversely impact a Series. Transactions by one or more Affiliate-advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Series. A Series' activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, a Series may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. A Series also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend a Series or who engage in transactions with or for a Series. A Series may also make brokerage and other payments to an Affiliate in connection with the Series' portfolio investment transactions.

      Under a securities lending program approved by the Master LLC's Board of Directors, the Master LLC has retained an Affiliate of the Investment Adviser to serve as the securities lending agent for the Master LLC to the extent that the Master LLC participates in the securities lending program. For these services, the lending agent may receive a fee from the Master LLC, including a fee based on the returns earned on the Master LLC's investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.

      The activities of BlackRock or its Affiliates may give rise to other conflicts of interest that could disadvantage the Series and their shareholders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

      Capital Stock.


      Investors in the Master LLC have no preemptive or conversion rights and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or any Series, investors, including any Feeder Funds, would be entitled to share, in proportion to their investment in the Master LLC or Series (as the case may be), in the assets of the Master LLC or Series available for distribution to investors.

      Effective June 15, 2007, the Master LLC was reorganized into a Delaware limited liability company. The Master LLC consists of nine Series. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Series (as the case may be). Investors in any Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Series. The Master LLC reserves the right to create and issue interests in additional Series.

      With respect to those Series that have Feeder Funds, smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund's assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Series of the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the applicable Series of the Master LLC in accordance with its pro rata interests in that Series.

      Except as set forth below, investments in the Master LLC may not be transferred except with the prior written consent of all of the Directors, but an investor, including any Feeder Fund, may withdraw all or any portion of its investment in any Series on any day on which the New York Stock Exchange (the "Exchange") is open at net asset value. Additionally, an investor may transfer any or all of its investment to another current shareholder without the express prior written consent of the Directors.


Item 6. Shareholder Information.

      Pricing of the Securities.


      Each Series calculates its net asset value (generally by using market quotations) once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading ("Pricing Day"), based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The Exchange is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value used in determining the price of an interest in the Series is the next one calculated after the purchase or redemption order is placed. Foreign securities owned by a Series may trade on weekends or other days when the Series does not price its shares. As a result, a Series' net asset value may change on days when an investor will not be able to purchase or redeem the Series' interests.

      Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of a Fund's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of a Series' net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Master LLC's Board of Directors or by the Investment Adviser using a pricing service in accordance with pricing guidelines and/or procedures approved by the Master LLC's Board of Directors.

      Each investor in each Series, including any Feeder Fund, may add to or reduce its investment in a Series on each Pricing Day. The value of each investor's interest in a Series will be determined by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate interests in such Series. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate interests in a Series will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor's interest in such Series as of 15 minutes after the close of business of the Exchange on the next Pricing Day of the Series.


      Purchase of Securities.


      Interests in the Master LLC are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Series of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


      There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series' custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the respective Series.

      Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

      Redemption of Securities.


      An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series. Investments in any Series of the Master LLC may not be transferred without the prior written consent of all of the Directors except that an investor may transfer any or all of its investment to another current shareholder without such consent.


      Dividends and Distributions; Tax Consequences.


      Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain, losses, deductions and credits in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder.


      It is the policy of the Series to make distributions to investors only pursuant to specific requests for redemption of shares of the Series. It is intended that each Series' assets, income and distributions will be managed in such a way that an investor in any Series will be able to satisfy the regulated investment company requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Series.


      Frequent Purchase and Redemption of Master LLC Interests

      The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See "Your Account -- How to Buy, Sell and Transfer Shares -- Short-Term Trading" in Part A of the BlackRock Registration Statement for more information.

Item 7. Distribution Arrangements.

      Multiple Class and Master/Feeder Funds.


      The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC's expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

      The Directors of the Master LLC believe that the "master/feeder" fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC's portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

      A Feeder Fund's investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund's assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

      The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the "master/feeder" structure, please see Part A of the BlackRock Registration Statement under "Master/Feeder Structure."


      Distribution and Sales Load


      Investments in a Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each Pricing Day. The Master LLC's placement agents are FAM Distributors, Inc. and BlackRock Distributors, Inc. (the "Placement Agents").

                                     PART B

      Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.


      This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Quantitative Master Series LLC (the "Master LLC"), dated April 29, 2008, as it may be revised from time to time (the "Master LLC's Part A").


Item 9. Cover Page and Table of Contents


      Quantitative Master Series LLC (the "Master LLC") currently consists of nine series: Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series"), Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Core Bond Enhanced Index Series ("Core Bond Enhanced Index Series"), Master International Index Series ("International Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced Small Cap Series ("Enhanced Small Cap Series") and Master Enhanced International Series ("Enhanced International Series") (each, a "Series" and together, the "Series").

      This Registration Statement has been prepared as a single document consisting of parts A, B and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") and copies can be obtained, without charge, by calling the Master LLC at 1-800-441-7762, or by writing to Quantitative Master Series LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809.

      The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Amendment No. 15 to the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the "Fund") dated April 29, 2008, (the "BlackRock Registration Statement"). Part A of the BlackRock Registration Statement is the prospectus of the Fund.

      To date, the Fund consists of three series: BlackRock S&P 500 Index Fund ("S&P 500 Index Fund"), BlackRock Small Cap Index Fund ("Small Cap Index Fund") and BlackRock International Index Fund ("International Index Fund"). Each series of the Fund invests all of its investable assets in interests in the corresponding Series of the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC are referred to herein as "Feeder Funds."

A consolidated table of contents for this Registration Statement is included on page 2 of the Master LLC's Part A.

Item 10. Master LLC History

The Master LLC was organized as a Delaware statutory trust on August 28, 1996. S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Core Bond Enhanced Index Series, International Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series are each separate series of the Master LLC. Effective January 14, 2002, QA Large Cap Core Series, QA Large Cap Value Series, QA Large Cap Growth Series, QA Mid Cap Series, QA Small Cap Series, and QA International Series were terminated as separate series of the Master LLC. Effective February 15, 2002, International (GDP Weighted) Index Series was terminated as a separate series of the Master LLC. From August 2, 1999 through February 15, 2002, the International Index Series was named the International (Capitalization Weighted) Index Series. Prior to March 31, 2007, Core Bond Enhanced Index Series was named the Aggregated Bond Index Series. Prior to August 2, 1999, the Master LLC was named Merrill Lynch Index Trust. From August 2, 1999 through December 21, 1999, the Master LLC was named Index Master Series Trust, at which time, the Master LLC's name was changed to Quantitative Master Series Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to Quantitative Master Series LLC.


Item 11. Description of the Series and Their Investments and Risks


The following information supplements and should be read in conjunction with
Item 4 of the Master LLC's Part A.

      S&P 500 INDEX SERIES, MID CAP INDEX SERIES, EXTENDED MARKET INDEX SERIES, SMALL CAP INDEX SERIES AND INTERNATIONAL INDEX SERIES (COLLECTIVELY, THE "INDEX SERIES")


      Each Index Series (except for the Extended Market Index Series) is classified as a non-diversified mutual fund under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Extended Market Index Series is classified as a diversified mutual fund under the Investment Company Act. The investment objective of each Index Series is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of a specified securities index.


      The Index Series' investment objectives are not fundamental policies of the Series and may be changed by the Board of Directors of the Master LLC (the "Directors"), without shareholder approval. The Directors may also change the target index of an Index Series if they consider that a different index would facilitate the management of the Index Series in a manner which better enables the Index Series to seek to replicate the total return of the market segment represented by the current index.

      S&P 500 Index Series


      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Index ("S&P 500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 500, BlackRock Advisors, LLC ("BlackRock" or the "Investment Adviser"), generally will allocate the S&P 500 Index Series' investments among common stocks in approximately the same weightings as the S&P 500. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 500. At times the Series may not invest in all of the common stocks in the S&P 500, or in the same weightings as in the S&P 500. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 500 as a whole. The S&P 500 Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."


      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the New York Stock Exchange (the "Exchange"). A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's (R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 400, the Investment Adviser generally will allocate the Mid Cap Index Series' investments among common stocks in approximately the same weightings as the S&P 400. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 400. At times the Series may not invest in all of the common stocks in the S&P 400, or in the same weightings as in the S&P 400. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 400 as a whole. The Mid Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The S&P 400 is composed of 400 common stocks issued by U.S.
mid-capitalization companies in a wide range of businesses. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.


      In seeking to replicate the total return of the Wilshire 4500, the Investment Adviser may not allocate the Extended Market Index Series' investments among all of the common stocks in the Wilshire 4500, or in the same weightings as the Wilshire 4500. Instead, the Extended Market Index Series may invest in a sample of the stocks included in the Wilshire 4500 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with lower transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments. The investments to be included in the Extended Market Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Wilshire 4500, with the objective of reducing the selected investment portfolio's deviation from the performance of the Wilshire 4500 (this deviation is referred to as "tracking error"). The Extended Market Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."


      The Wilshire 4500 contains all of the U.S. headquartered equity securities regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P 500 (totaling approximately 6,500 stocks because the number of stocks has grown since the index was created in 1983). The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. A company's stock market capitalization is the total market value of its outstanding shares.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Russell 2000, the Investment Adviser may not allocate the Small Cap Index Series' investments among all of the common stocks in the Russell 2000, or in the same weightings as the Russell 2000. Instead, the Small Cap Index Series may invest in a sample of the stocks included in the Russell 2000 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with lower transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Russell 2000. The investments to be included in the Small Cap Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Russell 2000, with the objective of reducing the selected investment portfolio's deviation from the performance of the Russell 2000 (tracking error). The Small Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."


      The Russell 2000 is composed of approximately 2,000 smaller-capitalization common stocks from various industrial sectors. A company's stock market capitalization is the total market value of its outstanding shares.

      International Index Series


      The investment objective of the International Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East (Capitalization Weighted) Index (the "EAFE Index") in U.S. dollars with net dividends as closely as possible before the deduction of Series expenses. The weighting of the EAFE Index is based on the market capitalization of companies included in the Index. There can be no assurance that the investment objective of the Series will be achieved.


      In seeking to replicate the total return of the EAFE Index, the International Index Series will, under normal circumstances, invest in all of the countries in the EAFE Index, but the Investment Adviser may not allocate the Series' investments among all of the companies within a country, represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of the equity securities included in the EAFE Index and in derivative instruments correlated with components of the EAFE Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with lower transaction costs than would be incurred through full replication. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the EAFE Index. The investments to be included in the International Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the EAFE Index, with the objective of reducing the selected investment portfolio's deviation from the performance of the EAFE Index (tracking error). The Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."


      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalization. Gross domestic product is the basis for country weightings in the EAFE (GDP Weighted) Index. Using the market capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.

ENHANCED S&P 500 SERIES, ENHANCED SMALL CAP SERIES, ENHANCED INTERNATIONAL SERIES AND CORE BOND ENHANCED INDEX SERIES (COLLECTIVELY, THE "ENHANCED SERIES")

      Each Enhanced Series is classified as a non-diversified mutual fund under the Investment Company Act. Each Enhanced Series' investment objective is to provide total return exceeding the performance of a specified securities index while actively seeking to reduce downside risks as compared with the index.

      The Enhanced Series' investment objectives are not fundamental policies and may be changed by the Board of Directors of the Master LLC, without shareholder approval. The Directors may also change the target index of an Enhanced Series if they consider that a different index would facilitate the management of the Enhanced Series in a manner which better enables the Enhanced Series to seek total return exceeding the performance of the market segment represented by the current index.


      Enhanced S&P 500 Series

      The investment objective of the Enhanced S&P 500 Series is to provide a total return exceeding the performance of the S&P 500 while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to provide a total return exceeding the performance of the S&P 500, under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the S&P 500 and options, futures and other derivative instruments that have economic characterisitics similar to the securities included in that index. The Enhanced S&P 500 Series' 80% policy will apply to the Enhanced S&P 500 Series' net assets plus any borrowings for investment purposes, calculated at the time the Series invests its assets. The Enhanced S&P 500 Series will attempt to construct a portfolio of securities and derivative instruments that will at least approximate the performance of the S&P 500 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 500. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than stocks represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage,
(3) biasing the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.


      The Enhanced S&P 500 Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the S&P 500, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser will bias the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the Exchange. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Enhanced Small Cap Series


      The investment objective of the Enhanced Small Cap Series is to provide a total return exceeding the Standard & Poor's(R) Smallcap 600 Index (the "S&P 600") while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to provide a total return exceeding the performance of the S&P 600, under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the S&P 600 and options, futures and other derivative instruments that have economic characteristics similar to the securities included in that index. The Enhanced Small Cap Series' 80% policy will apply to the Enhanced Small Cap Series' net assets plus any borrowings for investment purposes, calculated at the time the Series invests its assets. The Enhanced Small Cap Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the S&P 600 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 600. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the S&P 600) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.

      The Enhanced Small Cap Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with small capitalization U.S. stocks. Derivatives allow the Series to increase exposure to small capitalization U.S. stocks and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 600 or to bias the portfolio (relative to the S&P 600) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.


      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 600 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 600, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the S&P 600, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the S&P 600) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The S&P 600 is composed of the common stocks of 600 small-capitalization companies from various industrial sectors, most of which are listed on the Exchange. A company's stock market capitalization is the total market value of its outstanding shares.

      Enhanced International Series

      The investment objective of the Enhanced International Series is to provide a total return exceeding the performance of the EAFE Index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.


      In seeking to provide a total return exceeding the performance of the EAFE Index, under normal circumstances, the Series will invest at least 80% of its total assets in stocks of companies in the EAFE Index and options, futures and other derivative instruments that have economic characteristics similar to securities included in that index. The Enhanced International Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the EAFE Index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the EAFE Index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage,
(3) biasing the portfolio (relative to the EAFE Index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.


      The Enhanced International Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with market indices of countries included in the EAFE Index. Derivatives allow the Series to increase exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE Index or to bias the portfolio (relative to the EAFE Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE Index, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the EAFE Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and foreign currency exchange contracts and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."


      The EAFE Index is composed of approximately 1,000 equity securities of companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon market capitalization, rather than their gross domestic product. Using the capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.


Core Bond Enhanced Index Series

      The investment objective of the Core Bond Enhanced Index Series is to provide a total return exceeding the Lehman Brothers U.S. Aggregate Bond Index (the "Aggregate Bond Index") while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to provide a total return exceeding the performance of the Aggregate Bond Index, under normal circumstances, the Series will invest at least 80% of its assets in bonds of companies in the Aggregate Bond Index and options, futures, and other derivative instruments that have economic characteristics similar to bonds included in that index. The Core Bond Enhanced Index Series' 80% policy will apply to the Core Bond Enhanced Index Series' net assets plus any borrowings for investment purposes, calculated at the time the Series invests its assets. The Core Bond Enhanced Index Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the Aggregate Bond Index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the Aggregate Bond Index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the Aggregate Bond Index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.


      The Core Bond Enhanced Index Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the Aggregate Bond Index. Derivatives allow the Series to increase exposure to the Aggregate Bond Index quickly and at less cost than buying or selling the underlying securities.

The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the Aggregate Bond Index or to bias the portfolio (relative to the Aggregate Bond Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of securities represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Core Bond Enhanced Index Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include index arbitrage (exploiting discrepancies between the value of Aggregate Bond Index futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed (on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a security included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the Aggregate Bond Index, in connection with arbitrage transactions.

      While the Core Bond Enhanced Index Series expects the overall weighting of its investments to be close to weightings of the Aggregate Bond Index, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser will bias the portfolio (relative to the Aggregate Bond Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Core Bond Enhanced Index Series may also invest in new issues and sell covered call options and sell put options for hedging. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."


      Selection of bonds other than those included in the Aggregate Bond Index, or in different weightings from the index, may result in levels of interest rate, credit or prepayment risks that differ from the levels of risks on the securities composing the Aggregate Bond Index. See "Other Investment Policies, Practices and Risk Factors -- Investment in Fixed-Income Securities" The Core Bond Enhanced Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Aggregate Bond Index is composed primarily of dollar-denominated investment grade bonds in the following classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities, such as the World Bank, constituted by the governments of several countries to promote economic development) and mortgage-backed securities with maturities greater than one year. Corporate bonds contained in the Aggregate Bond Index represent issuers from various industrial sectors.

      The Core Bond Enhanced Index Series may invest in U.S. Treasury bills, notes and bonds and other "full faith and credit" obligations of the U.S. Government. The Core Bond Enhanced Index Series may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. "Agency" securities may not be backed by the "full faith and credit" of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank, the Resolution Trust Corporation and the Government National Mortgage Association. "Agency" obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.


      Because the Aggregate Bond Index is composed of investment grade bonds, the Core Bond Enhanced Index Series will invest in corporate bonds rated investment grade, i.e., those rated at least Baa3 by Moody's Investors Service, Inc. ("Moody's") or BBB- by Standard & Poor's ("S&P"), or the equivalent by another nationally recognized statistical rating organization ("NRSRO") at the time of purchase or, if unrated, of equal quality in the opinion of the Investment Adviser. Corporate bonds ranked in the fourth highest rating category, while considered "investment grade," have more speculative characteristics and are more likely to be downgraded than securities rated in the three highest ratings categories. In the event that the rating of a security in the Aggregate Bond Index is lowered below Baa or BBB, the Series may continue to hold the security. Such securities rated below investment grade are considered to be speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Descriptions of the ratings of bonds are contained in Appendix A.

      The Core Bond Enhanced Index Series may also invest in other instruments that "pass through" payments on such obligations, such as collateralized mortgage obligations ("CMOs").

About Indexing and Management of the Index Series

      About Indexing. The Index Series are not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, each Index Series, utilizing essentially a "passive" or "indexing" investment approach, seeks to replicate, before each Series' expenses (which can be expected to reduce the total return of the Series), the total return of its respective index.


      Indexing and Managing the Series. Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its net assets in securities or other financial instruments that are components of or have economic characteristics similar to securities included in the applicable index (or portions thereof). For this purpose, net assets include any borrowings for investment purposes.

      Because each Index Series seeks to replicate the total return of its respective index, generally the Investment Adviser will not attempt to judge the merits of any particular security as an investment but will seek only to replicate the total return of the securities in the relevant index. However, the Investment Adviser may omit or remove a security which is included in an index from the portfolio of an Index Series if, following objective criteria, the Investment Adviser judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.

      The Investment Adviser may acquire certain financial instruments based upon individual securities or based upon or consisting of one or more baskets of securities (which basket may be based upon a target index). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to an Index Series or by an Index Series of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Investment Adviser will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Investment Adviser may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities' weightings in the target index.


      Each Index Series' ability to replicate the total return of its applicable index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Index Series, taxes (including foreign withholding taxes, which will affect the International Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Index Series, and the timing and amount of Index Series investors' contributions and withdrawals, if any. In addition, each Index Series' total return will be affected by incremental operating costs (e.g., transfer agency and accounting) that will be borne by the Index Series. Under normal circumstances, it is anticipated that each Index Series' total return over periods of one year and longer will, on a gross basis and before taking into account expenses (incurred at either the Series or a Feeder Fund level) be within 10 basis points (a basis point is one one-hundredth of one percent (0.01%)) for the S&P 500 Index Series, 50 basis points for the Mid Cap Index Series, 50 basis points for the Extended Market Index Series, 100 basis points for the Small Cap Index Series, and 50 basis points for the International Index Series, of the total return of the applicable indices. There can be no assurance, however, that these levels of correlation will be achieved. In the event that this correlation is not achieved over time, the Directors will consider alternative strategies for the Index Series. Information regarding correlation of an Index Series' performance to that of a target index may be found in the Index Series' annual report.

About Enhanced Indexing and Management of the Enhanced Series


      About Enhanced Indexing. In seeking to provide a total return exceeding the respective index, the Enhanced Series utilize essentially a "passive" or "indexing" investment approach which, for the most part, does not involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. However, each Enhanced Series does perform some analysis by screening the companies in its index to identify those that, on an overall basis, exhibit statistical characteristics the Investment Adviser believes are associated with outperformance over time.

      Each Enhanced Series' ability to exceed the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Series, taxes (including foreign withholding taxes, which will affect the Enhanced International Series and the Core Bond Enhanced Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Enhanced Series, and the timing and amount of Enhanced Series investor contributions and withdrawals, if any. There can be no assurance that an Enhanced Series will exceed the total return of its applicable index. In the event that an Enhanced Series, over time, does not exceed the total return of its index, the Directors will consider alternative strategies for the Enhanced Series.


      Certain types of securities in which an Enhanced Series may invest and certain investment practices that the Enhanced Series may employ are discussed more fully below.

              Other Investment Policies, Practices and Risk Factors


      Cash Management. Generally, the Investment Adviser will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Investment Adviser, a portion of a Series' assets may be invested in certain types of instruments with remaining maturities of 397 days or less for liquidity purposes. Such instruments would consist of:
(i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions ("U.S. Government Securities"); (ii) other fixed-income securities rated Aa or higher by Moody's or AA or higher by S&P or, if unrated, of comparable quality in the opinion of the Investment Adviser;
(iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time any Series invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper, bank obligations or other short term obligations rated Prime-1 by Moody's or A-1 by S&P or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Investment Adviser.


      Dollar Rolls. The Core Bond Enhanced Index Series may enter into dollar rolls, in which the Series will sell securities for delivery in the current month and simultaneously contract to repurchase substantially similar (the same type and coupon) securities on a specified future date from the same party. During the roll period, the Core Bond Enhanced Index

Series forgoes principal and interest paid on the securities sold. In a sale of securities, the Core Bond Enhanced Index Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. In a purchase, the Core Bond Enhanced Index Series will benefit from the difference between the current purchase price and the forward price for the future sale.

      Dollar rolls involve the risk that the market value of the securities subject to the Core Bond Enhanced Index Series' forward purchase commitment may decline below the price of the securities the Core Bond Enhanced Index Series has sold. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Core Bond Enhanced Index Series' use of the proceeds of the current sale portion of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Core Bond Enhanced Index Series' obligation to purchase the similar securities in the forward transaction. Dollar rolls are speculative techniques which can be deemed to involve leverage. At the time the Core Bond Enhanced Index Series sells securities and agrees to repurchase securities at a future date, it will segregate liquid assets with a value equal to the repurchase price. The Core Bond Enhanced Index Series may engage in dollar roll transactions to enhance return. Each dollar roll transaction is accounted for as a sale or purchase of a portfolio security and a subsequent purchase or sale of a substantially similar security in the forward market.


      Short Sales. Each Series may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize gain when a security that the Series does not own declines in value. When a Series makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale, as collateral for its obligation to deliver the security upon conclusion of the sale. A Series may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

      A Series secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, a Series is required to segregate similar collateral, if necessary, so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which the Series borrowed the security regarding payment received by the Series on such security, a Series may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

      Because making short sales in securities that it does not own exposes a Series to the risks associated with those securities, such short sales involve speculative exposure risk. As a result, if a Series makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Series will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Series replaces the borrowed security. A Series will realize a gain if the security declines in price between those dates. There can be no assurance that a Series will be able to close out a short sale position at any particular time or at an acceptable price. Although a Series' gain is limited to the price at which it sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and may, theoretically, be unlimited.


      A Series may also make short sales "against the box" without being subject to any limitations. In this type of short sale, at the time of the sale, the Series owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

      Cash Flows; Expenses. The ability of the Index Series and the Enhanced Series to satisfy their respective investment objectives depends to some extent on the Investment Adviser's ability to manage cash flow (primarily from purchases and redemptions and distributions from the Series' investments). The Investment Adviser will make investment changes to a Series' portfolio to accommodate cash flow while continuing to seek to replicate or exceed, as the case may be, the total return of the Series' target index. Investors should also be aware that the investment performance of each index is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, and any incremental operating costs (e.g., transfer agency and accounting costs) that will be borne by the Series. Finally, since each Index Series seeks to replicate the total return of its target index, the Investment Adviser generally will not attempt to judge the merits of any particular security as an investment. With respect to the Enhanced Series, the Investment Adviser does perform some analysis by screening the companies in its index to identify those that exhibit statistical characteristics the Investment Adviser believes are associated with outperformance over time.


      Investment in Fixed-Income Securities. Because the Core Bond Enhanced Index Series will invest in fixed-income securities, it will be subject to the general risks inherent in such securities, primarily interest rate risk, credit risk and, with respect to certain types of fixed-income securities, prepayment risk and extension risk.


      Interest rate risk is the potential for fluctuations in bond prices due to changing interest rates. As a rule bond prices vary inversely with interest rates. If interest rates rise, bond prices generally decline; if interest rates fall, bond prices generally rise. In addition, for a given change in interest rates, longer-maturity bonds generally fluctuate more in price than shorter-maturity bonds. To compensate investors for these larger fluctuations, longer-maturity bonds usually offer higher yields than shorter-maturity bonds, other factors, including credit quality, being equal. These basic principles of bond prices also apply to U.S. Government Securities. A security backed by the "full faith and credit" of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

      Credit risk is the possibility that an issuer of securities held by the Core Bond Enhanced Index Series will be unable to make payments of either interest or principal when due or will be perceived to have a diminished capacity to make such payments in the future. The credit risk of the Core Bond Enhanced Index Series is a function of the diversification and credit quality of its underlying securities.

      Prepayment risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be prepaid at any time. As a general rule, prepayments increase during a period of falling interest rates and decrease during a period of rising interest rates. As a result of prepayments, in periods of declining interest rates the Core Bond Enhanced Index Series may be required to reinvest its assets in securities with lower interest rates. In periods of increasing interest rates, certain types of mortgage-backed securities may be paid off more slowly, with the effect that the mortgage-backed securities held by the Core Bond Enhanced Index Series may exhibit price characteristics of longer-term debt securities.

      Extension risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be repaid more slowly than anticipated. As a general rule, extensions increase during a period of rising interest rates, and decrease during a period of falling interest rates. As a result, during periods of rising interest rates the average maturity of the Core Bond Enhanced Index Series' portfolio may increase, thus increasing the Series' exposure to interest rate risk.

      The Core Bond Enhanced Index Series may also be exposed to event risk, which includes the possibility that fixed-income securities held by the Core Bond Enhanced Index Series may suffer a substantial decline in credit quality and market value due to issuer restructurings. Certain restructurings such as mergers, leveraged buyouts, takeovers or similar events, are often financed by a significant expansion of corporate debt. As a result of the added debt burden, the credit quality and market value of a firm's existing debt securities may decline significantly. Other types of restructurings (such as corporate spinoffs or privatizations of governmental or agency borrowers or the termination of express or implied governmental credit support) may also result in decreased credit quality of a particular issuer.

      The corporate substitution strategy used by the Core Bond Enhanced Index Series (discussed above) may increase or decrease the Core Bond Enhanced Index Series' exposure to the foregoing risks relative to those of the Aggregate Bond Index.

      Foreign Investment Risks.

      The U.S. Government has from time to time imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the International Series and Enhanced International Series (together, the "International Series"). If such restrictions should be reinstituted, it might become necessary for each International Index Series to invest all or substantially all of its assets in U.S. securities. In such event, the International Series would review its investment objective and investment policies to determine whether changes are appropriate.

      An International Series' ability and decision to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertability and repatriation of assets. Because the shares of an International Series are redeemable on a daily basis in U.S. dollars, each International Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy although there can be no assurance in this regard.

      Foreign Market Risk. Since an International Series may invest in foreign securities, it offers the potential for more diversification than a fund that invests only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that an International Series will lose money. In particular, an International Series is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for an International Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

      Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair an International Series' ability to purchase or sell foreign securities or transfer an International Series' assets or income back into the United States, or otherwise adversely affect an International Series' operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

      Currency Risk. Securities in which an International Series invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of an International Series' portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Sovereign Debt. The Core Bond Enhanced Index Series may invest in sovereign debt securities issued or guaranteed by foreign government entities. Investment in sovereign debt involves a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

      Holders of sovereign debt, including the Core Bond Enhanced Index Series, may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, the Series may have few or no effective legal remedies for collecting on such debt.

      Certain Risks of Holding Fund Assets Outside the United States. An International Series generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on an International Series' ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for an International Series to buy, sell and hold securities in certain foreign markets than in the U.S. The increased expense of investing in foreign markets reduces the amount an International Series can earn on its investments and typically results in a higher operating expense ratio for an International Series than investment companies invested only in the U.S.

      Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for an International Series to carry out transactions. If an International Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If an International Series cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, an International Series could be liable to that party for any losses incurred.

      Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Other countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about the company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company's financial condition.

      Risks Associated with Portfolio Securities.


      When Issued Securities, Delayed Delivery and Forward Commitments. The Core Bond Enhanced Index Series may purchase or sell securities that they are entitled to receive on a when issued basis. The Core Bond Enhanced Index Series may also purchase or sell securities on a delayed delivery basis and/or through a forward commitment. These transactions involve the purchase or sale of securities by a Series at an established price with payment and delivery taking place in the future. The Core Bond Enhanced Index Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction. The Core Bond Enhanced Index Series has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Core Bond Enhanced Index Series purchases securities in these transactions, the Series segregates liquid securities in an amount equal to the amount of its purchase commitments.


      There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Series' purchase price. The Core Bond Enhanced Index Series may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.


      Illiquid or Restricted Securities. Each Series may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Series' assets in illiquid securities may restrict the ability of a Series to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute when a Series' operations require cash, such as when the Series redeems shares or pays dividends, and could result in the Series borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

      Each Series may invest in securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act" or the "1933 Act") or that are subject to trading restrictions under the laws of a foreign jurisdiction ("restricted securities"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Series or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Series are required to be registered under the securities laws of one or more jurisdictions before being resold, the Series may be required to bear the expenses of registration. Certain of a Series' investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources or they may be dependent on a limited management group. In making investments in such securities, a Series may obtain access to material non-public information which may restrict the Series' ability to conduct portfolio transactions in such securities.


      144A Securities. Each Series may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Directors has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board of Directors. The Board of Directors has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Directors will carefully monitor each Series' investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in each Series to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

      Standby Commitment Agreements. The Core Bond Enhanced Index Series may enter into standby commitment agreements. These agreements commit the Core Bond Enhanced Index Series for a stated period of time to purchase a stated amount of securities which may be issued and sold to the Series at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Core Bond Enhanced Index Series is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Core Bond Enhanced Index Series will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Series. The Core Bond Enhanced Index Series will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Core Bond Enhanced Index Series segregates liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.

      There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Core Bond Enhanced Index Series may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.


      The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Core Bond Enhanced Index Series' net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

      Repurchase Agreements. Each Series may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government Securities, or an affiliate thereof, or with other entities which the Investment Adviser otherwise deems to be creditworthy. Under a repurchase agreement, the seller agrees, upon entering into the contract with a Series, to repurchase the security at a mutually agreed upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although, with respect to the International Series, it may be affected by currency fluctuations. The price at which the trades are conducted does not reflect accrued interest or dividends on the underlying obligation. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Series will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Series but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Series may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate, the rate of return to a Series shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, a Series would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. A Series may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days together with all other illiquid securities.


      Convertible Securities. The Enhanced Small Cap Series may invest in convertible securities. Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

      Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

      The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

      In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

      Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Series are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to a convertible security denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, the Series are authorized to enter into foreign hedging transactions in which they may seek to reduce the effect of such fluctuations.

      Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the underlying common stock, the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.


      To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value move than the securities' investment value.

      Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Series is called for redemption, the Series will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

      Warrants. The Enhanced Series may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Series a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.


      New Issues. The Enhanced Series may seek to purchase "hot issues", that is, newly issued securities, sometimes with the intent of quickly selling such securities in the secondary market for an amount higher than the issue price ("Hot IPOs"). Newly issued securities lack established trading histories and may be issued by companies with limited operating histories. The Enhanced Series also would bear the risk of the security trading at a discount to the issue price. The Enhanced Series may not be able to obtain an allocation of a Hot IPO, or in the amount that it would like.

      Securities Lending. Each Series may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Series receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Series maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Series receives the income on the loaned securities. When a Series receives securities as collateral, the Series receives a fee for its loans from the borrower and does not receive the income on the collateral. When a Series receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Series' yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Series is obligated to return the collateral to the borrower at the termination of the loan. A Series could suffer a loss in the event the Series must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Series could suffer a loss if there are losses on investments made with the cash collateral or, if the value of the securities collateral falls below the market value of the borrowed securities. The Series could also experience delays and costs in gaining access to the collateral. A Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. Each Series has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates and to retain an affiliate of the Master LLC as lending agent. See "Brokerage Allocation and Other Practices."

      Investment in Other Investment Companies. Each Series may invest in other investment companies including exchange traded funds. In accordance with the Investment Company Act, each Series may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, each Series may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Series total assets may be invested in securities of any investment company. Each Series has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to limitations imposed by Section 12(d) of the Investment Company Act of 1940 provided however, that in all cases a Series' aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Series total assets at any time. As with other investments, investments in other investment companies are subject to market and selection risk. If a Series acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Series (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a Series in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

      Borrowing and Leverage. Each Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed) and may borrow up to an additional 5% of its total assets for temporary purposes. Each Series may obtain such short term credit as may be necessary for the clearance of purchase and sale of portfolio securities and may purchase securities on margin to the extent permitted by applicable law. A Series will not purchase securities while its borrowings exceed 5% of its assets. The use of leverage by a Series creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of a Series' shares and in the yield on a Series' portfolio. Although the principal of such borrowings will be fixed, a Series' assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Series which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Series will have to pay on the borrowings, the Series' return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to a Series will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain a Series' leveraged position if it expects that the benefits to the Series' shareholders of maintaining the leveraged position will outweigh the current reduced return.

      Certain types of borrowings by a Series may result in the Series being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing a Series' portfolio in accordance with the Series' investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require a Series to dispose of portfolio investments at a time when it may be disadvantageous to do so.


      Securities of Smaller Companies. An investment in the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series involves greater risk than is customarily associated with funds that invest in more established companies. The securities of smaller companies may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.


      While the issuers in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series will primarily invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.

      The securities in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series invest will often be traded only in the OTC market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by these Series of portfolio securities, to meet redemptions or otherwise, may require the Series to sell these securities at a discount from market prices or during periods when in management's judgement such disposition is not desirable or to make many small sales over a lengthy period of time.

      While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

      Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Series believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Series may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long term growth to the portfolio.


      Equity securities of specific small cap issuers may present different opportunities for long term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

      Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

      Mortgage-Backed Securities. The Core Bond Enhanced Index Series may invest in mortgage-backed securities. Mortgage-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Core Bond Enhanced Index Series. The value of mortgage-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by the Core Bond Enhanced Index Series for its mortgage-backed securities, the yield the Core Bond Enhanced Index Series expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Core Bond Enhanced Index Series reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

      To the extent that the Core Bond Enhanced Index Series purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Core Bond Enhanced Index Series buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate term at the time of purchase into a long term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of the Core Bond Enhanced Index Series. Under certain interest rate and prepayment scenarios, the Core Bond Enhanced Index Series may fail to recoup fully its investment in mortgage-backed securities notwithstanding any direct or indirect governmental or agency guarantee. See "Investment in Fixed-Income Securities" and "Illiquid or Restricted Securities" above.

      There are currently three types of mortgage pass-through securities: (1) those issued by the U.S. government or one of its agencies or instrumentalities, such as the Government National Mortgage Association ("Ginnie Mae"), the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"); (2) those issued by private issuers that represent an interest in or are collateralized by pass-through securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities; and (3) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or pass-through securities without a government guarantee but usually having some form of private credit enhancement.

      Ginnie Mae is a wholly owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by the institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage banks), and backed by pools of Federal Housing Administration ("FHA")-insured or Veterans' Administration ("VA")-guaranteed mortgages.

      Obligations of Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. In the case of obligations not backed by the full faith and credit of the U.S. government, the Core Bond Enhanced Index Series must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Fannie Mae and Freddie Mac may borrow from the U.S. Treasury to meet their obligations, but the U.S. Treasury is under no obligation to lend to Fannie Mae or Freddie Mac.

      Private mortgage pass-through securities are structured similarly to Ginnie Mae, Fannie Mae, and Freddie Mac mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing.

      Pools created by private mortgage pass-through issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the private pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. The insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Core Bond Enhanced Index Series' investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Private mortgage pass-through securities may be bought without insurance or guarantees if, through an examination of the loan experience and practices of the originator/ servicers and poolers, the Investment Adviser determines that the securities meet the Core Bond Enhanced Index Series' quality standards.

      A Fund from time to time may purchase in the secondary market (i) certain mortgage pass-through securities packaged and master serviced by PNC Mortgage Securities Corp. ("PNC Mortgage") (or Sears Mortgage if PNC Mortgage succeeded to the rights and duties of Sears Mortgage) or Midland Loan Services, Inc. ("Midland"), or (ii) mortgage-related securities containing loans or mortgages originated by PNC Bank, National Association ("PNC Bank") or its affiliates. It is possible that under some circumstances, PNC Mortgage, Midland or other affiliates could have interests that are in conflict with the holders of these mortgage-backed securities, and such holders could have rights against PNC Mortgage, Midland or their affiliates. For example, if PNC Mortgage, Midland or their affiliates engaged in negligence or willful misconduct in carrying out its duties as a master servicer, then any holder of the mortgage-backed security could seek recourse against PNC Mortgage, Midland or their affiliates, as applicable. Also, as a master servicer, PNC Mortgage, Midland or their affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-backed security. If one or more of those representations or warranties is false, then the holders of the mortgage-backed securities could trigger an obligation of PNC Mortgage, Midland or their affiliates, as applicable, to repurchase the mortgages from the issuing trust. Finally, PNC Mortgage, Midland or their affiliates may own securities that are subordinate to the senior mortgage-backed securities owned by a Fund.

      Non-Diversified Status. Each Index Series (except for the Extended Market Index Series) and each Enhanced Series is classified as non-diversified within the meaning of the Investment Company Act, which means that each Series is not limited by the Investment Company Act with respect to the proportion of its assets that it may invest in securities of a single issuer. To the extent that a Series assumes large positions in the securities of a small number of issuers, the Series' net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers, and the Series may be more susceptible to any single economic or regulatory occurrence than a diversified company.

      Strategies Involving Options, Futures, Swaps, Indexed Instruments and Foreign Exchange Transactions

      Each Series may also invest in derivative instruments that it believes may serve as substitutes for individual securities in an attempt to broadly represent a particular market, market segment or index, as the case may be. The derivative instruments in which each Series may invest include the purchase and writing of options on securities indices and the writing of covered call options on stocks or derivative instruments correlated with an index or components of the index rather than securities represented in that index. Each Series will normally invest a substantial portion of its assets in options and futures contracts correlated with an index representing a Series' particular market segment or index. Each Series may also utilize options on futures, swaps and other indexed instruments and convertible bonds. Derivatives may be employed as a proxy for a direct investment in securities underlying the relevant index. Options, futures and other derivative instruments may also be employed to gain market exposure quickly in the event of subscriptions, provide liquidity, to invest uncommitted cash balances, for bona fide hedging purposes in the case of the Index Series and non-bona fide hedging purposes in the case of the Enhanced Series and in connection with short term trading opportunities. Each Series may also use derivatives in connection with the investment strategy that seeks to profit from differences in price when the same (or similar) security, currency or commodity is traded in two or more markets.

      In addition, the International Index Series and Enhanced International Series may engage in futures contracts on foreign currencies in connection with certain foreign security transactions and as an efficient and less costly way of emphasizing or de-emphasizing investment in particular countries represented in the particular market segment or index.

      The Investment Adviser will choose among the foregoing instruments based on its judgment of how best to meet each Series' goal. In connection therewith, the Investment Adviser will assess such factors as current and anticipated securities prices, relative liquidity and price levels in the options, futures and swap markets compared to the securities markets, and a Series' cash flow and cash management needs.

      Indexed Securities

      The Series may invest in securities the potential return of which is based on an index. As an illustration, a Series may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. The Index Series will invest in indexed securities for bona fide hedging (and for non-bona fide hedging purposes in the case of the Enhanced Series). When used for anticipatory hedging purposes, indexed securities involve correlation risk.

      Options on Securities and Securities Indices

      Put Options. Each Series is authorized to purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, a Series acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Series' risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out a Series' position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. A Series also may purchase uncovered put options.

      Each Series also has authority to write (i.e., sell) put options on the types of securities or instruments that may be held by the Series, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. A Series will receive a premium for writing a put option, which increases the Series' return. A Series will not sell puts if, as a result, more than 50% of the Series' assets would be required to cover its potential obligations under its hedging and other investment transactions. Each Series is also authorized to write (i.e., sell) uncovered put options on securities or instruments in which it may invest but that the Series does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker dealer through which it made the uncovered put option as collateral. The principal reason for writing uncovered put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. A Series has the obligation to buy the securities or instruments at an agreed upon price if the price of the securities or instruments decreases below the exercise price. If the price of the securities or instruments increases during the option period, the option will expire worthless and a Series will retain the premium and will not have to purchase the securities or instruments at the exercise price. In connection with such transaction, a Series will segregate unencumbered liquid securities or cash with a value at least equal to the Series' exposure, on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that a Series has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Series' portfolio. Such segregation will not limit the Series' exposure to loss.

Additional Options on Securities Indices

      Call Options. Each Series may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives a Series the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. A Series also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

      Each Series also is authorized to write (i.e., sell) covered call options on the securities or instruments in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which a Series, in return for a premium, gives another party a right to buy specified securities owned by the Series at a specified future date and price set at the time of the contract. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, a Series gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, a Series' ability to sell the underlying security will be limited while the option is in effect unless the Series enters into a closing purchase transaction. A closing purchase transaction cancels out a Series' position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against the price of the underlying security declining.

      Each Series also is authorized to write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Series. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, a Series must deposit and maintain sufficient margin with the broker dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. In addition, in connection with each such transaction a Series will segregate unencumbered liquid securities or cash with a value at least equal to the Series' exposure (the difference between the unpaid amounts owed by the Series on such transaction minus any collateral deposited with the broker dealer), on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Series' portfolio. Such segregation will not limit the Series' exposure to loss. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase a Series' income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by a Series that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, a Series must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, a Series will lose the difference.

      Types of Options. Each Series may engage in transactions in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rate (an "index"), such as an index of the price of treasury securities or an index representative of short term interest rates. Such investments may be made on exchanges and in the over-the-counter markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

      Futures. Each Series may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Series is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, a Series will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

      The sale of a futures contract limits a Series' risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Series will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

      The purchase of a futures contract may protect a Series from having to pay more for securities as a consequence of increases in the market value for such securities during a period when such Series was attempting to identify specific securities in which to invest. In the event that such securities decline in value or an Index Series determines not to complete a bona fide hedge transaction or an Enhanced Series determines not to complete a non-bona fide hedge transaction relating to a futures contract, however, such Series may realize a loss relating to the futures position.


      A Series is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Series would enter into futures transactions. A Series may purchase put options or write call options on futures contracts and stock indices in lieu of selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, a Series can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Series intends to purchase.

      The Investment Adviser has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act ("CEA") pursuant to Rule 4.5 under the CEA. The Investment Adviser is not, therefore, subject to registration or regulation as a "commodity pool operator" under the CEA and the Series are operated so as not to be deemed to be "commodity pools" under the regulations of the Commodity Futures Trading Commission.

      Swap Agreements. The Series are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

      A Series will enter into an equity swap transaction only if, immediately following the time the Series enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Series is a party would not exceed 5% of the Series' net assets. Whether a Series' use of swap agreements will be successful in furthering its investment objective will depend on the Investment Adviser's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Series bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. A Series will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Series will not be able to meet its payment obligations to the counterparty. The Series, however, will segregate liquid securities, cash or cash equivalents, or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the Series' liabilities under the swap agreement or the amount it would cost the Series initially to make an equivalent direct investment, plus or minus any amount the Series is obligated to pay or is to receive under the swap agreement. Restrictions imposed by the tax rules applicable to regulated investment companies may limit the Series' ability to use swap agreements. The swap market is largely unregulated. It is possible that development in the swap market, including potential government regulation, could adversely affect each Series' ability to terminate existing swap agreements or to realize amounts to be received under such agreements.


      Foreign Exchange Transactions. The International Index Series and Enhanced International Series may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell listed or OTC options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline on the value of currencies in which its portfolio holdings are denominated against the U.S. dollar. Such transactions could be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series. As an illustration, a Series may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, the Series may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Series may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a "straddle"). By selling such a call option in this illustration, the Series gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. "Straddles" of the type that may be used by a Series are considered to constitute hedging transactions and are consistent with the policies described above. No Series will attempt to hedge all of its foreign portfolio positions.

      Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. A Series will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. A Series may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Series has received or anticipates receiving a dividend or distribution. A Series may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Series is denominated or by purchasing a currency in which the Series anticipates acquiring a portfolio position in the near future. A Series may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve correlation, credit and liquidity risk.

      Currency Futures. A Series may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures" above. Currency futures involve substantial currency risk, and also involve correlation and leverage risk.

      Currency Options. A Series may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. A Series may engage in transactions in options on currencies either on exchanges or OTC markets. See "Types of Options" and "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." Currency options involve substantial currency risk, and may also involve correlation, credit, leverage or liquidity risk.

      Limitations on Currency Hedging. A Series will not speculate in Currency Instruments. Accordingly, a Series will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. A Series may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). A Series will only enter into a cross-hedge if the Manager believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

      Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While a Series' use of Currency Instruments to affect hedging strategies is intended to reduce the volatility of the net asset value of the Series' shares, the net asset value of the Series' shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Series' hedging strategies will be ineffective. To the extent that a Series hedges against anticipated currency movements that do not occur, the Series may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, a Series will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

      In connection with its trading in forward foreign currency contracts, a Series will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, a Series will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Series of any profit potential or force the Series to cover its commitments for resale, if any, at the then market price and could result in a loss to the Series.

      It may not be possible for a Series to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Series is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to a Series of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

      Risk Factors in Derivatives


      Each Series may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allow each Series to increase or decrease the level of risk to which the Series is exposed more quickly and efficiently than transactions in other types of instruments.

      The Series intend to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or a Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Derivatives are volatile and involve significant risks, including:

      Credit risk -- the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Series, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

      Currency risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

      Leverage risk -- the risk associated with certain types of investments or trading strategies (such as, for example, borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

      Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

      Correlation risk -- the risk that changes in the value of a Derivative will not match the changes in a Series' portfolio holdings that are being hedged or of the particular market or security to which a Series seeks exposure.

      Each Series intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such investments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Series to potential losses which may exceed the amount originally invested by the Series. When a Series engages in such a transaction, the Series will deposit in a segregated account liquid securities with a value at least equal to the Series' exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction, but will not limit the Series' exposure to loss.

      Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.

      Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Series to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Series to ascertain a market value for such instruments. A Series will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Series can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

      Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Series has unrealized gains in such instruments or has deposited collateral with its counterparty, the Series is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Series will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Series with a third-party guaranty or other credit enhancement.

      Merger Transaction Risk -- A Series may buy stock of the target company in an announced merger transaction prior to the consummation of such transaction. In that circumstance, a Series would expect to receive an amount (whether in cash, stock of the acquiring company or a combination of both) in excess of the purchase price paid by the Series for the target company's stock. However, a Series is subject to the risk that the merger transaction may be canceled, delayed or restructured in which case a Series' holding of the target company's stock may not result in any profit for the Series and may lose significant value.

      Additional Limitations on the Use of Derivatives

      No Series may use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly, except that the Enhanced Series may use derivatives relating to assets not included in the relevant index in connection with arbitrage transactions or other permitted enhancement strategies.

      Additional Information Concerning the Indices or Market Segments

      S&P 600, S&P 500 and S&P 400. "Standard & Poor's(R)," "S&P(R)," "S&P
Smallcap 600 Index(R)," "S&P 500(R)," "S&P MidCap 400 Index(R)," "Standard & Poor's Smallcap 600 Index," "Standard & Poor's 500," "Standard & Poor's MidCap 400 Index," "600," "500" and "400" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by BlackRock Index Funds, Inc., and/or the Trust. The S&P 500 Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Mid Cap Index Series are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("Standard & Poor's" or "S&P"). Standard & Poor's makes no representation regarding the advisability of investing in the Series. Standard & Poor's makes no representation or warranty, express or implied, to the owners of shares of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the S&P 600, S&P 500 and the S&P 400 to track general stock market performance. Standard & Poor's only relationship to the Series is the licensing of certain trademarks and trade names of Standard & Poor's and of the S&P 600, S&P 500 and the S&P 400 which is determined, composed and calculated by Standard & Poor's without regard to the Series. Standard & Poor's has no obligation to take the needs of the Series or the owners of shares of the Series into consideration in determining, composing or calculating the S&P 600, S&P 500 and the S&P 400. Standard & Poor's is not responsible for and has not participated in the determination of the prices and amount of the Series or the timing of the issuance or sale of shares of the Series or in the determination or calculation of the equation by which the Series is to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Series.

      Standard & Poor's does not guarantee the accuracy and/or the completeness of the S&P 600, S&P 500 and the S&P 400 or any data included therein and Standard & Poor's shall have no liability for any errors, omissions, or interruptions therein. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by the Series, owners of shares of the Series, or any other person or entity from the use of the S&P 600, S&P 500 and the S&P 400 or any data included therein. Standard & Poor's makes no express or implied warranties and expressly disclaims all warranties of merchantability of fitness for a particular purpose or use with respect to the S&P 600, S&P 500 and the S&P 400 or any data included therein. Without limiting any of the foregoing, in no event shall Standard & Poor's have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

      Wilshire 4500. "Wilshire 4500" is a trademark and "Wilshire" is a service mark of Wilshire Associates Incorporated ("Wilshire"). The Trust and the Series are not sponsored, endorsed, sold or promoted by Wilshire Associates Incorporated or any of its subsidiaries or affiliates, and they make no representation regarding the advisability of investing in the Trust or the Series.

      The Extended Market Index Series is not sponsored, endorsed, sold or promoted by Wilshire. Wilshire makes no representation or warranty, express or implied, to the owners of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the Wilshire 4500 Index to track general stock market performance. The Wilshire 4500 Index are composed and calculated without regard to the Trust or the Series. Wilshire has no obligation to take the needs of the Series or the owners of Series into consideration in determining, composing or calculating the Wilshire 4500 Index. Wilshire does not guarantee the accuracy or the completeness of the 4500 Index or any data included therein, and Wilshire shall have no liability for any errors, omissions, or interruptions therein. Wilshire makes no warranty, express or implied, as to results to be obtained by the Series, owners of the Series, or any other person or entity from the use of the Wilshire 4500 Index or any data included therein. Wilshire makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Wilshire 4500 Index or any data included therein. Without limiting any of the foregoing, in no event shall Wilshire have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

      Russell 2000. The Small Cap Index Series is not promoted, sponsored or endorsed by, nor in any way affiliated with Frank Russell Company. Frank Russell Company is not responsible for and has not reviewed the Small Cap Index Series nor any associated literature or publications and Frank Russell Company makes no representation or warranty, express or implied, as to their accuracy, or completeness, or otherwise.

      Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000. Frank Russell Company has no obligation to take the needs of any particular Series or its participants or any other product or person into consideration in determining, composing or calculating the Index.

      Frank Russell Company's publication of the Russell 2000 in no way suggests or implies an opinion by Frank Russell Company as to the attractiveness or appropriateness of investment in any or all securities upon which the Russell 2000 is based. Frank Russell Company makes no representation, warranty, or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 or any data included in the Russell 2000. Frank Russell Company makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 or any data included therein, or any security (or combination thereof) comprising the Russell 2000. Frank Russell Company makes no other express or implied warranty, and expressly disclaims any warranty, of any kind, including, without means of limitation, any warranty of merchantability or fitness for a particular purpose with respect to the Russell 2000 or any data or any security (or combination thereof) included therein.

      EAFE Index. The EAFE Index (the "EAFE Index") is the exclusive property of Morgan Stanley Capital International, Inc. ("Morgan Stanley"). The EAFE Index is a service mark of Morgan Stanley Group Inc.

      None of the Series are sponsored, endorsed, sold or promoted by Morgan Stanley. Morgan Stanley makes no representation or warranty, express or implied, to the owners of shares of any Series or any member of the public regarding the advisability of investing in securities generally or in any Series particularly or the ability of the EAFE Index to track general stock market performance. Morgan Stanley has no obligation to take the needs of any Series or the owners of shares of any Series into consideration in determining, composing or calculating the EAFE Index. Morgan Stanley is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of shares of any Series to be issued or in the determination or calculation of the equation by which the shares of any Series is redeemable for cash. Morgan Stanley has no obligation or liability to owners of shares of any Series in connection with the administration, marketing or trading of any Series.

      Although Morgan Stanley shall obtain information for inclusion in or for use in the calculation of the EAFE Index from sources which Morgan Stanley considers reliable, Morgan Stanley does not guarantee the accuracy and/or the completeness of the EAFE Index or any data included therein. Morgan Stanley makes no warranty, express or implied, as to results to be obtained by licensee, licensee's customers and counterparties, owners of shares of any Series, or any other person or entity from the use of the EAFE Index or any data included therein in connection with the rights licensed hereunder or for any other use. Morgan Stanley makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the EAFE Index or any data included therein. Without limiting any of the foregoing, in no event shall Morgan Stanley have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Investment Restrictions


      The Master LLC has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of each Series' assets and activities. The fundamental policies set forth below may not be changed with respect to a Series without the approval of the holders of a majority of the Series' outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or
(ii) more than 50% of the outstanding shares). Under the fundamental investment restrictions each Series may not:


      1. Make any investment inconsistent with the Index Series' (except for the Extended Market Index Series) and Enhanced Series' classification as a non-diversified company under the Investment Company Act; and make any investment inconsistent with the Extended Market Index Series' classification as a diversified company under the Investment Company Act.

      2. Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in the Index Series' and the Enhanced Series' target index, a Series may invest more than 25% of its total assets in securities of issuers in that industry when the assets of companies included in the target index that are in the industry represent more than 25% of the total assets of all companies included in the index.

      3. Make investments for the purpose of exercising control or management.

      4. Purchase or sell real estate, except that, to the extent permitted by law, a Series may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.


      5. Make loans to other persons, except (i) that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan; (ii) that a Series may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Master LLC's Registration Statement, as it may be amended from time to time; and (iii) as may otherwise be permitted by an exemptive order issued to the Master LLC by the Commission.

      6. Issue senior securities to the extent such issuance would violate applicable law.

      7. Borrow money, except that (i) a Series may borrow in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Series may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Series may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Series may purchase securities on margin to the extent permitted by applicable law. A Series may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Series' investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, forward commitment transactions and similar investment strategies.

      8. Underwrite securities of other issuers except insofar as a Series technically may be deemed an underwriter under the Securities Act in selling portfolio securities.


      9. Purchase or sell commodities or contracts on commodities, except to the extent that a Series may do so in accordance with applicable law and the Master LLC's Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

      Under the Master LLC's non-fundamental restrictions, which may be changed by the Directors without shareholder approval, a Series may not:


      (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Series will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Series' shares are owned by another investment company that is part of the same group of investment companies as the Series.


      (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law and otherwise permitted by the Master LLC's Registration Statement.


      (c) Invest in securities that cannot be readily resold or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Directors of the Master LLC have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Directors are not subject to the limitations set forth in this investment restriction.


      (d) Make any additional investments if the amount of its borrowings exceeds 5% of its total assets. Borrowings do not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.


      (e) (1) With respect to each Index Series, change its policy of investing, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the target index (or portions thereof) and (2) with respect to each Enhanced Series, change its policy of investing under normal circumstances, at least 80% of its assets in stocks of companies in its benchmark index, and options, futures and other derivative instruments that have economic characteristics similar to the securities included in the index, without providing shareholders with at least 60 days' prior written notice of such change.


      Except with respect to restriction (7), if a percentage restriction on the investment use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

      For purposes of investment restriction 2, the Investment Adviser uses the classifications and subclassifications of Morgan Stanley Capital International as a guide to identify industries.


      The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. The Master LLC has, therefore, adopted an investment policy pursuant to which no Series will purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by such Series, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Series and margin deposits on the Series' outstanding OTC options exceed 15% of the total assets of the Series, taken at market value, together with all other assets of such Series which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by a Series to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if a Series has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Series will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's exercise price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in the money." This policy as to OTC options is not a fundamental policy of the Series and may be amended by the Board of Directors without the approval of the Series' interestholders.


      Portfolio securities of a Series generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, trustees, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.


      In addition, each Series (except for the Extended Market Index Series) is classified as a non-diversified Series under the Investment Company Act and is not subject to the diversification requirements of the Investment Company Act, is required to comply with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"). To ensure that the Series satisfy these requirements, the Limited Liability Company Agreement requires that each Series be managed in compliance with the Code requirements as though such requirements were applicable to the Series. These requirements include limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of a Series' total assets are invested in the securities of a single issuer, or any two or more issuers which are controlled by the Series and engaged in the same, similar or related businesses, and (ii) with respect to 50% of the market value of its total assets, not more that 5% of the market value of its total assets are invested in securities of a single issuer, and the Series does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instrumentalities and other regulated investment companies are not included within the definition of "issuer" for purposes of the diversification requirements of the Code.


      Portfolio Turnover


      Although the Index Series and the Enhanced Series will use an approach to investing that is largely a passive, indexing approach, each such Series may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Investment Adviser considers whether to purchase or sell securities for any Series only to the extent that the Investment Adviser will consider the impact of transaction costs on any Series' tracking error. Changes in the securities comprising such Series' index or market segment, as the case may be, will tend to increase that Series' portfolio turnover rate, as the Investment Adviser restructures the Series' holdings to reflect the changes in the index or market segment, as the case may be. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series' purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates. See "Taxation of the Master LLC."

      Selective Disclosure of Portfolio Holdings

      Pursuant to policies and procedures adopted by the Master LLC and the Investment Adviser, the Master LLC and the Investment Adviser may, under certain circumstances as set forth below, make selective disclosure with respect to the Master LLC's portfolio holdings. The Master LLC's Board of Directors has approved the adoption by the Master LLC of the policies and procedures set forth below, and has delegated to the Investment Adviser the responsibility for ongoing monitoring and supervision to ensure compliance with these policies and procedures. The Board provides ongoing oversight of the Master LLC's and Investment Adviser's compliance with the policies and procedures. As part of this oversight function, the Directors receive from the Master LLC's Chief Compliance Officer at least quarterly and more often, as necessary, reports on compliance with these policies and procedures, including reports on any violations of these policies and procedures that may occur. In addition, the Directors receive an annual assessment of the adequacy and effect of the policies and procedures with respect to the Master LLC, and any changes thereto, and an annual review of the operation of the policies and procedures.

      Examples of the information that may be disclosed pursuant to the Master LLC's policies and procedures would include (but is not limited to) specific portfolio holdings - including the number of shares held, weightings of particular holdings, specific sector and industry weightings, trading details, and the Master LLC investment adviser's discussion of Master LLC performance and reasoning for significant changes in portfolio composition. This information may be both material non-public information ("Confidential Information") and proprietary information of the firm. The Master LLC may disclose such information to individual investors, institutional investors, financial advisers and other financial intermediaries that sell the Master LLC's shares, affiliates of the Master LLC, third party service providers to the Master LLC, lenders to the Master LLC, and independent rating agencies and ranking organizations. The Master LLC, the Investment Adviser and it affiliates receive no compensation or other consideration with respect to such disclosures.

      Subject to the exceptions set forth below, Confidential Information relating to the Master LLC may not be disclosed to persons not employed by the Investment Adviser or its affiliates unless such information has been publicly disclosed via a filing with the Commission (e.g., fund annual report), a press release or placement on a publicly-available internet web site, including our web site at www.blackrock.com. If the Confidential Information has not been publicly disclosed, an employee of the Investment Adviser who wishes to distribute Confidential Information relating to the Master LLC must first do the following: (i) require the person or company receiving the Confidential Information to sign, before the Investment Adviser will provide disclosure of any such information, a confidentiality agreement approved by an attorney in the Investment Adviser's Legal Department in which he/she (a) agrees to use the Confidential Information solely in connection with a legitimate business use (i.e., due diligence, etc.) and (b) agrees not to trade on the basis of the information so provided; (ii) obtain the authorization of an attorney in the Investment Adviser's Legal Department prior to disclosure; and (iii) only distribute Confidential Information that is at least 30 calendar days old unless a shorter period has specifically been approved by an attorney in the Investment Adviser's Legal Department. Prior to providing any authorization for such disclosure of Confidential Information, an attorney in the Investment

Adviser's Legal Department must review the proposed arrangement and make a determination that it is in the best interests of the Master LLC's shareholders. In connection with day-to-day portfolio management, the Master LLC may disclose Confidential Information to executing broker-dealers that is less than 30 days old in order to facilitate the purchase and sale of portfolio holdings. The Master LLC has adopted policies and procedures, including a Code of Ethics, Code of Conduct, and various policies regarding securities trading and trade allocations, to address potential conflicts of interest that may arise in connection with disclosure of Confidential Information. These procedures are designed, among other things, to prohibit personal trading based on Confidential Information, to ensure that portfolio transactions are conducted in the best interests of the Master LLC and its shareholders and to prevent portfolio management from using Confidential Information for the benefit of one fund or account at the expense of another. In addition, as noted, an attorney in the Investment Adviser's Legal Department must determine that disclosure of Confidential Information is for a legitimate business purpose and is in the best interests of the Master LLC's shareholders, and that any conflicts of interest created by release of the Confidential Information have been addressed by the Investment Adviser's existing policies and procedures. For more information with respect to potential conflicts of interest, see the section entitled "Potential Conflicts of Interest" in this Statement of Additional Information.

      Confidential Information - whether or not publicly disclosed - may be disclosed to Directors, the independent Directors' counsel, the Master LLC's outside counsel, accounting services provider and independent registered public accounting firm without meeting the conditions outlined above. Confidential Information may, with the prior approval of the Master LLC's Chief Compliance Officer or the Investment Adviser's General Counsel, also be disclosed to any auditor of the parties to a service agreement involving the Master LLC, or as required by judicial or administrative process or otherwise by applicable law or regulation. If Confidential Information is disclosed to such persons, each such person will be subject to restrictions on trading in the subject securities under either the Master LLC's and Investment Adviser's Code of Ethics or an applicable confidentiality agreement, or under applicable laws or regulations or court order.

      The Investment Adviser has entered into ongoing arrangements to provide selective disclosure of Master LLC portfolio holdings to the following persons or entities:

Master LLC's Board of Directors (and if necessary, independent Director's counsel and Master LLC counsel)
Master LLC's Transfer Agent
Master LLC's independent registered public accounting firm
Master LLC's accounting services provider - State Street Bank and Trust Company Master LLC's Custodians
Independent Rating Agencies - Morningstar, Inc. and Lipper Inc.
Information aggregators - Wall Street on Demand, Thomson Financial, Bloomberg and informa/PSN investment solutions

Sponsors of 401(k) plans that include BlackRock-advised funds - E.I. Dupont de Nemours and Company, Inc.


      Consultants for pension plans that invest in BlackRock-advised funds - Rocaton Investment Advisors, LLC; Mercer Investment Consulting; Watson Wyatt Investment Consulting; Towers Perrin HR Services; Pinnacle West, Callan Associates, Blockhouse & Cooper, Cambridge Associates, Mercer,
Morningstar/Investorforce, Russel Investments (Mellon Analytical Solutions) and Wilshire Associates.

      Other than with respect to the Board of Directors, each of the persons or entities set forth above is subject to an agreement to keep the information disclosed confidential and to use it only for legitimate business purposes. Each Director has a fiduciary duty as Directors to act in the best interests of the Master LLC and its shareholders. Selective disclosure is made to the Board of Director and independent registered public accounting firm at least quarterly and otherwise as frequently as necessary to enable such persons or entities to provide services to the Master LLC. Selective disclosure is made to the Master LLC's Transfer Agent, accounting services provider, and Custodians as frequently as necessary to enable such persons or entities to provide services to the Master LLC, typically on a daily basis. Disclosure is made to Lipper Inc. and Wall Street on Demand on a monthly basis and to Morningstar and Thomson Financial on a quarterly basis, and to each such firm upon specific request with the approval of the Investment Adviser's Legal Department. Disclosure is made to 401(k) plan sponsors on a yearly basis and pension plan consultants on a quarterly basis.

      The Master LLC and the Investment Adviser monitor, to the extent possible, the use of Confidential Information by the individuals or firms to which it has been disclosed. To do so, in addition to the requirements of any applicable confidentiality agreement and/or the terms and conditions of the Master LLC's and Investment Adviser's Code of Ethics and Code of Conduct - all of which require persons or entities in possession of Confidential Information to keep such information confidential and not to trade on such information for their own benefit - the Investment Adviser's compliance personnel under the supervision of the Master LLC's Chief Compliance Officer, monitor the Investment Adviser's securities trading desks to determine whether individuals or firms who have received Confidential Information have made any trades on the basis of that information. In addition, the Investment Adviser maintains an internal restricted list to prevent trading by the personnel of the Investment Adviser or its affiliates in securities - including securities held by the Master LLC - about which the Investment Adviser has Confidential Information. There can be no assurance, however, that the Master LLC's policies and procedures with respect to the selective disclosure of Master LLC portfolio holdings will prevent the misuse of such information by individuals or firms that receive such information.

      Potential Conflicts of Interest


      Activities of the Investment Adviser; BlackRock, Inc. and its affiliates (collectively, "BlackRock"); The PNC Financial Services Group, Inc. and its affiliates (collectively, "PNC"); Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and their affiliates (collectively, "Merrill Lynch"); and Other Accounts Managed by BlackRock, PNC or Merrill Lynch.

      BlackRock is one of the world's largest asset management firms with over $1 trillion in assets under management. Merrill Lynch is a full service investment banking, broker-dealer, asset management and financial services organization. PNC is a diversified financial services organization spanning the retail, business and corporate markets. BlackRock, Merrill Lynch and PNC are affiliates of one another. BlackRock, PNC, Merrill Lynch and their affiliates (including, for these purposes, their directors, partners, trustees, managing members, officers and employees), including the entities and personnel who may be involved in the investment activities and business operations of a Series (collectively, "Affiliates"), are engaged worldwide in businesses, including equity, fixed income, cash management and alternative investments, and have interests other than that of managing a Series. These are considerations of which investors in a Series should be aware, and which may cause conflicts of interest that could disadvantage a Series and its shareholders. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities and other instruments, and companies that may be purchased or sold by a Series.

      BlackRock and its Affiliates, including, without limitation, PNC and Merrill Lynch, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives similar to those of a Series and/or that engage in transactions in the same types of securities, currencies and instruments as a Series. One or more Affiliates are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, one or more Affiliates are or may be actively engaged in transactions in the same securities, currencies, and instruments in which a Series invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which a Series invests, which could have an adverse impact on a Series performance. Such transactions, particularly in respect of most proprietary accounts or customer accounts, will be executed independently of a Series transactions and thus at prices or rates that may be more or less favorable than those obtained by a Series. When the Investment Adviser and its advisory affiliates seek to purchase or sell the same assets for their managed accounts, including a Series, the assets actually purchased or sold may be allocated among the accounts on a basis determined in their good faith discretion to be equitable. In some cases, this system may adversely affect the size or price of the assets purchased or sold for a Series.

      In addition, transactions in investments by one or more other accounts managed by BlackRock, PNC, Merrill Lynch or another Affiliate may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Series, particularly, but not limited to, with respect to small capitalization, emerging market or less liquid strategies. This may occur when investment decisions regarding a Series are based on research or other information that is also used to support decisions for other accounts. When BlackRock, PNC, Merrill Lynch or another Affiliate implements a portfolio decision or strategy on behalf of another account ahead of, or contemporaneously with, similar decisions or strategies for a Series, market impact, liquidity constraints, or other factors could result in a Series receiving less favorable trading results and the costs of implementing such decisions or strategies could be increased or a Series could otherwise be disadvantaged. BlackRock, PNC or Merrill Lynch may, in certain cases, elect to implement internal policies and procedures designed to limit such consequences, which may cause a Series to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so.

      Conflicts may also arise because portfolio decisions regarding a Series may benefit other accounts managed by BlackRock, PNC, Merrill Lynch or another Affiliate. For example, the sale of a long position or establishment of a short position by a Series may impair the price of the same security sold short by (and therefore benefit) one or more Affiliates or their other accounts, and the purchase of a security or covering of a short position in a security by a Series may increase the price of the same security held by (and therefore benefit) one or more Affiliates or their other accounts.

      BlackRock, PNC, Merrill Lynch, other Affiliates and their clients may pursue or enforce rights with respect to an issuer in which a Series has invested, and those activities may have an adverse effect on a Series. As a result, prices, availability, liquidity and terms of a Series investments may be negatively impacted by the activities of BlackRock, PNC, Merrill Lynch, other Affiliates or their clients, and transactions for a Series may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

      The results of a Series' investment activities may differ significantly from the results achieved by the Investment Adviser and its Affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that one or more Affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by a Series. Moreover, it is possible that a Series will sustain losses during periods in which one or more Affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for a Series in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

      From time to time, a Series' activities may also be restricted because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when the Investment Adviser, and/or one or more Affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which the Investment Adviser and/or one or more Affiliates are performing services or when position limits have been reached.

      In connection with its management of a Series, the Investment Adviser may have access to certain fundamental analysis and proprietary technical models developed by one or more Affiliates (including Merrill Lynch). The Investment Adviser will not be under any obligation, however, to effect transactions on behalf of a Series in accordance with such analysis and models. In addition, neither BlackRock nor any of its Affiliates (including Merrill Lynch and PNC) will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of a Series and it is not anticipated that the Investment Adviser will have access to such information for the purpose of managing a Series. The proprietary activities or portfolio strategies of BlackRock and its Affiliates (including Merrill Lynch and PNC) or the activities or strategies used for accounts managed by them or other customer accounts could conflict with the transactions and strategies employed by the Investment Adviser in managing a Series.

      In addition, certain principals and certain employees of the Investment Adviser are also principals or employees of BlackRock, Merrill Lynch, PNC or another Affiliate. As a result, the performance by these principals and employees of their obligations to such other entities may be a consideration of which investors in a Series should be aware.

      The Investment Adviser may enter into transactions and invest in securities, instruments and currencies on behalf of a Series in which customers of BlackRock, PNC, Merrill Lynch or another Affiliate, or, to the extent permitted by the Commission, BlackRock, PNC or Merrill Lynch or another Affiliate, serve as the counterparty, principal or issuer. In such cases, such party's interests in the transaction will be adverse to the interests of a Series, and such party may have no incentive to assure that a Series obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by a Series may enhance the profitability of BlackRock, Merrill Lynch and/or PNC or another Affiliate. One or more Affiliates may also create, write or issue Derivatives for their customers, the underlying securities, currencies or instruments of which may be those in which a Series invests or which may be based on the performance of a Series. A Series may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Affiliates and may also enter into transactions with other clients of an Affiliate where such other clients have interests adverse to those of a Series. At times, these activities may cause departments of BlackRock or its Affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of a Series. To the extent affiliated transactions are permitted, a Series will deal with BlackRock and its Affiliates on an arms-length basis. BlackRock, PNC or Merrill Lynch or another Affiliate may also have an ownership interest in certain trading or information systems used by a Series. A Series use of such trading or information systems may enhance the profitability of BlackRock and its Affiliates.

      One or more Affiliates may act as broker, dealer, agent, lender or advisor or in other commercial capacities for a Series. It is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by an Affiliate will be in its view commercially reasonable, although each Affiliate, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to the Affiliate and such sales personnel.

      Subject to applicable law, the Affiliates (and their personnel and other distributors) will be entitled to retain fees and other amounts that they receive in connection with their service to a Series as broker, dealer, agent, lender, advisor or in other commercial capacities and no accounting to a Series' or their shareholders will be required, and no fees or other compensation payable by a Series' or their shareholders will be reduced by reason of receipt by an Affiliate of any such fees or other amounts. When an Affiliate acts as broker, dealer, agent, adviser or in other commercial capacities in relation to a Series', the Affiliate may take commercial steps in its own interests, which may have an adverse effect on a Series'.

      A Series will be required to establish business relationships with its counterparties based on a Series own credit standing. Neither BlackRock nor any of the Affiliates will have any obligation to allow their credit to be used in connection with a Series establishment of its business relationships, nor is it expected that a Series counterparties will rely on the credit of BlackRock or any of the Affiliates in evaluating a Series' creditworthiness.

      Purchases and sales of securities for a Series may be bunched or aggregated with orders for other BlackRock client accounts. The Investment Adviser and its advisory affiliates, however, are not required to bunch or aggregate orders if portfolio management decisions for different accounts are made separately, or if they determine that bunching or aggregating is not practicable, required or with cases involving client direction. Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and a Series' will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of a Series'. In addition, under certain circumstances, a Series' will not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

      The Investment Adviser may select brokers (including, without limitation, Affiliates of the Investment Adviser) that furnish the Investment Adviser, a Series', other BlackRock client accounts or other Affiliates or personnel, directly or through correspondent relationships, with research or other appropriate services which provide, in the Investment Adviser's view, appropriate assistance to the Investment Adviser in the investment decision-making process (including with respect to futures, fixed-price offerings and over-the-counter transactions). Such research or other services may include, to the extent permitted by law, research reports on companies, industries and securities; economic and financial data; financial publications;

proxy analysis; trade industry seminars; computer data bases; quotation equipment and services; and research oriented computer hardware, software and other services and products. Research or other services obtained in this manner may be used in servicing any or all of a Series' and other BlackRock client accounts, including in connection with BlackRock client accounts other than those that pay commissions to the broker relating to the research or other service arrangements. Such products and services may disproportionately benefit other BlackRock client accounts relative to a Series' based on the amount of brokerage commissions paid by a Series' and such other BlackRock client accounts. For example, research or other services that are paid for through one client's commissions may not be used in managing that client's account. In addition, other BlackRock client accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to a Series' and to such other BlackRock client accounts. To the extent that the Investment Adviser uses soft dollars, it will not have to pay for those products and services itself. The Investment Adviser may receive research that is bundled with the trade execution, clearing, and/or settlement services provided by a particular broker-dealer. To the extent that the Investment Adviser receives research on this basis, many of the same conflicts related to traditional soft dollars may exist. For example, the research effectively will be paid by client commissions that also will be used to pay for the execution, clearing, and settlement services provided by the broker-dealer and will not be paid by the Investment Adviser.

      The Investment Adviser may endeavor to execute trades through brokers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services the Investment Adviser believes are useful in their investment decision-making process. The Investment Adviser may from time to time choose not to engage in the above described arrangements to varying degrees.

      BlackRock has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including a Series', and to help ensure that such decisions are made in accordance with BlackRock's fiduciary obligations to its clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of BlackRock may have the effect of favoring the interests of other clients or businesses of other divisions or units of BlackRock, PNC, Merrill Lynch and/or other Affiliates, provided that BlackRock believes such voting decisions to be in accordance with its fiduciary obligations. For a more detailed discussion of these policies and procedures, see "Proxy Voting Policies and Procedures."

      It is also possible that, from time to time, BlackRock or any of its affiliates may, although they are not required to, purchase and hold shares of a Series. Increasing a Series' assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce a Series expense ratio. BlackRock and its affiliates reserve the right to redeem at any time some or all of the shares of a Series acquired for their own accounts. A large redemption of shares of a Series by BlackRock or its affiliates could significantly reduce the asset size of a Series, which might have an adverse effect on a Series' investment flexibility, portfolio diversification and expense ratio. BlackRock will consider the effect of redemptions on a Series and other shareholders in deciding whether to redeem its shares.

      It is possible that a Series may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships as well as securities of entities in which BlackRock, PNC or Merrill Lynch or another Affiliate has significant debt or equity investments or in which an Affiliate makes a market. A Series also may invest in securities of companies to which an Affiliate provides or may someday provide research coverage. Such investments could cause conflicts between the interests of a Series and the interests of other clients of BlackRock or another Affiliate. In making investment decisions for a Series, the Investment Adviser is not permitted to obtain or use material non-public information acquired by any division, department or Affiliate of BlackRock in the course of these activities. In addition, from time to time, the activities of Merrill Lynch or another Affiliate may limit a Series' flexibility in purchases and sales of securities. When Merrill Lynch or another Affiliate is engaged in an underwriting or other distribution of securities of an entity, the Investment Adviser may be prohibited from purchasing or recommending the purchase of certain securities of that entity for a Series.

      BlackRock, PNC, Merrill Lynch, other Affiliates, their personnel and other financial service providers have interests in promoting sales of a Series'. With respect to BlackRock, PNC, Merrill Lynch, other Affiliates and their personnel, the remuneration and profitability relating to services to and sales of a Series' or other products may be greater than remuneration and profitability relating to services to and sales of certain funds or other products that might be provided or offered. BlackRock, PNC, Merrill Lynch, other Affiliates and their sales personnel may directly or indirectly receive a portion of the fees and commissions charged to a Series' or their shareholders. BlackRock and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees and commissions may also be higher than for other products or services, and the remuneration and profitability to BlackRock, PNC, Merrill Lynch, other Affiliates and such personnel resulting from transactions on behalf of or management of a Series' may be greater than the remuneration and profitability resulting from other funds or products.

      BlackRock, PNC, Merrill Lynch, other Affiliates and their personnel may receive greater compensation or greater profit in connection with an account for which BlackRock serves as an adviser than with an account advised by an unaffiliated investment adviser. Differentials in compensation may be related to the fact that BlackRock may pay a portion of its advisory fee to its Affiliate, or relate to compensation arrangements, including for portfolio management, brokerage transactions or account servicing. Any differential in compensation may create a financial incentive on the part of BlackRock, PNC, Merrill Lynch, other Affiliates and their personnel to recommend BlackRock over unaffiliated investment advisers or to effect transactions differently in one account over another.

      BlackRock, PNC, Merrill Lynch or their Affiliates may provide valuation assistance to certain clients with respect to certain securities or other investments and the valuation recommendations made for their clients' accounts may differ from the valuations for the same securities or investments assigned by a Series pricing vendors, especially if such valuations are based on broker-dealer quotes or other data sources unavailable to a Series pricing vendors. While BlackRock will generally communicate its valuation information or determinations to a Series pricing vendors, there may be instances where a Series pricing vendors assign a different valuation to a security or other investment than the valuation for such security or investment determined or recommended by BlackRock.

      BlackRock may also have relationships with, and purchase, or distribute or sell, services or products from or to, distributors, consultants and others who recommend a Series', or who engage in transactions with or for a Series'. For example, BlackRock may participate in industry and consultant sponsored conferences and may purchase educational, data related or other services from consultants or other third parties that it deems to be of value to its personnel and its business. The products and services purchased from consultants may include, but are not limited to, those that help BlackRock understand the consultant's points of view on the investment management process. Consultants and other parties that provide consulting or other services to potential investors in a Series' may receive fees from BlackRock or a Series' in connection with the distribution of shares in a Series' or other BlackRock products. For example, BlackRock may enter into revenue or fee sharing arrangements with consultants, service providers, and other intermediaries relating to investments in mutual funds, collective trusts, or other products or services offered or managed by the Investment Adviser. BlackRock may also pay a fee for membership in industry wide or state and municipal organizations or otherwise help sponsor conferences and educational forums for investment industry participants including, but not limited to, trustees, fiduciaries, consultants, administrators, state and municipal personnel and other clients. BlackRock's membership in such organizations allows BlackRock to participate in these conferences and educational forums and helps BlackRock interact with conference participants and to develop an understanding of the points of view and challenges of the conference participants. In addition, BlackRock's personnel, including employees of BlackRock, may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in a Series or that may recommend investments in a Series'. In addition, BlackRock, including the Investment Adviser, may make charitable contributions to institutions, including those that have relationships with clients or personnel of clients. BlackRock's personnel may also make political contributions. As a result of the relationships and arrangements described in this paragraph, consultants, distributors and other parties may have conflicts associated with their promotion of a Series' or other dealings with a Series' that create incentives for them to promote a Series' or certain portfolio transactions.

      To the extent permitted by applicable law, a Series may invest all or some of its short term cash investments in any money market fund advised or similarly managed fund or managed by BlackRock. In connection with any such investments, a Series, to the extent permitted by the Investment Company Act, may pay its share of expenses of a money market fund in which it invests, which may result in a Series bearing some additional expenses. The Investment Adviser, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of a Series. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Investment Adviser that are the same, different from or made at different times than positions taken for a Series. To lessen the possibility that a Series will be adversely affected by this personal trading, a Series and the Investment Adviser each has adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding a Series portfolio transactions. The Code of Ethics can be reviewed and copied at the Commission's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at (202) 551-8090. The Code of Ethics is also available on the EDGAR Database on the Commission's Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the Commission's Public Reference Section, Washington, DC 20549-0102.

      The Investment Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, a Series, except that a Series may in accordance with rules adopted under the Investment Company Act engage in transactions with accounts that are affiliated with a Series as a result of common officers, directors, or investment advisers or pursuant to exemptive orders granted to a Series' and/or the Investment Adviser by the Commission. These transactions would be effected in circumstances in which the Investment Adviser determined that it would be appropriate for a Series to purchase and another client to sell, or a Series to sell and another client to purchase, the same security or instrument on the same day.

      From time to time, the activities of a Series may be restricted because of regulatory requirements applicable to BlackRock, PNC or Merrill Lynch or another Affiliate and/or BlackRock's internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by BlackRock would not be subject to some of those considerations. There may be periods when the Investment Adviser may not initiate or recommend certain types of transactions, or may otherwise restrict or limit their advice in certain securities or instruments issued by or related to companies for which an Affiliate is performing investment banking, market making or other services or has proprietary positions. For example, when an Affiliate is engaged in an underwriting or other distribution of securities of, or advisory services for, a company, a Series' may be prohibited from or limited in purchasing or selling securities of that company. Similar situations could arise if personnel of BlackRock or its Affiliates serve as directors of companies the securities of which a Series' wish to purchase or sell. However, if permitted by applicable law, a Series' may purchase securities or instruments that are issued by such companies or are the subject of an underwriting, distribution, or advisory assignment by an Affiliate, or in cases in which personnel of BlackRock or its Affiliates are directors or officers of the issuer.

      The investment activities of one or more Affiliates for their proprietary accounts and for client accounts may also limit the investment strategies and rights of a Series'. For example, in regulated industries, in certain emerging or international markets, in corporate and regulatory ownership definitions, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause BlackRock, a Series' or other client accounts to suffer disadvantages or business restrictions. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of the Investment Adviser on behalf of clients (including a Series') to purchase or dispose of investments, or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result, the Investment Adviser on behalf of clients (including a Series') may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when the Investment Adviser, in its sole discretion, deem it appropriate.

      Present and future activities of BlackRock and its Affiliates, including the Investment Adviser, in addition to those described in this section, may give rise to additional conflicts of interest.

Item 12. Management of the Registrant


         Directors and Officers

      The Board of Directors consists of thirteen individuals, eleven of whom are not "interested persons" of the Master LLC as defined in the Investment Company Act ("non-interested Directors"). The Directors are responsible for the oversight of the operations of the Master LLC and each Series and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

      The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee and a Performance Oversight Committee.

      The members of the Audit Committee (the "Audit Committee") are Kenneth L. Urish (Chair), Herbert I. London and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC's independent registered public accounting firm (the "independent auditors") and to oversee the independent auditors' work. The Audit Committee's responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC's financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC's internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Series' investments; and (8) resolve any disagreements between Master LLC management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee.

      The members of the Governance and Nominating Committee (the "Governance Committee") are Matina Horner (Chair), Cynthia A. Montgomery, Robert C. Robb and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee.

      The members of the Compliance Committee are Joseph P. Platt (Chair), Cynthia A. Montgomery and Robert C. Robb, all of whom are non-interested Directors. The Compliance Committee's purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC's third party service providers. The Compliance Committee's responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC's compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Master LLC's Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee.

      The members of the Performance Oversight Committee (the "Performance Committee") are David O. Beim (Chair), Toby Rosenblatt (Vice Chair), Ronald W. Forbes, Rodney D. Johnson and Herbert I. London, all of whom are non-interested Directors, and Richard S. Davis, who is an interested Director. The Performance Committee's purpose is to assist the Board in fulfilling their responsibility to oversee the Series' investment performance relative to its agreed-upon performance objectives. The Performance Committee's responsibilities include, without limitation, to (1) review the Series' investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Series' investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee.

      For the period November 1, 2007 to December 1, 2007 each of the Audit Committee, Governance Committee, Compliance Committee and Performance Committee met once.

      Prior to November 1, 2007, the Board then in office had two standing committees, an Audit Committee and a Nominating Committee, each of which consisted of all of the non-interested Directors then in office. For the period January 1, 2007 to November 1, 2007, the Audit Committee met three times and the Nominating Committee met once.

Biographical Information

      Certain biographical and other information relating to the Directors is set forth below, including their address, year of birth, their principal occupations for at least the last five years, the term of office and length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser or its affiliates ("BlackRock-advised funds") and any public directorships.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Number of
                                                                                                 BlackRock-
                                                           Length of                               Advised
                                                          Time Served         Principal           Funds and
  Name, Address and Year of           Position(s)             as a       Occupation(s) During    Portfolios         Public
            Birth(a)             Held with Master LLC     Director(b)      Past Five Years        Overseen        Directorships
------------------------------------------------------------------------------------------------------------------------------------
Non-Interested Directors
------------------------------------------------------------------------------------------------------------------------------------
David O. Beim (c)              Director                   2007 to       Professor of Finance     35 Funds          None
40 East 52nd Street            and Chair of the           present       and Economics at the     81 Portfolios
New York, NY 10022             Performance Oversight                    Columbia University
                               Committee                                Graduate School of
1940                                                                    Business since 1991;
                                                                        Trustee, Phillips
                                                                        Exeter Academy since
                                                                        2002; Formerly
                                                                        Chairman, Wave Hill
                                                                        Inc. (public garden
                                                                        and cultural center)
                                                                        from 1990 to 2006.
------------------------------------------------------------------------------------------------------------------------------------
Ronald W. Forbes (d)           Director,                  2007 to       Professor Emeritus of    35 Funds          None
40 East 52nd Street            Co-Chair of the Board of   present       Finance, School of       81 Portfolios
New York, NY 10022             Directors, and Member of                 Business, State
                               the Performance                          University of New
1940                           Oversight Committee                      York at Albany since
                                                                        2000.
------------------------------------------------------------------------------------------------------------------------------------
Dr. Matina Horner (e)          Director                   2007 to       Formerly Executive       35 Funds          NSTAR (electric
40 East 52nd Street            and Chair of the           present       Vice President of        81 Portfolios     and gas utility)
New York, NY 10022             Governance and                           Teachers Insurance
                               Nominating Committee                     and Annuity
1939                                                                    Association and
                                                                        College Retirement
                                                                        Equities Fund from
                                                                        1989 to 2003.
------------------------------------------------------------------------------------------------------------------------------------
Rodney D. Johnson (d)          Director,                  2007 to       President, Fairmount     35 Funds          None
40 East 52nd Street            Co-Chair of the Board of   present       Capital Advisors,        81 Portfolios
New York, NY 10022             Directors, and Member of                 Inc. since 1987;
                               the Performance Oversight                Director, Fox Chase
1941                           Committee                                Cancer Center since
                                                                        2002; Member of the
                                                                        Archdiocesan
                                                                        Investment Committee
                                                                        of the Archdiocese of
                                                                        Philadelphia since
                                                                        2003; Director, the
                                                                        Committee of Seventy
                                                                        (civic) since 2006.
------------------------------------------------------------------------------------------------------------------------------------
Herbert I. London              Director,                  2007 to       Professor Emeritus,      35 Funds          AIMS Worldwide,
40 East 52nd Street            Member of the Audit        present       New York University      81 Portfolios     Inc. (marketing)
New York, NY 10022             Committee, and Member of                 since 2005; John M.
                               the Performance                          Olin Professor of
1939                           Oversight Committee                      Humanities, New York
                                                                        University from 1993
                                                                        to 2005 and Professor
                                                                        thereof from 1980 to
                                                                        2005; President,
                                                                        Hudson Institute
                                                                        (policy research
                                                                        organization) since 1997
                                                                        and Trustee thereof since
                                                                        1980; Chairman of the
                                                                        Board of Trustees for
                                                                        since Grantham University
                                                                        2006; Director,
                                                                        InnoCentive, Inc.
                                                                        (strategic solutions
                                                                        company) since 2005;
                                                                        Director, Cerego, LLC
                                                                        (software development and
                                                                        design) since 2005.
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Number of
                                                                                                 BlackRock-
                                                           Length of                               Advised
                                                          Time Served         Principal           Funds and
  Name, Address and Year of           Position(s)             as a       Occupation(s) During    Portfolios          Public
            Birth(a)             Held with Master LLC     Director(b)      Past Five Years        Overseen        Directorships
------------------------------------------------------------------------------------------------------------------------------------
Cynthia A. Montgomery          Director,                  2007 to       Professor, Harvard       35 Funds          Newell
40 East 52nd Street            Member of the Compliance   present       Business School since    81 Portfolios     Rubbermaid, Inc.
New York, NY 10022             Committee, and Member of                 1989; Director,                            (manufacturing)
                               the Governance and                       Harvard Business
1952                           Nominating Committee                     School Publishing
                                                                        since 2005; Director,
                                                                        McLean Hospital since
                                                                        2005.
------------------------------------------------------------------------------------------------------------------------------------
Joseph P. Platt, Jr. (f)       Director,                  2007 to       Director, The West       35 Funds          Greenlight
40 East 52nd Street            and Chair of the           present       Penn Allegheny Health    81 Portfolios     Capital Re, Ltd
New York, NY 10022             Compliance Committee                     System  (a                                 (reinsurance
                                                                        not-for-profit health                      company)
1947                                                                    system) since 2008;
                                                                        Partner, Amarna
                                                                        Corporation, LLC
                                                                        (private investment
                                                                        company) since 2002;
                                                                        Director, WQED
                                                                        Multimedia (PBS and
                                                                        Multimedia, a
                                                                        not-for-profit
                                                                        company) since 2002;
                                                                        Director, Jones and
                                                                        Brown (Canadian
                                                                        insurance broker)
                                                                        since 1998; General
                                                                        Partner, Thorn
                                                                        Partner, LP (private
                                                                        investment) since
                                                                        1998.
------------------------------------------------------------------------------------------------------------------------------------
Robert C. Robb, Jr.            Director,                  2007 to       Partner, Lewis,          35 Funds          None
40 East 52nd Street            Member of the Compliance   present       Eckert, Robb and         81 Portfolios
New York, NY 10022             Committee, and Member of                 Company (management
                               the Governance and                       and financial
1945                           Nominating Committee                     consulting firm)
                                                                        since 1981.
------------------------------------------------------------------------------------------------------------------------------------
Toby Rosenblatt (g)            Director                   2007 to       President, Founders      35 Funds          A.P. Pharma,
40 East 52nd Street            and Vice Chair of the      present       Investments Ltd.         81 Portfolios     Inc. (specialty
New York, NY 10022             Performance Oversight                    (private investments)                      pharmaceuticals)
                               Committee                                since 1999; Director
1938                                                                    of Forward
                                                                        Management, LLC since
                                                                        2007; Director, The
                                                                        James Irvine
                                                                        Foundation
                                                                        (philanthropic
                                                                        foundation) since
                                                                        1997; Formerly
                                                                        Trustee, State Street
                                                                        Research Mutual Funds
                                                                        from 1990 to 2005;
                                                                        Formerly, Trustee,
                                                                        Metropolitan Series
                                                                        Funds, Inc. from 2001
                                                                        to 2005.
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Number of
                                                                                                 BlackRock-
                                                           Length of                               Advised
                                                          Time Served         Principal           Funds and
  Name, Address and Year of           Position(s)             as a       Occupation(s) During    Portfolios          Public
            Birth(a)             Held with Master LLC     Director(b)      Past Five Years        Overseen        Directorships
------------------------------------------------------------------------------------------------------------------------------------
Kenneth L. Urish (h)           Director                   2007 to       Managing Partner,        35 Funds          None
40 East 52nd Street            and Chair of the Audit     present       Urish Popeck & Co.,      81 Portfolios
New York, NY 10022             Committee                                LLC (certified public
                                                                        accountants and
1951                                                                    consultants) since
                                                                        1976; Member of
                                                                        External Advisory
                                                                        Board, The
                                                                        Pennsylvania State
                                                                        University Accounting
                                                                        Department since 2001;
                                                                        Trustee, The Holy Family
                                                                        Foundation since 2001;
                                                                        Committee
                                                                        Member/Professional
                                                                        Ethics Committee of the
                                                                        Pennsylvania Institute
                                                                        of Certified Public
                                                                        Accountants since 2007;
                                                                        President and Trustee,
                                                                        Pittsburgh Catholic
                                                                        Publishing Associates
                                                                        since 2003; Formerly
                                                                        Director, Inter-Tel from
                                                                        2006 to 2007.
------------------------------------------------------------------------------------------------------------------------------------
Frederick W. Winter            Director,                  2007 to       Professor and Dean       35 Funds         None
40 East 52nd Street            Member of the Audit        present       Emeritus of the          81 Portfolios
New York, NY 10022             Committee, and Member of                 Joseph M. Katz School
                               the Governance and                       of Business,
1945                           Nominating Committee                     University of
                                                                        Pittsburgh since 2005
                                                                        and Dean thereof from
                                                                        1997 to 2005.
                                                                        Director, Alkon
                                                                        Corporation
                                                                        (pneumatics) since 1992;
                                                                        Director, Indotronix
                                                                        International (IT
                                                                        services) since 2004;
                                                                        Director, Tippman Sports
                                                                        (recreation) since 2005.
------------------------------------------------------------------------------------------------------------------------------------
Interested Directors (i)
------------------------------------------------------------------------------------------------------------------------------------
Richard S. Davis               Director                   2007 to       Managing Director,       185 Funds         None
40 East 52nd Street            and Member of the          present       BlackRock, Inc. since    292 Portfolios
New York, NY 10022             Performance Oversight                    2005; Formerly Chief
                               Committee                                Executive Officer,
1945                                                                    State Street Research
                                                                        & Management Company
                                                                        from 2000 to 2005;
                                                                        Formerly Chairman of
                                                                        the Board of
                                                                        Trustees, State
                                                                        Street Research
                                                                        Mutual Funds from
                                                                        2000 to 2005;
                                                                        Formerly Chairman,
                                                                        SSR Realty from 2000
                                                                        to 2004.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Number of
                                                                                                 BlackRock-
                                                           Length of                               Advised
                                                          Time Served         Principal           Funds and
  Name, Address and Year of           Position(s)             as a       Occupation(s) During    Portfolios          Public
            Birth(a)             Held with Master LLC     Director(b)      Past Five Years        Overseen        Directorships
------------------------------------------------------------------------------------------------------------------------------------
Henry Gabbay                   Director                   2007 to       Consultant,              184 Funds         None
40 East 52nd Street                                       present       BlackRock, Inc. since    291 Portfolios
New York, NY 10022                                                      2007; Formerly
                                                                        Managing Director,
1947                                                                    BlackRock, Inc. from
                                                                        1989 to 2007;
                                                                        Formerly Chief
                                                                        Administrative
                                                                        Officer, BlackRock
                                                                        Advisors, LLC from
                                                                        1998 to 2007;
                                                                        Formerly President of
                                                                        BlackRock Funds and
                                                                        BlackRock Bond
                                                                        Allocation Target
                                                                        Shares from 2005 to
                                                                        2007 and Treasurer of
                                                                        certain closed-end
                                                                        funds in the
                                                                        BlackRock fund
                                                                        complex from 1989 to
                                                                        2006.
------------------------------------------------------------------------------------------------------------------------------------

(a) Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.

(b) Following the combination of Merrill Lynch Investment Managers, L.P. ("MLIM") and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC's Board in 2007, those Directors first became a member of the board of directors/trustees of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Matina Souretis Horner, 1977; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1995; Joseph P. Platt, 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999 and Frederick W. Winter, 1999.

(c)   Chair of the Performance Committee.

(d)   Co-Chair of the Board of Directors

(e)   Chair of the Governance Committee.

(f)   Chair of the Compliance Committee.

(g)   Vice-Chair of the Performance Committee.

(h)   Chair of the Audit Committee.

(i) Messrs. Davis and Gabbay are both "interested persons," as defined in the Investment Company Act of 1940, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates.

      Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:


-------------------------------------------------------------------------------------------------------------------------------
                                                                                            Number of
                                                                                        BlackRock-Advised
                              Position(s)     Length                                        Funds and
  Name, Address and            Held with      of Time       Principal Occupation(s)         Portfolios           Public
    Year of Birth           the Master LLC    Served        During Past Five Years           Overseen        Directorships
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Master LLC Officers (a)
-------------------------------------------------------------------------------------------------------------------------------
Donald C. Burke             President         2007 to    Managing Director of              195 Funds             None
40 East 52nd Street         and Chief         present    BlackRock, Inc. since 2006;       302 Portfolios
New York, NY 10022          Executive                    Formerly Managing Director of
                            Officer                      Merrill Lynch Investment
1960                                                     Managers, L.P. ("MLIM") and
                                                         Fund Asset Management, L.P.
                                                         ("FAM") in 2006; First Vice
                                                         President thereof from 1997
                                                         to 2005; Treasurer thereof
                                                         from 1999 to 2006 and Vice
                                                         President thereof from 1990
1960                                                     to 1997.
-------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
                                                                                            Number of
                                                                                        BlackRock-Advised
                              Position(s)     Length                                        Funds and
  Name, Address and            Held with      of Time       Principal Occupation(s)         Portfolios           Public
    Year of Birth           the Master LLC    Served        During Past Five Years           Overseen        Directorships
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Anne F. Ackerley            Vice             2007 to     Managing Director of              185 Funds             None
40 East 52nd Street         President        present     BlackRock, Inc. since 2000        292 Portfolios
New York, NY 10022                                       and First Vice President and
                                                         Chief Operating Officer of
1962                                                     Mergers and Acquisitions
                                                         Group from 1997 to 2000;
                                                         First Vice President and
                                                         Chief Operating Officer of
                                                         Public Finance Group thereof
                                                         from 1995 to 1997; First Vice
                                                         President of Emerging Markets
                                                         Fixed Income Research of
                                                         Merrill Lynch & Co., Inc.
                                                         from 1994 to 1995.
-------------------------------------------------------------------------------------------------------------------------------
Neal J. Andrews             Chief            2007 to     Managing Director of              185 Funds             None
40 East 52nd Street         Financial        present     BlackRock, Inc. since 2006;       292 Portfolios
New York, NY 10022          Officer                      Formerly Senior Vice
                                                         President and Line of
1966                                                     Business Head of Fund
                                                         Accounting and Administration
                                                         at PFPC Inc. from 1992 to
                                                         2006.
-------------------------------------------------------------------------------------------------------------------------------
Jay M. Fife                 Treasurer        2007 to     Managing Director of              185 Funds             None
40 East 52nd Street                          present     BlackRock, Inc. since 2007        292 Portfolios
New York, NY 10022                                       and Director in 2006;
                                                         Formerly Assistant Treasurer
1970                                                     of the MLIM/FAM advised funds
                                                         from 2005 to 2006; Director
                                                         of MLIM Fund Services Group
                                                         from 2001 to 2006.
-------------------------------------------------------------------------------------------------------------------------------
Brian P. Kindelan           Chief            2007 to     Chief Compliance Officer of       185 Funds             None
40 East 52nd Street         Compliance       present     the Funds since 2007;             292 Portfolios
New York, NY 10022          Officer                      Managing Director and Senior
                                                         Counsel thereof since 2005;
1959                                                     Director and Senior Counsel
                                                         of BlackRock Advisors, Inc.
                                                         from 2001 to 2004 and Vice
                                                         President and Senior Counsel
                                                         thereof from 1998 to 2000;
                                                         Senior Counsel of The PNC
                                                         Bank Corp. from 1995 to 1998.
-------------------------------------------------------------------------------------------------------------------------------
Howard Surloff              Secretary        2007 to     Managing Director of              185 Funds             None
40 East 52nd Street                          present     BlackRock, Inc. and  General      292 Portfolios
New York, NY 10022                                       Counsel of U.S. Funds at
                                                         BlackRock, Inc. since 2006;
1965                                                     Formerly General Counsel
                                                         (U.S.) of Goldman Sachs Asset
                                                         Management, L.P. from 1993 to
                                                         2006.
-------------------------------------------------------------------------------------------------------------------------------

 (a) Officers of the Master LLC serve at the pleasure of the Board of Directors.

Share Ownership

      Information relating to each Director's share ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director ("Supervised Funds") as of December 31, 2007 is set forth in the chart below:

                                 Aggregate Dollar       Aggregate Dollar
                                  Range of Equity        Range of Equity
                                Securities in the        Securities in
     Name of Director              Master LLC          Supervised Funds
-------------------------       -----------------      ------------------
Interested Director:
Richard S. Davis                       None              Over $100,000
Henry Gabbay                           None              Over $100,000
Non-Interested Directors:
David O. Beim                          None              Over $100,000
Ronald W. Forbes                       None             $50,001-$100,000
Dr. Matina Horner                      None              Over $100,000
Rodney D. Johnson                      None              Over $100,000
Herbert I. London                      None              Over $100,000
Cynthia A. Montgomery                  None              Over $100,000
Joseph P. Platt, Jr.                   None              Over $100,000
Robert C. Robb, Jr.                    None              Over $100,000
Toby Rosenblatt                        None              Over $100,000
Kenneth L. Urish                       None                   None
Frederick W. Winter                    None                   None

      As of April 4, 2008, the officers and Directors of the Master LLC as a group owned an aggregate of less than 1% of the outstanding shares of any Series. As of December 31, 2007, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities in the Investment Adviser.

Compensation of Directors

      Each Director who is a non-interested Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Director to the BlackRock-advised funds, including the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Co-Chairs of the Board of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committee, Compliance Committee, Governance Committee and Performance Committee are paid an additional annual retainer of $25,000. The Vice-Chair of the Performance Committee is paid an additional annual retainer of $25,000. The Master LLC compensates the Chief Compliance Officer for his services as its Chief Compliance Officer. The Master LLC may also pay a portion of the compensation of certain members of the staff of the Chief Compliance Officer.

      The following table sets for the compensation earned by the non-interested Directors and Chief Compliance Officer for the fiscal year ended December 31, 2007, and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2007.

                                                                   Aggregate
                                                                 Compensation
                                                               from the Master
                            Compensation       Estimated        LLC and Other
                              from the       Annual Benefits  BlackRock-Advised
         Name               Master LLC(a)    Upon Retirement         Funds
-----------------------    --------------    ---------------  ------------------

David O. Beim(b)               $4,026              None             $180,570

Ronald W. Forbes(c)            $4,169              None             $235,183

Dr. Matina Horner(d)           $4,026              None             $226,015

Rodney D. Johnson(c)           $4,169              None             $143,151

Herbert I. London              $3,848              None             $250,136

Cynthia A. Montgomery          $3,848              None             $171,433

Joseph P. Platt, Jr.(e)        $4,026              None             $139,817

Robert C. Robb, Jr.            $3,848              None             $128,151

Toby Rosenblatt(f)             $4,026              None             $226,015

Kenneth L. Urish(g)            $4,026              None             $139,817

Frederick W. Winter            $3,848              None             $128,151

----------------
(a) For the number of BlackRock-advised funds from which each Director receives compensation, see the Biographical Information chart beginning on page I-4. For the fiscal year ended December 31, 2007, the Master LLC paid aggregate compensation of $104,175 to all non-interested Directors then holding such office.

(b)   Chair of the Performance Committee.

(c)   Co-Chair of the Board of Directors.

(d)   Chair of the Governance Committee.

(e)   Chair of the Compliance Committee.

(f)   Vice-Chair of the Performance Committee.

(g)   Chair of the Audit Committee.

      Mr. Kindelan assumed office as Chief Compliance Officer and Anti-Money Laundering Compliance Officer on November 1, 2007. From November 1, 2007 through December 31, 2007 Mr. Kindelan received $470 from the Master LLC.


      Code of Ethics


      Each Series, the Investment Adviser, the Sub-Advisers, BlackRock Distributors, Inc. ("BDI") and FAM Distributors, Inc. ("FAMD") have approved a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restricts certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Series. The Codes significantly restrict the personal investing activities of all employees of the Investment Adviser, BDI, FAMD and, as described in "Potential Conflicts of Interest" below, impose additional numerous restrictions on Series investment personnel.


Proxy Voting Policies and Procedures


      The Master LLC's Board of Directors has delegated to the Investment Adviser authority to vote all proxies relating to the Master LLC's portfolio securities. The Investment Adviser has adopted policies and procedures ("Proxy Voting Procedures") with respect to the voting of proxies related to the portfolio securities held in the account of one or more of its clients, including the Master LLC. Pursuant to these Proxy Voting Procedures, the Investment Adviser's primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Master LLC and its shareholders, and to act in a manner that the Investment Adviser believes is most likely to enhance the economic value of the securities held by the Master LLC. The Proxy Voting Procedures are designed to ensure that the Investment Adviser considers the interests of its clients, including the Master LLC, and not the interests of the Investment Adviser, when voting proxies and that real (or perceived) material conflicts that may arise between the Investment Adviser's interest and those of the Investment Adviser's clients are properly addressed and resolved.

      In order to implement the Proxy Voting Procedures, the Investment Adviser has formed a Proxy Voting Committee (the "Committee"). The Committee, a subcommittee of the Investment Adviser's Equity Investment Policy Oversight Committee ("EIPOC"), is comprised of a senior member of the Investment Adviser's equity management group who is also a member of EIPOC, one or more senior investment professionals appointed by EIPOC portfolio managers and investment analysts appointed by EIPOC and any other personnel EIPOC deems appropriate. The Committee will also include two non-voting representatives from the Investment Adviser's legal department appointed by the Investment Adviser's General Counsel. The Committee's membership shall be limited to full-time employees of the Investment Adviser. No person with any investment banking, trading, retail brokerage or research responsibilities for the Investment Adviser's affiliates may serve as a member of the Committee or participate in its decision making (except to the extent such person is asked by the Committee to present information to the Committee, on the same basis as other interested knowledgeable parties not affiliated with the Investment Adviser might be asked to do so). The Committee determines how to vote the proxies of all clients, including the Master LLC, that have delegated proxy voting authority to the Investment Adviser and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Committee establishes general proxy voting policies for the Investment Adviser and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer's unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

      The Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Committee may elect not to adopt a specific voting policy applicable to that issue. The Investment Adviser believes that certain proxy voting issues require investment analysis - such as approval of mergers and other significant corporate transactions - akin to investment decisions, and are, therefore, not suitable for general guidelines. The Committee may elect to adopt a common position for the Investment Adviser on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio manager to make individual decisions on how best to maximize economic value for the Master LLC (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Investment Adviser will generally seek to vote proxies over which the Investment Adviser exercises voting authority in a uniform manner for all the Investment Adviser's clients, the Committee, in conjunction with the Master LLC's portfolio managers, may determine that the Master LLC's specific circumstances require that its proxies be voted differently.

      To assist the Investment Adviser in voting proxies, the Committee has retained Institutional Shareholder Services ("ISS"). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Investment Adviser by ISS include in-depth research, voting recommendations (although the Investment Adviser is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Master LLC in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

      The Investment Adviser's Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting Procedures, the Investment Adviser generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so under certain circumstances. In addition, the Investment Adviser will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Committee determines that the costs associated with voting generally outweigh the benefits. The Committee may at any time override these general policies if it determines that such action is in the best interests of the Master LLC.

      From time to time, the Investment Adviser may be required to vote proxies in respect of an issuer where an affiliate of the Investment Adviser, including investment companies for which the Investment Adviser provides investment advisory, administrative and/or other services, (each, an "Affiliate"), or a money management or other client of the Investment Adviser including investment companies for which the Investment Adviser provides investment advisory, administrative and/or other services (each, a "Client"), is involved. The Proxy Voting Procedures and the Investment Adviser's adherence to those procedures are designed to address such conflicts of interest. The Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of the Investment Adviser's clients.


      In the event that the Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the Committee may pass the voting power to a subcommittee, appointed by EIPOC (with advice from the Secretary of the Committee), consisting solely of Committee members selected by EIPOC. EIPOC shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Investment Adviser's relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Investment Adviser's clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, provided that, if the subcommittee determines to alter the Investment Adviser's normal voting guidelines or, on matters where the Investment Adviser's policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Investment Adviser on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary's absence, the Assistant Secretary of the Committee concurs that the subcommittee's determination is consistent with the Investment Adviser's fiduciary duties.

      In addition to the general principles outlined above, the Investment Adviser has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Investment Adviser may elect to vote differently from the recommendation set forth in a voting guideline if the Committee determines that it is in a Master LLC's best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Committee member and may be amended or deleted upon the vote of a majority of Committee members present at a Committee meeting at which there is a quorum.


      The Investment Adviser has adopted specific voting guidelines with respect to the following proxy issues:

o Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Committee believes that a company's Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company's business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Committee may look at a nominee's number of other directorships, history of representing shareholder interests as a director of other companies or other factors, to the extent the Committee deems relevant.

o Proposals related to the selection of an issuer's independent auditors. As a general matter, the Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Committee will generally defer to a corporation's choice of auditor, in individual cases, the Committee may look at an auditors' history of representing shareholder interests as auditor of other companies, to the extent the Committee deems relevant.

o Proposals related to management compensation and employee benefits. As a general matter, the Committee favors disclosure of an issuer's compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer's board of directors, rather than shareholders. Proposals to "micro-manage" an issuer's compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.

o Proposals related to requests, principally from management, for approval of amendments that would alter an issuer's capital structure. As a general matter, the Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.

o Proposals related to requests for approval of amendments to an issuer's charter or by-laws. As a general matter, the Committee opposes poison pill provisions.

o Routine proposals related to requests regarding the formalities of corporate meetings.

o Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Committee believes that a fund's Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund's investment objective, that the Investment Company Act envisions will be approved directly by shareholders.

o Proposals related to limiting corporate conduct in some manner that relates to the shareholder's environmental or social concerns. The Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions "micromanaging" corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.


      Information about how a Series voted proxies relating to securities held in the Series' portfolio during the most recent 12-month period ended June 30 is available without charge (1) at www.blackrock.com and (2) on the Commission's web site at http://www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.


The following table sets forth control persons and principal holders of interests of each Series as of April 10, 2008.


-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Principal Holder/Control       of the Series(1)          of the Master LLC         (Of Record/
                                Person                                                                             Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
S&P 500 Index Series            BlackRock S&P 500 Index
                                Fund of BlackRock Index
                                Funds, Inc. ("BRIF"),
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            73.85%                     37.09%            Beneficial

                                BlackRock Index Equity
                                Portfolio of BlackRock Funds
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            25.02%                     12.57%            Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Small Cap Index Series          BlackRock Small Cap
                                Index Fund of BRIF,
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            19.19%                      1.51%            Beneficial

                                Merrill Lynch Trust
                                Company on behalf of
                                Small Cap Index Trust of
                                BlackRock QA Collective
                                Trust Series,
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            73.24%                      5.77%            Beneficial

                                Merrill Lynch Small Cap
                                Index Series AMR
                                Private Label RIC
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809             7.57%                      0.60%            Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Core Bond Enhanced              Merrill Lynch Trust
Index Series                    Company on behalf of
                                BlackRock Aggregate
                                Bond Index Series of
                                BlackRock Index Trust,
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            33.54%                      1.94%            Beneficial

                                Aggregate Bond
                                Index Series of BlackRock
                                Quantitative Investors,
                                LLC
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            59.94%                      3.46%            Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------

-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Principal Holder/Control       of the Series(1)          of the Master LLC         (Of Record/
                                Person                                                                             Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
International                   BlackRock International
Index Series                    Index Fund of BRIF,
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            34.06%                      5.08%            Beneficial

                                Merrill Lynch Trust
                                Company on behalf of
                                Merrill Lynch International
                                Index Series of Merrill Lynch
                                Index Trust,
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            40.26%                      6.01%            Beneficial

                                Merrill Lynch International
                                Index Series AMR
                                Private Label RIC
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            25.68%                      3.83%            Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced S&P 500 Series         Enhanced S&P 500 Series of
                                BlackRock Quantitative
                                Investors, LLC,
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809             6.27%                      0.53%            Beneficial

                                Enhanced S&P 500 Series of
                                BlackRock Quantitative
                                Partners, L.P.
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            91.09%                      7.72%            Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced International Series   Merrill Lynch Trust
                                Company on behalf of
                                Enhanced International Trust
                                of BlackRock QA
                                Collective Trust Series,
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809             100%                       2.70%            Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Mid Cap Index Series            Merrill Lynch Trust
                                Company on behalf of
                                Mid Cap Index Trust of
                                BlackRock QA Collective
                                Trust Series,
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809             100%                       2.44%            Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------

-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Principal Holder/Control       of the Series(1)          of the Trust              (Of Record/
                                Person                                                                             Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Extended Market Index Series    Extended Market Index Series
                                USAA Private Label RIC
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809            95.05%                      4.14%            Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced Small Cap Series       Merrill Lynch Trust
                                Company on behalf of
                                Enhanced Small Cap
                                Trust of BlackRock
                                QA Collective Trust Series
                                100 Bellevue Parkway
                                Wilmington, Delaware 19809              100%                      3.20%            Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------


----------
1 Reflects either direct ownership of the Series, or indirect ownership through one of a Series' owners.

      Except as set forth in the table above, no entity or individual owns between 5% and 25% of the outstanding interests of any Series.

      The jurisdiction of organizations listed above that are deemed "control persons" of a Series is set forth below:


Entity                                                         Jurisdiction
------                                                         ------------
BRIF                                                           Maryland
Merrill Lynch Trust Company                                    New Jersey
BlackRock Quantitative Investors, LLC                          Delaware
USAA Private Label RIC                                         Maryland
BlackRock Funds                                                Maryland


      All holders of interests ("Holders") are entitled to vote in proportion to the amount of their interest in a Series or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors and ratification of accountants, the shareholders of separate Series vote together; they generally vote separately by Series on other matters.

Item 14.  Investment Advisory and Other Services.


      The Master LLC has entered into an investment advisory agreement (the "Investment Advisory Agreement") with BlackRock Advisors, LLC (the "Investment Adviser"). The Investment Adviser provides the Master LLC with investment advisory and management services. Subject to the oversight of the Board of Directors, the Investment Adviser is responsible for the actual management of each Series' portfolio and reviews the Series' holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Series.

      As discussed in Part A, the Investment Adviser receives for its services to the Series monthly compensation at the annual rates equal to a percentage of the average daily net assets of each Series. Prior to September 29, 2006, Fund Asset Management, L.P. ("FAM"), an indirect wholly owned subsidiary of ML & Co., acted as the Master LLC's investment adviser. The table below provides information about the advisory fee rates for FAM and the Investment Adivser.

                                              FAM                    Investment Adviser
                                          -----------     -----------------------------------------
                                                                          Advisory Fee Rate for the
                                                                              Fiscal Year Ended
                                          Contractual      Contractual        December 31, 2007
                                            Advisory        Advisory        (reflects fee waivers
                Name of Series            Fee Rate (2)    Fee Rate (3)        where applicable)
---------------------------------------------------------------------------------------------------
S&P 500 Index Series (1)                     0.05%            0.01%                 0.005%
Small Cap Index Series (1)(5)                0.08%            0.01%                 0.009%
Core Bond Enhanced Index Series (1)(4)       0.06%            0.01%                 0.01%
International Index Series (5)               0.01%            0.01%                 0.007%
Enhanced S&P 500 Index Series                0.01%            0.01%                 0.01%
Enhanced Small Cap Index Series              0.01%            0.01%                 0.01%
Enhanced International Index Series (6)      0.01%            0.01%                 0.00%
Mid Cap Index Series                         0.01%            0.01%                 0.01%
Extended Market Index Series                 0.01%            0.01%                 0.01%

(1) The Investment Adviser has entered into a contract with the Master LLC and the Corporation on behalf of such Series and certain corresponding "feeder" funds (each a "Feeder Fund") that provides that the advisory fee for each Series, when combined with the administration fee of each such corresponding Feeder Fund, will not exceed specified amounts. As a result, the Investment Adviser of Master S&P 500 Index Series received an advisory fee of 0.005% of the Series' average daily net assets. This contractual arrangement also applies to the Small Cap Index Series and the Core Bond Enhanced Index Series, and their corresponding Feeder Funds, if any. However, because the combined advisory and administration fees for those Series/Feeder Funds did not exceed the specified amounts, no fees were waived for those Series/Feeder Funds under this arrangement.

(2) Excluding any fee waivers and reimbursements which may have been applicable.

(3)   Excluding fee waivers.

(4) Prior to March 31, 2007, Core Bond Enhanced Index Series was named the Aggregate Bond Index Series.

(5) In addition to the contractual arrangements described above, the Investment Adviser has entered into a contractual arrangement with Small Cap Index Series and International Index Series under which total operating expenses incurred will not exceed 0.08% and 0.12%, respectively.

(6) The Investment Adviser has entered into a voluntary arrangement with Enhanced International Index Series under which total operating expenses will not exceed 0.12%.

      The tables below set forth information about the total investment advisory fees paid by each Series to the Investment Adviser and FAM, the previous investment adviser to each Series, and the amount of any waiver for the periods indicated.


                                           S&P 500             Small Cap           Core Bond          Enhanced           Mid Cap
Fiscal Year Ended December 31,              Index                Index          Enhanced Index       Int'l Index          Index
--------------------------------------------------------------------------------------------------------------------------------
2007
   Contractual Amount
     paid to the Adviser                   $349,953             $64,480             $49,527             $18,659           $14,695
   Amount waived (if
     applicable) by the Adviser            $174,977             $4,886                $0                $18,659(4)          $0
2006
   Contractual Amount
     paid to FAM(1)                        $101,822             $36,267             $75,071             $8,613            $9,640
   Amount waived (if
     applicable) by
     FAM(1)                                   $0                $1,969                $0                $8,613              $0
   Contractual Amount
     paid to the Investment Adviser(2)      $34,230             $12,118             $20,719             $3,563            $2,958
   Amount waived (if
     applicable) by the
     Investment Adviser(2)                    $0                $7,920                $0                $3,563              $0
2005
   Contractual Amount
     paid to FAM                           $151,287             $37,012             $87,098             $27,476           $16,378
   Amount waived (if
     applicable) by FAM                       $0                $32,038               $0                  $0                $0

                                         International       Enhanced S&P          Extended          Enhanced Small
Fiscal Year Ended December 31,               Index             500 Index         Market Index          Cap Index
-------------------------------------------------------------------------------------------------------------------
2007
   Contractual Amount
     paid to the Adviser                   $114,233             $64,032             $37,295             $26,404
   Amount waived (if
     applicable) by the Adviser             $38,870               $0                  $0                  $0
2006
   Contractual Amount
     paid to FAM(1)                         $46,665             $40,223             $20,968             $18,195
   Amount waived (if
     applicable) by
     FAM(1)                                 $46,665(3)            $0                  $0                  $0
   Contractual Amount
     paid to the Investment Adviser(2)      $18,759             $14,421             $7,800              $6,214
   Amount waived (if
     applicable) by the
     Investment Adviser(2)                  $15,595               $0                  $0                  $0

2005
   Contractual Amount
     paid to FAM                            $42,127             $50,519             $22,835             $22,082
   Amount waived (if
     applicable) by FAM                     $13,001               $0                  $0                  $0


(1)   For the period January 1, 2006 to September 29, 2006.

(2) For the period September 29, 2006 to December 31, 2006 and for the fiscal year ended December 31, 2007.

(3) FAM reimbursed an additional amount of $5,992 for the period January 1, 2006 to September 29, 2006.

(4) The Investment Adviser reimbursed an additional amount of $102,866 for the fiscal year ended December 31, 2007.

      The Investment Adviser has retained BlackRock Investment Management, LLC ("BIM"), an affiliate, to act as investment sub-adviser to S&P 500 Index Series, Small Cap Index Series, International Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series, Enhanced International Series, Mid Cap Index Series and Extended Market Index Series under which the Investment Adviser will pay a monthly fee at the annual rate equal to a percentage of the fee paid to the Investment Adviser for services it provides to those series.

      The Investment Adviser has retained BlackRock Financial Management, Inc. ("BFM"), an affiliate, to act as investment sub-adviser to Core Bond Enhanced Index Series. The Investment Adviser will pay BFM a monthly fee at the annual rate equal to a percentage of the fee paid to the Investment Adviser for services it provides to Core Bond Enhanced Index Series.

      The table sets forth information about the total subadvisory fees paid to the Sub-Advisers for the fiscal year ended December 31, 2007 and for the period September 29, 2006 to December 31, 2006.


---------------------------------------------------------------------------------------------
                                                 2007                        2006
                                        ------------------------  ---------------------------
                Fund                    Paid to BIM               Paid to BIM   Paid to BFM
---------------------------------------------------------------------------------------------
     Master S&P 500 Index Series        $128,909                     $25,904         N/A
---------------------------------------------------------------------------------------------
    Master Small Cap Index Series        $43,983                      $3,314         N/A
---------------------------------------------------------------------------------------------
  Master International Index Series      $60,493                      $2,624         N/A
---------------------------------------------------------------------------------------------
Master Core Bond Enhanced Index Series   $33,883                       N/A         $15,783
---------------------------------------------------------------------------------------------
   Master Enhanced S&P 500 Series         None                          $0           N/A
---------------------------------------------------------------------------------------------
    Master Extended Index Series          None                          $0           N/A
---------------------------------------------------------------------------------------------
Master Enhanced Small Cap Index Series    None                          $0           N/A
---------------------------------------------------------------------------------------------
 Master Enhanced International Series     None                          $0           N/A
---------------------------------------------------------------------------------------------
     Master MidCap Index Series           None                          $0           N/A
---------------------------------------------------------------------------------------------

      Payment of Series Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Master LLC connected with investment and economic research, trading and investment management of the Master LLC, as well as the fees of all Directors who are affiliated persons of the Investment Adviser or any of its affiliates. The Master LLC pays, or causes to be paid, all other expenses incurred in the operation of the Master LLC and the Series (except to the extent paid by the Placement Agents) including, among other things, taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, shareholder reports, prospectuses or statements of additional information, except to the extent paid by the Placement Agents, charges of the custodian and sub-custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or foreign laws, expenses of non-affiliated Directors, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Master LLC or a Series. Certain accounting services are provided for the Master LLC by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Master LLC. The Master LLC pays a fee for these services. In addition, the Investment Adviser provides certain accounting services to the Master LLC and the Master LLC pays the Investment Adviser a fee for such services. The Placement Agents will pay certain of the expenses of the Master LLC incurred in connection with the offering of its shares of interest of each of the Series.

      Organization of the Investment Adviser. The Investment Adviser, BlackRock Advisors, LLC, is a Delaware limited liability company and an indirect, wholly owned subsidiary of BlackRock, Inc. While the Investment Adviser is ultimately responsible for the management of the Master LLC, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. Each Sub-Adviser is an affiliate of the Investment Adviser and is an indirect wholly owned subsidiary of BlackRock, Inc.

      Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement and each Sub-Advisory Agreement will remain in effect for an initial two year period and from year to year if approved annually
(a) by the Board of Directors or by a vote of a majority of the outstanding voting securities of the Master LLC and (b) by a majority of the Directors of the Master LLC who are not parties to such agreement or interested persons (as defined in the Investment Company Act) of any such party. Each Agreement automatically terminates on assignment and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the applicable Series.

      Independent Registered Public Accounting Firm.


      Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540 has been selected as the independent registered public accounting firm of the Master LLC. The independent registered public accounting firm is responsible for auditing the annual financial statements of the Series and Feeder Funds.


      Custodian.



      JPMorgan Chase Bank, 4 Chase MetroTech, 18th floor, Brooklyn, New York 11245, acts as the custodian of the assets of the Mid Cap Index Series, Extended Market Index Series, International Index Series and Enhanced Series. Under the contracts with the Master LLC, JPMorgan Chase Bank is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Series to be held in their respective offices outside the United States and with certain foreign banks and securities depositors. State Street Bank and Trust Company, 1776 Heritage Drive, John Adams Building, North Quincy, Massachusetts, 02171, acts as the Custodian for S&P 500 Index Series and Small Cap Index Series. Each Custodian is responsible for safeguarding and controlling the Series' cash and securities, handling the receipt and delivery of securities and collecting interests and dividends on the Series' investments.


      Transfer Agent.


      PFPC Inc., P.O. Box 9819, Providence, Rhode Island 02940-8019, acts as the Transfer Agent of the Master LLC. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "Your Account -- How to Buy, Sell and Transfer Shares" in the Corporation's Prospectus. To facilitate custody of each Feeder Fund's interests in the applicable Series without the need of a separate custodian for the Feeder Funds, the Master LLC has appointed the Transfer Agent as the transfer agent for the underlying Series in which the Feeder Funds invest.


      Legal Counsel.


      Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, is counsel for the Master LLC.

      Accounting Services.

      The Master LLC has entered into an agreement with State Street, pursuant to which State Street provides certain accounting services to each Series. The Series pay a fee for these services. The Investment Adviser also provides certain accounting services to each Series and each Series reimburses the Investment Adviser for these services.

      The table below shows the amounts paid by each Series to State Street, the Investment Adviser and to FAM, the Master LLC's previous investment adviser, for accounting services for the periods indicated.

                                              December 31, 2007                    December 31, 2006               December 31, 2005
                                              -----------------                    -----------------               -----------------
S&P 500 Index
   Paid to State Street                           $448,886                             $351,598                        $352,086
   Paid to FAM                                      N/A                                 $46,244(1)                      $71,733
   Paid to the Investment Adviser                  $63,062                              $12,366(2)                          N/A

Small Cap Index
   Paid to State Street                           $103,891                              $72,684                         $45,787
   Paid to FAM                                         N/A                               $7,486(1)                       $8,536
   Paid to the Investment Adviser                  $11,726                               $2,091(2)                          N/A

Core Bond Enhanced Index
   Paid to State Street                           $152,124                             $207,084                         $95,683
   Paid to FAM                                         N/A                              $17,513(1)                      $18,835
   Paid to the Investment Adviser                   $8,004                               $4,878(2)                          N/A

International Index
   Paid to State Street                           $163,290                              $98,302                         $47,709
   Paid to FAM                                         N/A                              $10,377(1)                       $9,236
   Paid to the Investment Adviser                  $20,941                               $3,750(2)                          N/A

Enhanced S&P 500
   Paid to State Street                           $121,294                              $72,324                         $59,840
   Paid to FAM                                         N/A                               $8,945(1)                      $15,455
   Paid to the Investment Adviser                  $11,687                               $2,613(2)                          N/A

Enhanced International
   Paid to State Street                            $31,933                              $23,147                         $45,296
   Paid to FAM                                         N/A                               $1,655(1)                       $6,380
   Paid to the Investment Adviser                   $3,447                                 $603(2)                          N/A

Mid Cap Index
   Paid to State Street                            $38,556                              $21,586                         $22,676
   Paid to FAM                                         N/A                               $2,089(1)                       $3,852
   Paid to the Investment Adviser                   $2,621                                 $552(2)                          N/A

Extended Market Index
   Paid to State Street                            $77,403                              $41,158                         $29,008
   Paid to FAM                                         N/A                               $4,721(1)                       $6,978
   Paid to the Investment Adviser                   $6,941                               $1,374(2)                          N/A

Enhanced Small Cap
   Paid to State Street                            $55,716                              $36,218                         $28,408
   Paid to FAM                                         N/A                               $4,064(1)                       $4,967
   Paid to the Investment Adviser                   $4,914                               $1,128(2)                          N/A

(1)   For the period January 1, 2006 to September 29, 2006.

(2)   For the period September 29, 2006 to December 31, 2006.

Item 15. Portfolio Managers


Information Regarding the Portfolio Managers

      Each Series is managed by the manager or managers identified in Part A to this Registration Statement.

Other Funds and Accounts Managed


      The following table sets forth information about funds and accounts other than the Series for which each Series' portfolio manager is primarily responsible for the day-to-day portfolio management as of the Master LLC's fiscal year ended December 31, 2007.

----------------------------------------------------------------------------------------------------------------------------
                                                                                       Number of Other Accounts and
                                      Number of Other Accounts Managed               Assets for Which Advisory Fee is
                                         and Assets by Account Type                         Performance-Based
----------------------------------------------------------------------------------------------------------------------------
                                    Other                                          Other
                                  Registered     Other Pooled                    Registered    Other Pooled
        Name of                   Investment      Investment       Other         Investment     Investment       Other
    Portfolio Manager             Companies        Vehicles       Accounts       Companies       Vehicles       Accounts
----------------------------------------------------------------------------------------------------------------------------
S&P 500 Index Series
----------------------------------------------------------------------------------------------------------------------------
Jeffrey L. Russo                      20              27             26               0              0              2
                                $18.9 Billion    $19.6 Billion  $38.95 Billion       $0             $0        $4.23 Billion
----------------------------------------------------------------------------------------------------------------------------
Debra L. Jelilian                     25              18             22               0              0              1
                                 $21 Billion     $10.6 Billion  $35.5 Billion        $0             $0        $3.56 Billion
----------------------------------------------------------------------------------------------------------------------------
Small Cap Index Series
----------------------------------------------------------------------------------------------------------------------------
Jeffrey L. Russo                      20              27             26               0              0              2
                                $22.1 Billion    $19.6 Billion  $38.95 Billion       $0             $0        $4.23 Billion
----------------------------------------------------------------------------------------------------------------------------
Debra L. Jelilian                     25              18             22               0              0              1
                                $24.2 Billion    $10.6 Billion  $35.5 Billion        $0             $0        $3.56 Billion
----------------------------------------------------------------------------------------------------------------------------
International Index Series
----------------------------------------------------------------------------------------------------------------------------
Jeffrey L. Russo                      20              27             26               0              0              2
                                $21.6 Billion    $19.6 Billion  $38.95 Billion       $0             $0        $4.23 Billion
----------------------------------------------------------------------------------------------------------------------------
Debra L. Jelilian                     25              18             22               0              0              1
                                $23.7 Billion    $10.6 Billion  $35.5 Billion        $0             $0        $3.56 Billion
----------------------------------------------------------------------------------------------------------------------------
Extended Market Index Series
----------------------------------------------------------------------------------------------------------------------------
Jeffrey L. Russo                      20              27             26               0              0              2
                                $22.3 Billion    $19.6 Billion  $38.95 Billion       $0             $0        $4.23 Billion
----------------------------------------------------------------------------------------------------------------------------
Debra L. Jelilian                     25              18             22               0              0              1
                                $24.5 Billion    $10.6 Billion  $35.5 Billion        $0             $0        $3.56 Billion
----------------------------------------------------------------------------------------------------------------------------
Mid Cap Index Series
----------------------------------------------------------------------------------------------------------------------------
Jeffrey L. Russo                      20              27             26               0              0              2
                                $22.5 Billion    $19.6 Billion  $38.95 Billion       $0             $0        $4.23 Billion
----------------------------------------------------------------------------------------------------------------------------
Debra L. Jelilian                     25              18             22               0              0              1
                                $24.6 Billion    $10.6 Billion  $35.5 Billion        $0             $0        $3.56 Billion
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                       Number of Other Accounts and
                                      Number of Other Accounts Managed               Assets for Which Advisory Fee is
                                         and Assets by Account Type                         Performance-Based
----------------------------------------------------------------------------------------------------------------------------
                                    Other                                          Other
                                  Registered     Other Pooled                    Registered    Other Pooled
        Name of                   Investment      Investment       Other         Investment     Investment       Other
    Portfolio Manager             Companies        Vehicles       Accounts       Companies       Vehicles       Accounts
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Enhanced S&P 500 Index Series
----------------------------------------------------------------------------------------------------------------------------
Leon Roisenberg                       3               11              9               0              0              2
                                 $1.4 Billion    $2.2 Billion   $8.27 Billion        $0             $0        $4.23 Billion
----------------------------------------------------------------------------------------------------------------------------
Enhanced International Index
Series
----------------------------------------------------------------------------------------------------------------------------
Leon Roisenberg                       3               11              9               0              0              2
                                $2.04 Billion    $2.2 Billion   $8.27 Billion        $0             $0        $4.23 Billion
----------------------------------------------------------------------------------------------------------------------------
Enhanced Small Cap Index
Series
----------------------------------------------------------------------------------------------------------------------------
Leon Roisenberg                       3               11              9               0              0              2
                                  $2 Billion     $2.2 Billion   $8.27 Billion        $0             $0        $4.23 Billion
----------------------------------------------------------------------------------------------------------------------------
Core Bond Enhanced Index
Series
----------------------------------------------------------------------------------------------------------------------------
Scott Amero                           44              41             258              0              4             17
                                $38.15 Billion   $10.3 Billion  $86.11 Billion       $0        $1.63 Billion  $6.12 Billion
----------------------------------------------------------------------------------------------------------------------------
Matthew Marra                         25              20             284              0              2             13
                                $25.4 Billion    $7.69 Billion  $104.1 Billion       $0        $1.75 Billion  $6.35 Billion
----------------------------------------------------------------------------------------------------------------------------
Andrew Phillips                       31              22             294              0              2             16
                                $27.5 Billion    $7.97 Billion  $121.7 Billion       $0        $1.75 Billion  $6.75 Billion
----------------------------------------------------------------------------------------------------------------------------

Portfolio Manager Compensation Overview

BlackRock's financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by BlackRock such as its Long-Term Retention and Incentive Plan and Restricted Stock Program.

Base compensation. Generally, portfolio managers receive base compensation based on their seniority and/or their position with the firm. Senior portfolio managers who perform additional management functions within the portfolio management group or within BlackRock may receive additional compensation for serving in these other capacities.

Discretionary Incentive Compensation

Discretionary incentive compensation is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager's group within BlackRock, the investment performance, including risk-adjusted returns, of the firm's assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual's seniority, role within the portfolio management team, teamwork and contribution to the overall performance of these portfolios and BlackRock. In most cases, including for the portfolio managers of the Fund, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Fund or other accounts managed by the portfolio managers are measured. BlackRock's Chief Investment Officers determine the benchmarks against which the performance of funds and other accounts managed by each portfolio manager is compared and the period of time over which performance is evaluated. With respect to the portfolio managers, such benchmarks for the Series include the following:

--------------------------------------------------------------------------------
Portfolio Manager           Benchmarks Applicable to each Portfolio Manager
--------------------------------------------------------------------------------
Scott Amero                 A combination of market-based indices (e.g.,
                            Citigroup 1-Year Treasury Index, Merrill Lynch 1-3
                            Year Treasury Index, Lehman Brothers Intermediate
                            Government Index, Lehman Brothers Intermediate
                            Gov/Credit Index, Lehman Brothers Aggregate Index,
                            Lehman Brothers Intermediate Aggregate Index, Lehman
                            Brothers U.S. Corporate High Yield 2% Issuer Cap
                            Index and others), certain customized indices and
                            certain fund industry peer groups.
--------------------------------------------------------------------------------
Debra L. Jelilian           A combination of market-based indices (e.g., The S&P
                            500 Index, Russell 2000 Index, MSCI EAFE Index),
                            certain customized indices and certain fund industry
                            peer groups.
--------------------------------------------------------------------------------
Matthew Marra               A combination of market-based indices (e.g., Lehman
                            Brothers Intermediate Government Index, Lehman
                            Brothers Intermediate Government/Credit Index,
                            Lehman Brothers U.S. Aggregate Index), certain
                            customized indices and certain fund industry peer
                            groups.
--------------------------------------------------------------------------------
Andrew Phillips             A combination of market-based indices (e.g., custom
                            50% Lehman Brothers Mortgage/50% Merrill Lynch
                            10-Year Treasury Index, Lehman GNMA MBS Index,
                            Lehman Brothers Intermediate Government Index,
                            Lehman Brothers Intermediate Government/Credit
                            Index, Lehman Brothers U.S. Aggregate Index),
                            certain customized indices and certain fund industry
                            peer groups.
--------------------------------------------------------------------------------
Leon Roisenberg             A combination of market-based indices (e.g., The S&P
                            500 Index, Russell 2000 Index, MSCI EAFE Index),
                            certain customized indices and certain fund industry
                            peer groups.
--------------------------------------------------------------------------------
Jeffrey L. Russo            A combination of market-based indices (e.g., The S&P
                            500 Index, Russell 2000 Index, MSCI EAFE Index),
                            certain customized indices and certain fund industry
                            peer groups.
--------------------------------------------------------------------------------

BlackRock's Chief Investment Officers make a subjective determination with respect to the portfolio managers' compensation based on the performance of the funds and other accounts managed by each portfolio manager relative to the various benchmarks noted above. Performance of equity portfolios is measured on a pre-tax basis over various time periods including 1, 3 and 5-year periods, as applicable. Performance of fixed income portfolios is measured on both a pre-tax and after-tax basis over various time periods including 1, 3, 5 and 10-year periods, as applicable.

Distribution of Discretionary Incentive Compensation

Discretionary incentive compensation is distributed to portfolio managers in a combination of cash and BlackRock, Inc. restricted stock units which vest ratably over a number of years. The BlackRock, Inc. restricted stock units, if properly vested, will be settled in BlackRock, Inc. common stock. Typically, the cash bonus, when combined with base salary, represents more than 60% of total compensation for the portfolio managers. Paying a portion of annual bonuses in stock puts compensation earned by a portfolio manager for a given year "at risk" based on the Company's ability to sustain and improve its performance over future periods.

Other compensation benefits. In addition to base compensation and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:

      Long-Term Retention and Incentive Plan ("LTIP") -- The LTIP is a long-term incentive plan that seeks to reward certain key employees. Prior to 2006, the plan provided for the grant of awards that were expressed as an amount of cash that, if properly vested and subject to the attainment of certain performance goals, will be settled in cash and/or in BlackRock, Inc. common stock. Beginning in 2006, awards are granted under the LTIP in the form of BlackRock, Inc. restricted stock units that, if properly vested and subject to the attainment of certain performance goals, will be settled in BlackRock, Inc. common stock. Each portfolio manager has received awards under the LTIP.

      Deferred Compensation Program -- A portion of the compensation paid to eligible BlackRock employees may be voluntarily deferred into an account that tracks the performance of certain of the firm's investment products. Each participant in the deferred compensation program is permitted to allocate his deferred amounts among various options, including to certain of the firm's hedge funds and other proprietary mutual funds. Each portfolio manager has participated in the deferred compensation program.

      Options and Restricted Stock Awards -- A portion of the annual compensation of certain employees is mandatorily deferred into BlackRock restricted stock units. Prior to the mandatory deferral into restricted stock units, the Company granted stock options to key employees, including certain portfolio managers who may still hold unexercised or unvested options. BlackRock, Inc. also granted restricted stock awards designed to reward certain key employees as an incentive to contribute to the long-term success of BlackRock. These awards vest over a period of years. Messrs. Amero, Marra and Phillips have each been granted stock options and/or restricted stock in prior years.

      Incentive Savings Plans -- BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan
(RSP), and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution components of the RSP include a company match equal to 50% of the first 6% of eligible pay contributed to the plan capped at $4,000 per year, and a company retirement contribution equal to 3% of eligible compensation, plus an additional contribution of 2% for any year in which BlackRock has positive net operating income. The RSP offers a range of investment options, including registered investment companies managed by the firm. Company contributions follow the investment direction set by participants for their own contributions or, absent employee investment direction, are invested into a balanced portfolio. The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares or a dollar value of $25,000. Each portfolio manager is eligible to participate in these plans.


Potential Material Conflicts of Interest

      Real, potential or apparent conflicts of interest may arise when the portfolio manager has day-to-day portfolio management responsibilities with respect to more than one fund or account, including the following.


      BlackRock has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. BlackRock has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, BlackRock furnishes investment management and advisory services to numerous clients in addition to a Series, and BlackRock may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to BlackRock, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to a Series. In addition, BlackRock, its affiliates and any officer, director, stockholder or employee may or may not have an interest in the securities whose purchase and sale BlackRock recommends to a Series. BlackRock, or any of its affiliates, or any officer, director, stockholder, employee or any member of their families may take different actions than those recommended to the Series by BlackRock with respect to the same securities. Moreover, BlackRock may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock's (or its affiliates') officers, directors or employees are directors or officers, or companies as to which BlackRock or any of its affiliates or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information. Each portfolio manager also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for the Series. In this regard, it should be noted that Messrs. Amero, Marra, Phillips, Russo and Roisenberg and Ms. Jelilian each currently manage certain accounts that are subject to performance fees. In addition, Mr. Amero assists in managing certain hedge funds and may be entitled to receive a portion of any incentive fees earned on such funds and a portion of such incentive fees may be voluntarily or involuntarily deferred. Additional portfolio managers may in the future manage other such accounts or funds and may be entitled to receive incentive fees.


      As a fiduciary, BlackRock owes a duty of loyalty to its clients and must treat each client fairly. When BlackRock purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. BlackRock attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment. To this end, BlackRock has adopted a policy that is intended to ensure that investment opportunities are allocated fairly and equitably among client accounts over time. This policy also seeks to achieve reasonable efficiency in client transactions and provide BlackRock with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base.


Series Ownership

The following table sets forth the dollar range of equity securities of each Series beneficially owned by the portfolio manager(s) as of the fiscal year ended December 31, 2007.

--------------------------------------------------------------------
        Series Name/Manager                    Dollar Range
--------------------------------------------------------------------
S&P 500 Index Series
--------------------------------------------------------------------
  Debra L. Jelilian                                None
--------------------------------------------------------------------
  Jeffrey L. Russo                                 None
--------------------------------------------------------------------
Small Cap Index Series
--------------------------------------------------------------------
  Debra L. Jelilian                                None
--------------------------------------------------------------------
  Jeffrey L. Russo                                 None
--------------------------------------------------------------------
International Index Series
--------------------------------------------------------------------
  Debra L. Jelilian                                None
--------------------------------------------------------------------
  Jeffrey L. Russo                                 None
--------------------------------------------------------------------

--------------------------------------------------------------------
Enhanced S&P 500 Series
--------------------------------------------------------------------
  Leon Roisenberg                                  None
--------------------------------------------------------------------
Enhanced International Series
--------------------------------------------------------------------
  Leon Roisenberg                                  None
--------------------------------------------------------------------
Mid Cap Index Series
--------------------------------------------------------------------
  Debra L. Jelilian                                None
--------------------------------------------------------------------
  Jeffrey L. Russo                                 None
--------------------------------------------------------------------
Extended Market Index Series
--------------------------------------------------------------------
  Debra L. Jelilian                                None
--------------------------------------------------------------------
  Jeffrey L. Russo                                 None
--------------------------------------------------------------------
Enhanced Small Cap Series
--------------------------------------------------------------------
  Leon Roisenberg                                  None
--------------------------------------------------------------------
Core Bond Enhanced Index Series
--------------------------------------------------------------------
  Scott Amero                                      None
--------------------------------------------------------------------
  Matthew Marra                                    None
--------------------------------------------------------------------
  Andrew Phillips                                  None
--------------------------------------------------------------------


Item 16. Brokerage Allocation and Other Practices.


      Subject to policies established by the Board of Directors, the Investment Adviser is primarily responsible for the execution of the Series' portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Series, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm's risk in positioning a block of securities. While the Investment Adviser generally seeks reasonable trade execution costs, the Series do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Master LLC. In return for such services, the Investment Adviser may cause a Series to pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

      Section 28(e) ("Section 28(e)") of the Securities Exchange Act of 1934 (the "Exchange Act") permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Master LLC.

      To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might pay with Series commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analyses. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Master LLC to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.

     In some cases the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

      From time to time, a Series may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The Financial Industry Regulatory Authority ("FINRA") has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

      The Investment Adviser does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for a Series; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Investment Adviser neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.

      Each Series anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Series will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

      Foreign equity securities may be held by a Series in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and Global Depository Receipts ("GDRs") or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. ADRs, like other securities traded in the United States, will be subject to negotiated commission rates.

      A Series' ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of a Series are redeemable on a daily basis in U.S. dollars, the Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.


      Set forth below is information about the brokerage commissions paid by each Series, including commissions paid to Affiliates, for the last three fiscal years.


Brokerage Commissions


                                                                     Total Brokerage Commissions
                               -----------------------------------------------------------------------------------------------------
Fiscal Year Ended                 S&P 500            Small Cap                Core Bond                Enhanced             Mid Cap
December 31,                       Index               Index               Enhanced Index             Int'l Index            Index
------------------------------------------------------------------------------------------------------------------------------------
2007                              $42,030            $116,055                 $34,253                   $99,516             $24,227
2006                              $59,332            $146,505                  $2,090                  $121,224             $14,891
2005                              $30,038             $92,896                    $0                    $218,461             $46,378


Fiscal Year Ended              International       Enhanced S&P               Extended              Enhanced Small
December 31,                       Index             500 Index              Market Index               Cap Index
------------------------------------------------------------------------------------------------------------------------
2007                             $380,321            $495,376                 $151,489                 $293,747
2006                             $161,040            $345,056                  $62,321                 $213,280
2005                             $107,738            $479,588                  $28,305                 $176,582

                                                               Total Commissions Paid to Affiliates
                               -----------------------------------------------------------------------------------------------------
Fiscal Year Ended                 S&P 500            Small Cap                Core Bond                Enhanced             Mid Cap
December 31,                       Index               Index               Enhanced Index             Int'l Index            Index
------------------------------------------------------------------------------------------------------------------------------------
2007                                $0                  $0                       $0                    $10,957              $2,171
2006                                $7                 $217                      $0                     $7,362              $2,406
2005                                $0                  $0                       $0                       $0                $2,002


Fiscal Year Ended              International       Enhanced S&P               Extended              Enhanced Small
December 31,                       Index             500 Index              Market Index               Cap Index
------------------------------------------------------------------------------------------------------------------------
2007                              $69,153             $7,233                   $4,822                   $3,251
2006                              $37,152             $6,610                   $5,398                   $3,647
2005                                $0                $5,931                   $1,929                   $1,952

For the fiscal year ended December 31, 2007, the brokerage commissions paid to Affiliates represented in the aggregate 5.96% of the aggregate brokerage commissions paid by the Master LLC and involved 28.80% of the Master LLC's dollar amount of transactions involving payment of commissions during the year.

      The Series may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Master LLC and persons who are affiliated with such persons are prohibited from dealing with the Master LLC as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market are usually with dealers acting as principal for their own accounts, affiliated persons of the Master LLC will not deal with affiliated persons, including BlackRock and its affiliates in such transactions. However, an affiliated person of the Master LLC may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Master LLC may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch, PNC or any affiliated person (as defined in the Investment Company Act) thereof is a member or in a private placement in which any such entity serves as placement agent except pursuant to procedures adopted by the Board of Directors that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See "Investment Restrictions."

      Because of the affiliation of BlackRock with the Investment Adviser, the Master LLC is prohibited from engaging in certain transactions involving such firm or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Master LLC would be prohibited from engaging in portfolio transactions with BlackRock or any of its affiliates acting as principal.

      The Master LLC has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Master LLC also has retained an affiliated entity of the Investment Adviser as the securities lending agent (the "lending agent") for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal years ended December 31, 2007, 2006 and 2005, respectively, the lending agent received $623,569, $453,327 and $305,768 in securities lending agent fees from the Master LLC. In connection with securities lending activities, the lending agent may, on behalf of a Series, invest cash collateral received by the Master LLC for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Investment Adviser or its affiliates. Pursuant to the same order, the Master LLC may invest its uninvested cash in registered money market funds advised by the Investment Adviser or its affiliates, or in a private investment company managed by the lending agent. If the Master LLC acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Master LLC's expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Master LLC. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Investment Adviser's waiver of a portion of its advisory fee.

      The value of the Series aggregate holdings of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) if any portion of such holdings were purchased during the fiscal year ended December 31, 2007 are as follows:

S&P 500 Index

Regular Broker-Dealer                          Debt (D) / Equity (E)                   Aggregate Holdings (000's)
-----------------------------------------------------------------------------------------------------------------
Citigroup, Inc.                                          E                                       $42,517
Wachovia Corp.                                           E                                       $21,649
The Bear Stearns Cos., Inc.                              E                                       $2,844

Small Cap Index

Regular Broker-Dealer                          Debt (D) / Equity (E)                   Aggregate Holdings (000's)
-----------------------------------------------------------------------------------------------------------------
Knight Capital Group, Inc.                               E                                        $670

Core Bond Enhanced Index

Regular Broker-Dealer                          Debt (D) / Equity (E)                   Aggregate Holdings (000's)
-----------------------------------------------------------------------------------------------------------------
Lehman Brothers Holdings, Inc.                           D                                       $4,897
Citigroup, Inc.                                          D                                       $4,143
Morgan Stanley                                           D                                       $4,127
The Bear Stearns Cos., Inc.                              D                                       $2,435
The Goldman Sachs Group, Inc.                            D                                       $1,765
Credit Suisse Guernsey Ltd.                              D                                       $1,224
Goldman Sachs Capital II                                 D                                        $500
Lehman Brothers Holdings Capital Trust V                 D                                        $107

International Index

Regular Broker-Dealer                          Debt (D) / Equity (E)                   Aggregate Holdings (000's)
-----------------------------------------------------------------------------------------------------------------
Credit Suisse Group                                      E                                       $5,079

Enhanced S&P 500 Index

Regular Broker-Dealer                          Debt (D) / Equity (E)                   Aggregate Holdings (000's)
-----------------------------------------------------------------------------------------------------------------
The Goldman Sachs Group, Inc.                            E                                       $6,538
Wachovia Corp.                                           E                                       $2,958
Lehman Brothers Holdings, Inc.                           E                                       $1,420

Enhanced International Index

Regular Broker-Dealer                          Debt (D) / Equity (E)                   Aggregate Holdings (000's)
-----------------------------------------------------------------------------------------------------------------
Credit Suisse Group                                      E                                       $1,189

Mid Cap Index

Regular Broker-Dealer                          Debt (D) / Equity (E)                   Aggregate Holdings (000's)
-----------------------------------------------------------------------------------------------------------------
None

Extended Market Index

Regular Broker-Dealer                          Debt (D) / Equity (E)                   Aggregate Holdings (000's)
-----------------------------------------------------------------------------------------------------------------
None

Enhanced Small Cap Index

Regular Broker-Dealer                          Debt (D) / Equity (E)                   Aggregate Holdings (000's)
-----------------------------------------------------------------------------------------------------------------
None

      Section 11(a) of the Exchange Act generally prohibits members of the United States national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Master LLC in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Master LLC and annual statements as to aggregate compensation will be provided to the Master LLC.

      The Board of Directors has considered the possibility of seeking to recapture for the benefit of the Series brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Series to the Investment Adviser. After considering all factors deemed relevant, the Board of Directors made a determination not to seek such recapture. The Directors will reconsider this matter from time to time.


      Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Series or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Item 17.  Capital Stock and Other Securities.


      The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC's Part A. Under the Limited Liability Company Agreement ("LLC Agreement") that establishes the Master LLC, a Delaware limited liability company, the Directors are authorized to issue interests in each Series of the Master LLC. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series in which they have invested. Upon liquidation or dissolution of a Series, investors are entitled to share in proportion to their investment in such Series' net assets available for distribution to its investors. Interests in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series generally may not be transferred.

      Each investor, including each Feeder Fund, is entitled to a vote in proportion to the amount of its interest in a Series or in the Master LLC, as the case may be. Investors in the Master LLC, or in any Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

      A Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Directors and consented to by the Holders holding not less than two-thirds of the interests in such Series, or (ii) by unanimous consent of the Directors by written notice of such dissolution to the Holders of the interests of such Series. The Master LLC shall be dissolved upon the dissolution of the last remaining Series.

      The LLC Agreement provides that obligations of the Master LLC and the Series are not binding upon the Directors individually but only upon the property of the Series and that the Directors will not be liable for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the LLC Agreement protects a Director against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The LLC Agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, their Holders, Directors, officers, employees and agents covering possible tort and other liabilities.

      The Master LLC consists of nine Series. The Master LLC reserves the right to create and issue interests in a number of additional Series. As indicated above, Holders of each Series participate equally in the earnings and assets of the particular Series. Holders of each Series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Series vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a Series, the Holders of such Series are entitled to share in proportion to their investment in the net assets of such Series available for distribution to Holders.


Item 18.  Purchase, Redemption and Pricing of Securities.


      Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of Holders of any Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      The net asset value of each Series is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


      The net asset value of a Series is computed by deducting the amount of the Series' total liabilities from the value of its total assets. Expenses, including the fees payable to the Investment Adviser, are accrued daily.


      Securities that are held by a Series that are traded on stock exchanges or the NASDAQ Stock Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services in accordance with a valuation policy approved by the Board of Directors of the Master LLC. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

      Options written are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers or by a pricing service approved by the Board of Directors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

      Repurchase agreements are valued at cost plus accrued interest. Each Series employs pricing services to provide certain securities prices for the Series. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by a Series, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC's Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors.

      Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of a Series' shares are determined as of such times. Foreign currency exchange rates also are generally determined as of the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Series' net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Master LLC's Board of Directors or by the Investment Adviser using a pricing service in accordance with a valuation policy and/or procedures approved by the Master LLC's Board of Directors.

      Each investor in the Master LLC, including each Feeder Fund, may add to or reduce its investment in any Series on each day the Exchange is open for trading. The value of each investor's interest in a Series will be determined after the close of business on the Exchange by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate interests in such Series. Any additions or withdrawals, to be effected on that day, will then be effected. The investor's percentage of the aggregate interests in a Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor's interest in such Series after the close of business of the Exchange or the next determination of net asset value of the Series. For further information concerning the Series' net asset value, and the valuation of the Series' assets, see Part A.

      Redemptions.

      An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, an investor requests redemption-in-kind or a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series.

      If redemption-in-kind is made, shareholders who receive securities and sell them could receive proceeds equal to less than the redemption value of their securities due to transaction costs. Investments in any Series of the Master LLC may not be transferred without the prior written consent of all of the Directors except that an investor may transfer any or all of its investment to another current shareholder with such consent.

      The Master LLC, on behalf of the Series, has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Series with a temporary source of cash to be used to meet redemption requests from Series Shareholders in extraordinary or emergency circumstances.

Item 19.  Taxation of the Master LLC

      The Master LLC is organized as a Delaware limited liability company. Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any federal income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income, capital gain, losses, deductions and credits in determining its federal income tax liability. The determination of such share will be made in accordance with the Code and Treasury regulations promulgated thereunder.


      Although, as described above, the Series will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company ("RIC") will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of its items of income, gain, loss and deduction of a Series as they are taken into account by the Series.

      The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. Each Series intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Series' taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amounts by which it does not meet the foregoing distribution requirements.

      Each Series may purchase or sell options and futures and foreign currency options and futures, and related options on such futures. Options and futures contracts that are "Section 1256 contracts" will be "marked to market" for federal income tax purposes at the end of each taxable year, i.e., each option or futures contract will be treated as sold for its fair market value on the last business day of the taxable year. In general, unless a special election is made, gain or loss from transactions in Section 1256 contracts will be 60% long term and 40% short term capital gain or loss. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any prior year-end gain or loss.


      Foreign currency gains or losses from non-U.S. dollar referenced or denominated debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not Section 1256 contracts generally will be treated as ordinary income or loss.

      Certain hedging transactions undertaken by a Series may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Series. In addition, losses realized by the Series on positions that are part of a straddle may be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Series may make one or more of the elections available under the Code which are applicable to straddles. If the Series makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. These rules may also require a Series to capitalize (rather than deduct) interest and carrying charges allocable to the straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.


      The Series may be subject to a withholding taxes imposed by a foreign country on dividend or interest income received with respect to securities of a non-U.S. issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Series to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series' assets to be invested within various countries is not known and is expected to vary.

      The Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series, such as investments in obligations having original issue discount (including asset-backed securities), Section 1256 contracts (as described above), non U.S. currency referenced or denominated debt instruments, or contingent payment and inflation-indexed debt instruments. Because such income may not be matched by a corresponding cash receipt, the Series may be required to borrow money or dispose of other securities to be able to make distributions to investors.

      As a result of entering into swap contracts, a Series may make or receive periodic net payments. A Series may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if a Series has been a party to the swap for more than one year). The tax treatment of many types of credit default swaps is uncertain.

      In general, gain or loss on a short sale is recognized when a Series closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally considered as capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in a Series' hands. Except with respect to certain situations where the property used by a Series to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of "substantially identical property" held by a Series. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by a Series for more than one year. In general, a Series will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.

      The tax treatment of certain securities in which a Series may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Series could result in adjustments to the income of the Series.

      Under the LLC Agreement, each Series is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Series level. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs.

Item 20.  Underwriters.


      The exclusive placement agent for the Master LLC is BDI (the "Placement Agents"), an affiliate of the Investment Adviser, with offices at 760 Moore Road, King of Prussia, PA 19406. Pursuant to the Placement Agency Agreement, the Master LLC agrees to pay the Placement Agent's out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and the similar organizations and entities may continuously invest in the Master LLC.


Item 21.  Calculation of Performance Data.


      Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Master LLC will not advertise the Series' performance. However, certain of the Master LLC's Holders may from time to time advertise their performance, which will be based upon the Master LLC's performance.


      Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Commission.

      Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any.

      Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

      Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, and assuming complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the he reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.


      Annual, average annual, annualized and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.


      Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by
(b) the average number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

Item 22. Financial Statements.


The audited financial statements of the following Series, including the reports of the independent registered public accounting firm, are incorporated in this Part B by reference to their respective Feeder Fund's 2007 Annual Report. You may request a copy of the Annual Reports at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time Monday to Friday.


                                               Feeder Fund's Annual
       Series                                         Report
       ------                                  --------------------
S&P 500 Index Series                    BlackRock S&P 500 Index Fund of
                                        BlackRock Index Funds, Inc.

Small Cap Index Series                  BlackRock Small Cap Index Fund of
                                        BlackRock Index Funds, Inc.

International Index Series              BlackRock International Index Fund
                                        of BlackRock Index Series, Inc.


      The audited financial statements, including the reports of the independent registered public accounting firm, of Core Bond Enhanced Index, Mid Cap Index Series, Extended Market Index Series, Enhanced Small Cap Series, Enhanced S&P 500 Series and Enhanced International Series for the fiscal year ended December 31, 2007 are incorporated in this Part B by reference to their respective 2007 Certified Shareholder Report filed with the Commission.

                                   APPENDIX A
                           Description OF BOND RATINGS

Description of Moody's Investors Service, Inc.'s ("Moody's") Bond Ratings

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Moody's U.S. Short-Term Ratings

MIG 1/VMIG 1      This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2      This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3/VMIG 3      This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG                This designation denotes speculative-grade credit quality.
                  Debt instruments in this category may lack sufficient margins of protection.

Description of Moody's Commercial Paper Ratings

      Moody's Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

      Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of short term promissory obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

      Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

      Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes to the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

      Issuers rated Not Prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Debt Ratings

      A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations or a specific program. It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation.

      The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor's from other sources Standard & Poor's considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or

      The issue credit ratings are based, in varying degrees, on the following considerations:

      I. Likelihood of payment--capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

      II. Nature of and provisions of the obligation;

      III. Protection afforded to, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Long Term Issue Credit Ratings

AAA An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. Capacity to meet its financial commitment on the obligation is extremely strong.

AA An obligation rated "AA" differs from the highest rated issues only in small degree. The Obligor's capacity to meet its financial commitment on the obligation is very strong.

A An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB    An obligation rated "BB," "B," "CCC," "CC" and "C" are regarded as having
B     significant speculative characteristics. "BB" indicates the least degree
CCC   of speculation and "C" the highest degree of speculation. While such debt
CC    will likely have some quality and protective characteristics, these may be
C outweighed by large uncertainties or major risk exposures to adverse conditions.

D An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

c The 'c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

pr The letters 'pr' indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to the completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r The 'r' modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an 'r' modifier should not be taken as an indication that an obligation will not exhibit extraordinary non-credit related risks. Standard & Poor's discontinued the use of the 'r' modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

N.R. This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

      Plus (+) or Minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Description of Standard & Poor's Commercial Paper Ratings

      A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from "A-1" for the highest-quality obligations to "D" for the lowest. These categories are as follows:

A-1 A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3 A short-term obligation rated "A-3" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B A short-term obligation rated "B" is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C A short-term obligation rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D A short-term obligation rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

c The "c" subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

pr The letters "pr" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing

r The 'r' modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an 'r' modifier should not be taken as an indication that an obligation will not exhibit extraordinary non-credit related risks. Standard & Poor's discontinued the use of the 'r' modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

      A commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

      A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long term debt rating. The following criteria will be used in making that assessment.

      --Amortization schedule--the larger the final maturity relative to other maturities, the more likely it will be treated as a note.

      --Source of payment--the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

      Note rating symbols are as follows:

SP-1 Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3     Speculative capacity to pay principal and interest.

Description of Fitch Ratings' ("Fitch") Investment Grade Bond Ratings

      Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The rating represents Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

      The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

      Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guarantees unless otherwise indicated.

      Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

      Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

      Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "F-1+."

A Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds considered to be investment grade and of satisfactory-credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

Description of Fitch's Speculative Grade Bond Ratings

      Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings ("BB" to "C") represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating ("DDD" to "D") is an assessment of the ultimate recovery value through reorganization or liquidation. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength.

      Bonds that have the rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C        Bonds are in imminent default in payment of interest or principal.

D        Bonds are in default on interest and/or principal payments. Such bonds
DD       are extremely speculative and should be valued on the basis of their
DDD ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

         Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "DDD," "DD," or "D" categories.

Description of Fitch's Short term Ratings

      Fitch's short term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and investment notes.

      The short term rating places greater emphasis than a long term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

      Fitch short term ratings are as follows:

F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" and "F-1" ratings.

F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

B Indicates an uncertain capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Such capacity is highly susceptible to near-term adverse changes in financial and economic conditions.

C Indicates a highly uncertain capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Capacity or meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D                 Indicates actual or imminent payment default.

NR                Indicates that Fitch does not rate the specific issue.


WD Indicates that the rating has been withdrawn and is no longer maintained by Fitch.

FitchAlert        Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive," indicating a potential upgrade, "Negative," for potential downgrade, or "Evolving," where ratings may be raised or lowered. FitchAlert is relatively short term, and should be resolved within 12 months.

      Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.

                            PART C. OTHER INFORMATION

Item 23. Exhibits

Exhibit                                 Description
Number
1(a)             Declaration of Trust of Registrant.(1)

1(b)             Certificate of Trust.(1)

1(c)             Amendment to Declaration of Trust.(2)

1(d)             Amendment No. 2 to Declaration of Trust.(4)

1(e)             Certificate of Amendment to Certificate of Trust.(4)

1(f)             Amendment No. 3 to Declaration of Trust.(5)

1(g)             Certificate of Amendment to Certificate of Trust.(5)

1(h)             Amendment No. 4 to Declaration of Trust.(6)

1(i)             Amendment No. 5 to Declaration of Trust.(12)

1(j)             Amendment No. 6 to Declaration of Trust.(12)

1(k) Certificate of Conversion Converting Quantitative Master Series Trust to Quantitative Master Series LLC.*

1(l)             Certificate of Formation of Quantitative Master Series LLC.*

1(m)             Limited Liability Company Agreement of the Registrant, dated
                 June 15, 2007.*

2                By-Laws of Registrant.*

3                Copies of instrument Defining Rights of Interestholders.
                 Incorporated by reference to Exhibits 1 and 2 above.

4(a) Form of Investment Advisory Agreement between Registrant and BlackRock Advisors, LLC.(3)

4(b) Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.(3)

4(c) Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Financial Management, Inc.(3)

5                Form of Placement Agency Agreement with BlackRock Distributors,
                 Inc. ("BDI").(3)

6                Not applicable.

7(a)             Form of Custody Agreement with Merrill Lynch Trust Company.(2)

7(b)             Form of Custody Agreement with JPMorgan Chase Bank.(10)

8(a)             Licensing Agreement.(2)

8(b)(1) Form of Fee Waiver Agreement by and among Registrant, BlackRock Index Funds Inc., and BlackRock Advisors, LLC.(3)

8(b)(2) Form of Fee Waiver/Expense Reimbursement Agreement by and among Registrant, BlackRock Index Funds, Inc., and BlackRock Advisors, LLC.(3)

8(c)(1)          Form of Transfer Agency Agreement between Registrant and
                 PFPC Inc.(9)

8(c)(2) Form of Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(14)

8(d) Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(8)

8(e) Form of Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC, dated June 1, 2007.(11)

9                Not applicable.

10               Not applicable.

11               Code of Ethics.(7)

12               Power of Attorney.(13)

----------
*        To be filed by herewith.


(1) Incorporated by reference to identically numbered Exhibit to Registrant's initial Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File No. 811-7885) (the "Registration Statement").

(2) Filed on February 3, 1997 as an Exhibit to Amendment No. 1 to the Registration Statement.

(3) Filed on April 30, 2007 as an Exhibit to Amendment No. 18 to the Registration Statement.

(4) Filed on August 2, 1999 as an Exhibit to Amendment No. 4 to the Registration Statement.

(5) Filed on December 22, 1999 as an Exhibit to Amendment No. 6 to the Registration Statement.

(6) Filed on October 11, 2000 as an Exhibit to Amendment No. 8 to the Registration Statement.

(7) Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-2 of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.

(8) Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Merrill Lynch Growth Fund (File Nos. 33-10794 and 811-4934), filed on February 16, 2001.

(9) Incorporated by reference to Exhibit 8(a) to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. (File No. 2-62329), filed on September 15, 2006.

(10) Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Mercury Global Holdings, Inc. (File No. 2-9834), filed on March 28, 2002.

(11) Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 40 to the Registration Statement on Form N1-A of Merrill Lynch Ready Assets Trust (File No. 2-52711), filed on April 21, 2008.

(12) Filed on April 30, 2003 as an Exhibit to Amendment No. 13 to the Registration Statement.

(13) Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Merrill Lynch U.S.A. Government Reserves (File No. 2-78702), filed on December 21, 2007.

(14) Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of Merrill Lynch Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 21, 2006.



Item 24. Persons Controlled by or under Common Control with Registrant.

         The Registrant is not controlled by or under common control with any other person.

Item 25.  Indemnification.


      As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the "1940 Act"), and pursuant to Sections 8.2, 8.3 and 8.4 of
Article VIII of the Registrant's Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC (the "Company") will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

      Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      Article VIII, Section 8.3 of the Registrant's Limited Liability Company Agreement provides:

      Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

      (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

      (b) the Company shall be insured against losses arising by reason of any lawful advances; or

      (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

            (i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

            (ii) an independent legal counsel in a written opinion.

      Article VIII, Section 8.4 of the Registrant's Limited Liability Company Agreement further provides:

      No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company or any Series against any liability to the Company or any Series to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Company or any Series.

      As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

      The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.  Business and Other Connections of Investment Adviser.

      (a) BlackRock Advisors, LLC (currently known as BlackRock Advisors, Inc.) was organized in 1994 for the purpose of providing advisory services to investment companies. The list required by this Item 26 of officers and directors of BlackRock Advisors, Inc., together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, Inc. pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

      (b) BlackRock Financial Management, Inc. ("BFM") is an indirect majority-owned subsidiary of PNC Bank Corp. BFM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The list required by this Item 26 of officers and directors of BFM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BFM pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-48433).


      (c) BlackRock Investment Management, LLC ("BIM"), is a subsidiary of BlackRock, Inc. BIM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The list required by this Item 26 of officers and directors of BIM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIM pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-56972).

Item 27.  Principal Underwriters.


      (a) BDI act as the principal underwriter or the placement agent for each of the following open-end investment companies, including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Commodity Strategies Fund, BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Growth Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Emerging Markets Fund, Inc., BlackRock Global Financial Services Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, BlackRock Series Fund, Inc., BlackRock Technology Fund, Inc., BlackRock Value Opportunities Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc., BlackRock Mid Cap Value Opportunities Series, Inc., BlackRock Short-Term Bond Series, Inc., BlackRock International Value Trust, Master Value Opportunities LLC, Master Basic Value LLC, Master Focus Growth LLC, Short-Term Master LLC, Master Commodity Strategies LLC, Master Bond LLC, BlackRock Master LLC, Global Financial Services Master LLC, Master Large Cap Series LLC, Quantitative Master Series LLC and Master Institutional Money Market LLC. BDI also acts as the principal underwriters for the following closed-end registered investment companies: BlackRock Multi Strategy Hedge Advantage, BlackRock Multi-Strategy Hedge Opportunities LLC, BlackRock Senior Floating Rate Fund, Inc., BlackRock Senior Floating Rate Fund II, Inc. and Master Senior Floating Rate LLC.

      BDI currently also acts as distributor for BlackRock Funds, BlackRock Funds II, BlackRock Liquidity Funds and BlackRock Bond Allocation Target Shares.

      (b) Set forth below is the information concerning each director, officer or partner of BDI. The principal business address of each such person is 760 Moore Road, King of Prussia, PA 19406. No individual listed in the chart below is an officer or employee of the Registrant.


   Name                              Position With BDI
   ----                              -----------------
Thomas Deck             President; Chief Executive Officer
Michael Denofrio        Director
Nicholas Marsini        Director
Rita Adler              Chief Compliance Officer
John Munera             Anti-Money Laundering Officer
Jodi Jamison            Chief Legal Officer
Julie Bartos            Assistant Secretary; Assistant Clerk
Charlene Wilson         Treasurer; Chief Financial Officer; Financial &
                        Operations Principal
Maria Schaffer          Assistant Treasurer; Controller
Bruno Di Stefano        Vice President
Susan K. Moscaritolo    Vice President, Secretary & Clerk
Jason Greim             Assistant Vice President
Carol Bommarito         Assistant Vice President


      (c) Not Applicable.

Item 28.  Location of Accounts and Records.

      All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:


            (a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.


            (b) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

            (c) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 (records relating to its functions as placement agent).

            (d) BlackRock Financial Management, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its functions as sub-adviser).

            (e) BlackRock Investment Management, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as sub-adviser).

            (f) PFPC Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).


Item 29.  Management Services.

      Other than as set forth under the captions "Management, Organization, and Capital Structure" and "Management of the Registrant" in Parts A and B, respectively, of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

      None.

                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 29th day of April 2008.

                                     Quantitative Master Series LLC


                                              (Registrant)


                                     By: /s/ Donald C. Burke
                                         ----------------------------
                                         Donald C. Burke
                                         (President and Chief Executive Officer)

                                  Exhibit Index

1 (k) - Certificate of Conversion Converting Quantitative Master Series Trust to Quantitative Master Series LLC.

1 (l) - Certificate of Formation of Quantitative Master Series LLC.

1(m) - Limited Liability Company Agreement of the Registrant, dated June 15,
2007.

2 - By-Laws of Registrant.